UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Wal-Mart Stores, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(479) 273-4000

Corporate website: www.walmartstores.com

NOTICE OF 2008 ANNUAL SHAREHOLDERS’ MEETING

To Be Held June 6, 2008

Please join us for the 2008 Annual Shareholders’ Meeting of Wal-Mart Stores, Inc. The meeting will be held on Friday, June 6, 2008, at 7:00 a.m. in Bud Walton Arena, University of Arkansas, Fayetteville, Arkansas.

The purposes of the 2008 Annual Shareholders’ Meeting are:

(1)	to elect as directors the 15 nominees named in the attached proxy statement;

(2)	to approve the Wal-Mart Stores, Inc. Management Incentive Plan, as amended and restated;

(3)	to ratify the appointment of Ernst & Young LLP as the independent accountants of Wal-Mart Stores, Inc.;

(4)	to vote on the eight shareholder proposals described in the attached proxy statement; and

(5)	to transact other business properly brought before the 2008 Annual Shareholders’ Meeting.

You must be the holder of record of shares of Wal-Mart Stores, Inc. common stock at the close of business on April 10, 2008, to vote at the 2008 Annual Shareholders’ Meeting. If you plan to attend, please bring the Admittance Slip on the back cover and picture identification. Regardless of whether you will attend, please vote as described on page 5 of the proxy statement. Voting in any of the ways described will not prevent you from attending the 2008 Annual Shareholders’ Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2008 Annual Shareholders’ Meeting. Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the internet. This proxy statement and our Annual Report to Shareholders for the fiscal year ended January 31, 2008, along with a press release relating to two new nominees for election as directors, are available at our corporate website and may be accessed at www.walmartstores.com by clicking on “Investors” and then “Annual Shareholders’ Meeting.” In accordance with such rules, we do not use “cookies” or other software that identifies visitors accessing these materials on our website.

By Order of the Board of Directors

Thomas D. Hyde

Secretary

Bentonville, Arkansas

April 22, 2008

Admittance Requirements on Back Cover

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(479) 273-4000

Corporate website: www.walmartstores.com

PROXY STATEMENT

This proxy statement and accompanying proxy card are being mailed beginning April 22, 2008, in connection with the solicitation of proxies by the Board of Directors of Wal-Mart Stores, Inc., a Delaware corporation, for use at the 2008 Annual Shareholders’ Meeting. The meeting will be held in Bud Walton Arena, University of Arkansas, Fayetteville, Arkansas, on Friday, June 6, 2008, at 7:00 a.m.

TABLE OF ABBREVIATIONS

The following abbreviations are used for terms that appear in more than one section of this proxy statement:

2005 Stock Incentive Plan: Wal-Mart Stores, Inc. Stock Incentive Plan of 2005, as it amended and restated the Wal-Mart Stores, Inc. Stock Incentive Plan of 1998

Annual Report to Shareholders: the Wal-Mart 2008 Annual Report to Shareholders

Associate: an employee of Wal-Mart or one of its subsidiaries

Board: the Board of Directors of Wal-Mart

Board committees:

Audit Committee

CNGC: Compensation, Nominating and Governance Committee

Executive Committee

SOC: Stock Option Committee

SPFC: Strategic Planning and Finance Committee

Bylaws: the amended and restated Bylaws of Wal-Mart, effective as of September 21, 2006

Categorical Standards: standards adopted by the Board that describe types of relationships that a director might have with Wal-Mart or its subsidiaries that the Board believes are per se immaterial to a director’s independence, as permitted by the NYSE Listed Company Manual

CD&A: the Compensation Discussion and Analysis, located in this proxy statement

CEO: the Chief Executive Officer

CFO: the Chief Financial Officer

Chairman: the Chairman of a board of directors

Computershare: Computershare Trust Company, N.A., Wal-Mart’s transfer agent

Deferred Compensation Plan: the Wal-Mart Stores, Inc. Officer Deferred Compensation Plan, as amended and restated effective January 1, 2005

Director Compensation Plan: the Wal-Mart Stores, Inc. Director Compensation Plan, as amended and restated effective January 1, 2005

E&Y: Ernst & Young LLP, Wal-Mart’s independent registered public accounting firm

Exchange Act: the Securities Exchange Act of 1934, as amended

Executive Officers: certain senior officers designated by the Board and as defined by Rule 3b-7 under the Exchange Act that have certain disclosure obligations and who also must report certain transactions in equity securities of the Company under Section 16

Fiscal 2006, fiscal 2007, fiscal 2008, and fiscal 2009: Wal-Mart’s fiscal years ending January 31, 2006, 2007, 2008, and 2009, respectively

Independent Directors: the directors whom the Board has determined have no material relationships with the Company pursuant to the standards set forth in the NYSE Listed Company Manual and, as to members of the Audit Committee, who meet the requirements of Section 10A of the Exchange Act and Rule 10A-3 under the Exchange Act

Management Incentive Plan or MIP: the Wal-Mart Stores, Inc. Management Incentive Plan, as amended and restated effective February 1, 2008

Named Executive Officers or NEOs: the Company’s President and CEO, CFO, and the next three most highly compensated Executive Officers

Non-Management Directors: the members of the Board who do not hold another position with Wal-Mart or one of its subsidiaries

NYSE: the New York Stock Exchange

NYSE Listed Company Manual: the manual of the NYSE that sets forth policies, practices, and procedures for companies with securities listed for trading on the NYSE

Profit Sharing/401(k) Plan: the Wal-Mart Profit Sharing and 401(k) Plan, as restated effective October 31, 2003, and subsequently amended

SEC: the Securities and Exchange Commission

Section 16: Section 16 of the Exchange Act

SERP: the Wal-Mart Stores, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2005

Share or Shares: a share or shares of Wal-Mart common stock, $0.10 par value per share

SOX: the Sarbanes-Oxley Act of 2002

Stock Purchase Plan: the Wal-Mart Stores, Inc. 2004 Associate Stock Purchase Plan, as restated effective February 1, 2004, and subsequently amended

Wal-Mart, the Company, “we,” “our” or “us”: Wal-Mart Stores, Inc.

Your proxy is solicited by the Board. The Company pays the cost of soliciting your proxy and reimburses brokers and others for forwarding to you the proxy statement, proxy card, and Annual Report to Shareholders.

VOTING INFORMATION

Who may vote?    You may vote if you were the holder of record of Shares at the close of business on April 10, 2008. You are entitled to one vote on each matter presented at the 2008 Annual Shareholders’ Meeting for each Share you owned on that date. If your Shares are held in “street name” through a bank, broker, or other nominee, you must obtain a proxy, executed in your favor, from the holder of record as of the close of business on April 10, 2008, to be able to vote at the meeting. As of April 10, 2008, Wal-Mart had 3,950,091,346 Shares outstanding.

What am I voting on?    You are voting on:

•	the election as directors of the 15 nominees named in this proxy statement;

•	the approval of the Management Incentive Plan;

•	the ratification of the appointment of E&Y as Wal-Mart’s independent accountants;

•	the eight shareholder proposals described in this proxy statement; and

•	other matters properly brought before the 2008 Annual Shareholders’ Meeting.

Who counts the votes?     Computershare will count the votes. The Board has appointed two employees of Computershare as the inspectors of the election.

Is my vote confidential?    Yes, your proxy card or ballot and voting records will not be disclosed unless the law requires disclosure, you request disclosure, or your vote is cast in a contested election. If you write comments on your proxy card or ballot, your comments will be provided to Wal-Mart, but how you voted will remain confidential.

What is the quorum requirement for holding the 2008 Annual Shareholders’ Meeting?    The holders of a majority of the Shares outstanding as of the record date for the meeting must be present in person or represented by proxy for the meeting to be held.

What vote is required to elect a director at the 2008 Annual Shareholders’ Meeting?    In an uncontested election of directors, to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of Shares present in person or represented by proxy at the 2008 Annual Shareholders’ Meeting and entitled to vote on the election of directors (a “majority vote”). In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes of the holders of Shares present in person or represented by proxy at the 2008 Annual Shareholders’ Meeting and entitled to vote on the election of directors. Under the Bylaws, an “uncontested election” is an election in which the number of nominees for director is not greater than the number to be elected and a “contested election” is an election in which the number of nominees for director is greater than the number to be elected.

What happens if a director nominee does not receive a majority vote in an uncontested election at the 2008 Annual Shareholders’ Meeting?    A director nominee who is not an incumbent Board member and who does not receive a majority vote will not be elected as a director and a vacancy will be left on the Board.

Any incumbent director who is a director nominee and who does not receive a majority vote must promptly tender his or her offer of resignation as a director for consideration by the Board. Each incumbent director standing for re-election at the 2008 Annual Shareholders’ Meeting has agreed to resign, upon acceptance of such resignation by the Board, if he or she does not receive a majority vote. The Board must accept or reject such resignation within 90 days following certification of the shareholder vote in accordance with the procedures established by the Bylaws.

If a director’s resignation offer is not accepted by the Board, that director will continue to serve until the Company’s next annual shareholders’ meeting and his or her successor is duly elected and qualified or until the director’s earlier death, resignation, or removal. The Board, in its sole discretion, may either fill a vacancy resulting from a director nominee not receiving a majority vote pursuant to the Bylaws or decrease the size of the Board to eliminate the vacancy.

What vote is required to pass the other proposals at the 2008 Annual Shareholders’ Meeting?    The affirmative vote of the holders of a majority of the Shares present in person or represented by proxy at the meeting and entitled to vote is required for ratification of the appointment of E&Y as Wal-Mart’s independent accountants, for approval of the Management Incentive Plan, and for each of the shareholder proposals.

What is the effect of an “abstention” or “withhold” vote on the proposals to be voted on at the 2008 Annual Shareholders’ Meeting?    A Share voted “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Therefore, an abstention will not have any effect on the election of directors. Because each of the other proposals requires the affirmative vote of the holders of a majority of the Shares present and entitled to vote on each such proposal in order to pass, an abstention will have the effect of a vote against each of the other proposals. A “withhold” vote with respect to any director nominee will have the effect of a vote against such nominee.

What is the effect of a “broker non-vote” on the proposals to be voted on at the 2008 Annual Shareholders’ Meeting?    A “broker non-vote” occurs if your Shares are not registered in your name and you do not provide the record holder of your Shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the record holder is not permitted to vote on the matter without instructions from you under applicable NYSE rules. A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” or “entitled to vote” with respect to such matter. Therefore, broker non-votes will not have any effect on any of the matters to be voted on at the 2008 Annual Shareholders’ Meeting.

Under NYSE rules, the eight shareholder proposals described in this proxy statement are not considered discretionary items. Therefore, if you do not provide instructions to the record holder of your Shares with respect to these proposals, a broker non-vote will result with respect to these proposals. The election of directors, the ratification of appointment of independent accountants, and the approval of the Management Incentive Plan are routine items under NYSE rules. As a result, brokers who do not receive instructions as to how to vote on these matters generally may vote on these matters in their discretion.

How do I vote?    The process for voting your Shares depends on how your Shares are held. Generally, you may hold Shares in your name as a “record holder” or in “street name” (that is, through a nominee, such as a broker or bank).

If you are a record holder, you may vote by proxy or you may vote in person at the 2008 Annual Shareholders’ Meeting. If you are a record holder and would like to vote your Shares by proxy prior to the 2008 Annual Shareholders’ Meeting, there are three ways for you to vote:

•	call 1-800-652-VOTE (1-800-652-8683) within the U.S., Canada, and Puerto Rico and outside of the U.S., Canada, and Puerto Rico, call 1-781-575-2300;

•	log on to the internet at: www.investorvote.com/wmt and follow the instructions at that site; or

•	complete, sign, and mail the proxy card in the enclosed return envelope.

Please note that telephone and internet voting will close at 11:00 p.m. (CT) on June 5, 2008.

If you plan to attend the 2008 Annual Shareholders’ Meeting and wish to vote in person, you will be given a ballot at the 2008 Annual Shareholders’ Meeting. Please note that you may vote by proxy prior to June 6, 2008 and still attend the 2008 Annual Shareholders’ Meeting.

If your Shares are held in the name of a broker, bank, or other nominee, you should receive separate instructions from the holder of your Shares describing how to vote. Nonetheless, if your Shares are held in the name of a broker, bank, or other nominee and you want to vote in person, you will need to obtain (and bring with you to the 2008 Annual Shareholders’ Meeting) a legal proxy from the record holder of your Shares (who must have been the record holder of your Shares as of the close of business on April 10, 2008) indicating that you were a beneficial owner of Shares as of the close of business on April 10, 2008, as well as the number of Shares of which you were the beneficial owner on the record date.

If your Shares are held through the Profit Sharing/401(k) Plan or the Wal-Mart Puerto Rico Profit Sharing and 401(k) Plan and you do not vote your Shares in one of the methods described above, your Shares will be voted by the Retirement Plans Committee of the Company in accordance with the rules of the applicable plan.

What if I do not specify a choice for a matter when returning a proxy?     Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your Shares: FOR all of the nominees for director named in this proxy statement; FOR the ratification of E&Y as Wal-Mart’s independent accountants; FOR approval of the Management Incentive Plan; and AGAINST each of the eight shareholder proposals.

Can I revoke my proxy?    Yes, you can revoke your proxy if you are a record holder by:

•	filing written notice of revocation with Wal-Mart’s Corporate Secretary before the 2008 Annual Shareholders’ Meeting;

•	signing a proxy bearing a later date than the proxy being revoked and submitting it to Wal-Mart’s Corporate Secretary before the 2008 Annual Shareholders’ Meeting; or

•	voting in person at the 2008 Annual Shareholders’ Meeting.

If your Shares are held in street name through a broker, bank, or other nominee, you need to contact the holder of your Shares regarding how to revoke your proxy.

INFORMATION ABOUT THE BOARD

Wal-Mart’s directors are elected at each annual shareholders’ meeting and hold office until the next election. All nominees for election to the Board are presently directors of Wal-Mart, except for Gregory B. Penner and Arne M. Sorenson, who are standing for election as directors for the first time. Assuming shareholders elect all the director nominees named in this proxy statement at the 2008 Annual Shareholders’ Meeting, Wal-Mart will continue to have 15 directors. The Board has authority under the Bylaws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease the Board’s size between annual shareholders’ meetings.

Your proxy holder will vote your Shares for the Board’s nominees unless you instruct otherwise. If a nominee is unable to serve as a director, your proxy holder may vote for any substitute nominee proposed by the Board.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The following candidates are nominated by the Board based on the recommendation of the CNGC. They have held the positions shown for at least five years unless otherwise noted. They were selected on the basis of outstanding achievement in their professional careers; broad experience; wisdom; personal and professional integrity; ability to make independent, analytical inquiries; experience with and understanding of the business environment; and willingness to devote adequate time to Board duties. The Board is committed to a diverse membership. In selecting nominees, the Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference.

Aida M. Alvarez, 58

Ms. Alvarez is the former Administrator of the U.S. Small Business Administration and was a member of President Clinton’s Cabinet from 1997 to 2001. She was the founding Director of the Office of Federal Housing Enterprise Oversight, the financial regulator of Fannie Mae and Freddie Mac, from 1993 to 1997. Ms. Alvarez was a vice president in public finance at First Boston Corporation and Bear Stearns & Co., Inc. prior to 1993. She is presently Chair of the Latino Community Foundation of San Francisco and a director of UnionBanCal Corporation. Ms. Alvarez also serves on the diversity advisory board for Deloitte & Touche LLP. Ms. Alvarez has been a member of the Board since 2006.

James W. Breyer, 46

Mr. Breyer is a Managing Partner of Accel Partners, a venture capital firm. He also serves as a director of RealNetworks, Inc., Marvel Entertainment, Inc., and several private companies. Mr. Breyer has been a member of the Board since 2001.

M. Michele Burns, 50

Ms. Burns is the Chairman and CEO of Mercer LLC, a subsidiary of Marsh & McLennan Companies, Inc. She joined Marsh & McLennan Companies, Inc., a global professional services and consulting firm, in March 2006 and served as Executive Vice President and CFO until September 2006. She is the former Executive Vice President, CFO, and Chief Restructuring Officer of Mirant Corporation, an energy company, where she served from April 2004 to December 2005. She served as the Executive Vice President and CFO of Delta Air Lines, Inc., an air carrier, from August 2000 through April 2004. She also serves as a director of Cisco Systems, Inc. Ms. Burns has been a member of the Board since 2003.

James I. Cash, Jr., 60

Dr. Cash is the James E. Robison Emeritus Professor of Business Administration at Harvard Business School, where he served from July 1976 to October 2003. Dr. Cash also served as the Senior Associate Dean and Chairman of HBS Publishing while on the faculty of the Harvard Business School. Dr. Cash serves as a director of The Chubb Corporation, General Electric Company, Phase Forward Inc., and Microsoft Corporation. Dr. Cash has been a member of the Board since 2006.

Roger C. Corbett, 65

Mr. Corbett is the retired CEO and Group Managing Director of Woolworths Limited, the largest retail company in Australia. Mr. Corbett is a director of The Reserve Bank of Australia, Fairfax Media Limited (a major Australian newspaper publisher), Chairman of the board of directors of ALH Group Pty Limited and Deputy Chairman of PrimeAg Australia (a major Australian farming enterprise). He is a former member of the Prime Minister’s Community Business Partnership and serves on the board of Outback Stores (a joint venture with the Australian government providing indigenous Australians in small outback communities with retail facilities). He is a member of the Advisory Council of the Australian Graduate School of Management for the University of New South Wales. Mr. Corbett is also the Chairman of CIES Food Business Forum (France), the Salvation Army Advisory Committee, the Children’s Hospital of Westmead Advisory Board, and Chairman of the Council and member of the Executive Committee of Shore School. Mr. Corbett has been a member of the Board since 2006.

Douglas N. Daft, 65

Mr. Daft is the retired Chairman and CEO of The Coca-Cola Company, a beverage manufacturer, where he served in that capacity from February 2000 until May 2004 and in various other capacities since 1969. Mr. Daft serves as a director of The McGraw–Hill Companies, Inc. and Sistema-Hals. Mr. Daft has been a member of the Board since January 2005.

David D. Glass, 72

Mr. Glass is the former Chairman of the Executive Committee, serving in that position from February 2000 until June 2006. Mr. Glass served as Wal-Mart’s President and CEO from January 1988 to January 2000. Mr. Glass has been a member of the Board since 1977.

Gregory B. Penner, 38 +

Mr. Penner has been a General Partner at Madrone Capital Partners, an investment management firm, since 2005. From 2002 to 2005, he served as Wal-Mart’s Senior Vice President and Chief Financial Officer - Japan. Prior to working for Wal-Mart, Mr. Penner was a General Partner at Peninsula Capital, an early stage venture capital fund, and a financial analyst for Goldman, Sachs & Co. Mr. Penner is a member of the board of directors of Baidu.com, Inc., 99Bill Corporation, Cuill Inc., and Global Hyatt Corporation. Mr. Penner is standing for election to the Board for the first time.

Allen I. Questrom, 68

Mr. Questrom was the Chairman and CEO of J.C. Penney Corporation, Inc. from 2000 to December 2004. Between May 1999 and September 2000, Mr. Questrom served as Chairman, CEO and President of Barneys New York, Inc., a fashion retailer. Previously, Mr. Questrom was Chairman and CEO of The Neiman Marcus Group, Inc. and also has served as Chairman and CEO of Federated Department Stores, Inc. from January 1990 through April 1997. Mr. Questrom is a member of the board of directors of Sotheby’s and is a senior adviser with Lee Equity Partners, LLC. Mr. Questrom has been a member of the Board since 2007.

H. Lee Scott, Jr., 59

Mr. Scott is the President and CEO of Wal-Mart and has served in that position since January 2000. Prior to this appointment, he held other positions with Wal-Mart since joining the Company in September 1979, including Vice Chairman and Chief Operating Officer from January 1999 to January 2000, and Executive Vice President and President and CEO, Wal-Mart Stores Division from January 1998 to January 1999. He has been a member of the Board since 1999.

Arne M. Sorenson, 49

Mr. Sorenson is the Executive Vice President and Chief Financial Officer of Marriott International, Inc., a position he has held since 1998. Since 2003, Mr. Sorenson has also held the additional title of President, Continental European Lodging. Mr. Sorenson joined Marriott in 1996 as Senior Vice President of Business Development. Prior to joining Marriott, he was a partner in the law firm of Latham & Watkins in Washington, D.C. Mr. Sorenson is standing for election to the Board for the first time.

Jim C. Walton, 59 *

Mr. Walton is the Chairman and CEO of Arvest Bank Group, Inc., a group of banks operating in the states of Arkansas, Kansas, Missouri, and Oklahoma. Mr. Walton also serves as Chairman of Community Publishers, Inc., which operates newspapers in Arkansas, Missouri, and Oklahoma. Mr. Walton has been a member of the Board since 2005.

S. Robson Walton, 63 * + Mr. Walton is the Chairman of Wal-Mart and has been a member of the Board since 1978.

Christopher J. Williams, 50

Mr. Williams is the Chairman and CEO of The Williams Capital Group, L.P., an investment bank. Since 2003, he has also served as the Chairman and CEO of Williams Capital Management, LLC, an investment management firm. He also serves as a director of Harrah’s Entertainment, Inc. Mr. Williams has been a member of the Board since 2004.

Linda S. Wolf, 60

Ms. Wolf is the former Chairman and CEO of Leo Burnett Worldwide, Inc., an advertising agency and division of Publicis Groupe S.A. Ms. Wolf served in various positions with Leo Burnett Worldwide, Inc. and its predecessors from 1978 to April 2005. She serves as a trustee for investment funds advised by the Janus Capital Group Inc. and serves on the board of InnerWorkings, Inc. Ms. Wolf has been a member of the Board since 2005.

*	S. Robson Walton and Jim C. Walton are brothers.

+	Gregory B. Penner is the son-in-law of S. Robson Walton.

The Board recommends that the shareholders vote FOR all of the nominees named above for election to the Board.

DIRECTOR INDEPENDENCE

Pursuant to the NYSE’s requirements for listed companies, Wal-Mart must have a majority of independent directors on its Board. In addition, the Audit Committee and the CNGC must be composed solely of independent directors. The NYSE Listed Company Manual defines specific relationships that disqualify directors from being independent under the NYSE’s requirements and further requires that for a director to qualify as “independent” the Board must affirmatively determine that the director has no material relationship with Wal-Mart.

As permitted by the NYSE’s requirements and policies, the Board has determined categorically that any relationship that is within one or more of the Categorical Standards described below will not be considered to be a material relationship that impairs a director’s independence:

(1) the director, an entity with which a director is affiliated, or one or more members of the director’s immediate family, purchased property or services from Wal-Mart in retail transactions on terms generally available to Associates during Wal-Mart’s last fiscal year;

(2) the director or one or more members of the director’s immediate family owns or has owned during the entity’s last fiscal year, directly or indirectly, five percent or less of an entity that has a business relationship with Wal-Mart;

(3) the director or one or more members of the director’s immediate family owns or has owned during the entity’s last fiscal year, directly or indirectly, more than five percent of an entity that has a business relationship with Wal-Mart so long as the amount paid to or received from Wal-Mart during the entity’s last fiscal year accounts for less than $1,000,000 or, if greater, less than one percent of the entity’s consolidated gross revenues for that entity’s last fiscal year;

(4) the director or one or more members of the director’s immediate family is a director or trustee or was a director or trustee of an entity during the entity’s last fiscal year that has a business or charitable relationship with Wal-Mart and that made payments to, or received payments from, Wal-Mart during the entity’s last fiscal year in an amount representing less than $5,000,000 or, if greater, less than five percent of the entity’s consolidated gross revenues for that entity’s last fiscal year;

(5) Wal-Mart paid to, employed, or retained one or more members of the director’s immediate family for compensation not exceeding $60,000 during Wal-Mart’s last fiscal year;

(6) the director or a member of the director’s immediate family is, or has been during the entity’s last fiscal year, an executive officer or employee of an entity that made payments to, or received payments from, Wal-Mart during the entity’s last fiscal year that account for less than $1,000,000 or, if greater, less than one percent of the entity’s consolidated gross revenues for that entity’s last fiscal year; or

(7) the director or one or more members of the director’s immediate family received from Wal-Mart, during Wal-Mart’s last fiscal year, personal benefits having an aggregate value of less than $5,000, other than as compensation for Board service.

In developing the Categorical Standards, the Board considered that: (1) directors (or their immediate family members) regularly purchase items at Wal-Mart’s stores, Neighborhood Markets, and Sam’s Clubs; (2) directors (or their immediate family members) may hold minor investments in companies that do business with Wal-Mart; (3) directors (or their immediate family members) may hold more than a minor investment in companies that do business with Wal-Mart, but the amount of business done with Wal-Mart is immaterial; (4) directors (or their immediate family members) may serve on the board of commercial or charitable entities with immaterial relationships with Wal-Mart; (5) directors may have immediate family members employed by Wal-Mart in positions earning $60,000 per year or less; (6) directors (or their immediate family members) may be officers or employees of companies that receive payments from Wal-Mart or its affiliates that account for less than $1,000,000 or, if greater, less than 1 percent of such company’s consolidated gross revenues for its last fiscal year; and (7) that former officers who are directors (or their immediate family members) may continue to receive from Wal-Mart certain residual benefits from their service with Wal-Mart.

Our Board has determined that the following current directors nominated for reelection are independent directors under the independence standards set forth by the NYSE Listed Company Manual: Aida M. Alvarez; James W. Breyer; M. Michele Burns; James I. Cash, Jr.; Roger C. Corbett; Douglas N. Daft; Allen I. Questrom; Christopher J. Williams; and Linda S. Wolf. Furthermore, the Board determined that Arne M. Sorenson, a nominee for election as director who is not currently a director, is independent under the NYSE Listed Company Manual independence standards. The Board has also determined that Roland A. Hernandez and Jack C. Shewmaker, who are currently directors, but who will not stand for reelection at the 2008 Annual Shareholders’ Meeting, are independent under the NYSE Listed Company Manual independence standards.

In making these determinations, the Board found that the current Independent Directors who are standing for election and Mr. Sorenson do not have a material or other disqualifying relationship with Wal-Mart. The Board also found that Messrs. Hernandez and Shewmaker have not had since the commencement of fiscal 2008 any material or other disqualifying relationships with Wal-Mart. In making these determinations, the Board considered all transactions exceeding the Categorical Standards and any relationships and arrangements described below under “Related-Party Transactions.”

COMPENSATION OF THE DIRECTORS

Annual Director Compensation

The base compensation for Non-Management Directors upon their election to the Board on June 1, 2007 consisted of a Share award and an annual retainer. H. Lee Scott, Jr. and S. Robson Walton received compensation only for their services as Executive Officers of the Company and not in their capacities as directors.

Upon election to the Board at the 2007 Annual Shareholders’ Meeting on June 1, 2007, each Non-Management Director received an annual equity award of Shares with a market value of $140,000 on the date of grant for the Board term ending at the 2008 Annual Shareholders’ Meeting. This annual equity award was paid directly in Shares or deferred in stock units under the Director Compensation Plan, as elected by each Non-Management Director. In addition, each Non-Management Director elected to the Board at the 2007 Annual Shareholders’ Meeting was entitled to receive an annual retainer of $60,000, payable in arrears in equal quarterly installments for the Board term ending at the 2008 Annual Shareholders’ Meeting. This annual retainer could be taken in cash, Shares, deferred in stock units under the Director Compensation Plan, or deferred to an interest-credited account under the Director Compensation Plan, as elected by the director.

The Non-Management Director Board committee chairs also received a chair retainer for the additional time required for Board committee business. For the Board term commencing at the 2007 Annual Shareholders’ Meeting, the retainer for the Audit Committee chair was $25,000, the retainer for the CNGC chair was $15,000, and the retainer for the SPFC chair was $15,000. In addition, Christopher J. Williams received a retainer of $15,000 for his service on the Executive Committee because he serves on more than one Board committee. These additional retainers were payable in arrears in equal quarterly installments, and could be taken in cash, Shares, deferred in stock units under the Director Compensation Plan, or deferred in an interest-credited account under the Director Compensation Plan, as elected by the director.

Pursuant to the CNGC charter, director compensation for the Non-Management Directors is reviewed annually by the CNGC, which recommends to the Board the annual compensation for those directors. The compensation paid to the Directors during fiscal 2008 is described in the table below.

DIRECTOR COMPENSATION FOR FISCAL 2008 (1)

Director	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Aida M. Alvarez	60,000	140,000	0	8,156	208,156
James W. Breyer	75,000	140,000	0	0	215,000
M. Michele Burns	66,264	140,000	4,712	0	210,976
James I. Cash, Jr.	60,000	140,000	0	31,221	231,221
Roger C. Corbett	60,000	140,000	0	27,285	227,285
Douglas N. Daft	60,000	140,000	2,575	8,606	211,181
David D. Glass	60,000	140,000	593	0	200,593
Roland A. Hernandez	85,000	140,000	630	0	225,630
Allen I. Questrom	34,945	140,000	0	307	175,252
Jack C. Shewmaker	60,000	140,000	0	7,369	207,369
Jim C. Walton	60,000	140,000	0	1,377	201,377
Christopher J. Williams	75,000	140,000	0	7,732	222,732
Linda S. Wolf	68,736	140,000	0	7,366	216,102

(1)	The table omits the columns for “Option Awards” and “Non-Equity Incentive Plan Compensation” because the Company neither issues stock options to Non-Management Directors nor provides non-equity incentive compensation for Non-Management Directors. H. Lee Scott, Jr. and S. Robson Walton are omitted from this table because they received compensation only as Executive Officers of the Company and did not receive any additional compensation for their duties as directors. The compensation for Mr. Scott is disclosed in the Summary Compensation table below. Mr. Walton’s annual compensation is $200,000. During fiscal 2008, the Company also contributed health insurance premiums and Profit Sharing/401(k) Plan contributions for Mr. Walton on the same basis as for other Associates in the amounts of $5,022 and $8,368, respectively.

(2)	This column represents the annual retainer paid to directors and the Board committee chair retainers. Allen I. Questrom was first elected to the Board on June 1, 2007 and, therefore, received fees for service as a director for only a portion of fiscal 2008. The following amounts included in this column were deferred under the Director Compensation Plan:

Director	Fiscal 2008 ($)
M. Michele Burns	66,264
Douglas N. Daft	60,000
David D. Glass	60,000
Roland A. Hernandez	85,000
Allen I. Questrom	34,945

(3)	The number of Shares granted to each director was based on a Share price of $49.47, which was the closing price of a Share on the NYSE on the grant date of June 1, 2007.

The following directors held outstanding stock options at the end of fiscal 2008, as shown below. These options were issued in previous fiscal years as part of the compensation paid to these directors:

Director	Options Outstanding as of January 31, 2008
James W. Breyer	5,512
Roland A. Hernandez	14,946
Jack C. Shewmaker	14,946

(4)	The amounts in this column represent above-market interest earned on director compensation deferred to an interest-credited account under the Director Compensation Plan, as elected by the director. The interest rate on the interest bearing account is set by the Director Compensation Plan based on the ten-year Treasury note rate on the first day of January plus 2.70 percent. This rate was 7.36 percent for the calendar year ended December 31, 2007, and decreased to 6.61 percent for calendar year ending December 31, 2008.

(5)	This column includes tax gross-ups paid for fiscal 2008 relating to income attributable to spousal travel expenses, meals, and related activities in connection with certain Board meetings. For Dr. Cash and Mr. Corbett, this column also includes the value of the related spousal travel expenses, meals, and related activities, none of which exceeded $25,000. For each of the other Non-Management Directors, the value of the related spousal travel expenses, meals and related activities is not included in this column because the total value was less than $10,000.

Director Stock Ownership Guidelines

On June 5, 2003, the Board adopted stock ownership guidelines for the Non-Management Directors. Each Non-Management Director must own, within five years of his or her initial election or appointment to the Board, an amount of Shares, restricted stock, or stock units having a value equal to five times the annual retainer component of the Non-Management Director’s compensation approved by the Board in the year the director was initially elected or appointed. Non-Management Directors who began serving prior to June 5, 2003, are required to own, no later than June 5, 2008, $300,000 worth of Shares, restricted stock, or stock units. All directors who will be subject to these guidelines as of June 5, 2008 currently own enough Shares to satisfy the guidelines.

BOARD MEETINGS

The Board held a total of six meetings (four regular meetings and two telephonic meetings) during fiscal 2008 to review significant developments affecting the Company, engage in strategic planning, and act on matters requiring Board approval. During fiscal 2008, each director attended at least 75 percent of the aggregate of the number of Board meetings and the number of meetings of Board committees on which he or she served. The Non-Management Directors and Independent Directors meet regularly in executive sessions.

BOARD COMMITTEES

Committee	Members during Fiscal 2008	Functions and Additional Information	Number of Meetings in Fiscal 2008
Audit Committee	Aida M. Alvarez (1) James I. Cash, Jr. Roland A. Hernandez (2)(6) Christopher J. Williams

•   Reviews financial reporting, policies, procedures, and internal controls of Wal-Mart

•   Responsible for the appointment, compensation, and oversight of the independent accountants

•   Pre-approves audit, audit-related, and non-audit services to be performed by the Company’s independent accountants

•   Reviews related-party transactions

•   Reviews the Company’s policies, processes, and procedures regarding compliance with applicable laws and regulations and the statements of ethics

•   The Board has determined that the members are “independent” as defined by Section 10A(m)(3) of the Exchange Act and the NYSE Listed Company Manual

			15
Compensation, Nominating and Governance Committee	M. Michele Burns (3) Douglas N. Daft Linda S. Wolf (2) Allen I. Questrom (4)

•   In consultation with the CEO, approves the total compensation of the Executive Officers other than the CEO

•   Reviews and approves the total compensation of the CEO and Chairman

•   Reviews and makes recommendations to the Board regarding the compensation of the Non-Management Directors

•   Sets the interest rates applicable to the Deferred Compensation Plan

•   Sets and verifies the attainment of performance goals under performance-based plans

•   Reviews salary and benefits issues for the Company

•   Reviews and provides guidance regarding the Company’s reputation

•   Oversees corporate governance issues

•   Identifies, evaluates, and recommends candidates to the Board for nomination for election or appointment to the Board

•   Reviews and makes recommendations to the Board regarding director independence

•   The Board has determined that the members are “independent” under the NYSE Listed Company Manual

			9
Executive Committee	H. Lee Scott, Jr. (2) S. Robson Walton Christopher J. Williams	• Implements policy decisions of the Board • Acts on the Board’s behalf between Board meetings	1 (5)
Stock Option Committee	H. Lee Scott, Jr. (2) S. Robson Walton	• Administers Wal-Mart’s equity compensation plans for Associates who are not directors or Executive Officers	1

Strategic Planning and Finance Committee	Aida M. Alvarez (1) James W. Breyer (2) M. Michele Burns (3) Roger C. Corbett David D. Glass Jack C. Shewmaker (6) Jim C. Walton	• Reviews and analyzes financial matters • Oversees long-range strategic planning • Reviews and recommends a dividend policy to the Board • Reviews and recommends the annual budget to the Board	4

(1)	Ms. Alvarez served on the SPFC until June 1, 2007, at which time she was appointed to the Audit Committee.
(2)	Committee chair.
(3)	Ms. Burns served on the CNGC until June 1, 2007, at which time she was appointed to the SPFC.
(4)	Mr. Questrom was appointed to the CNGC effective June 1, 2007.
(5)	The Executive Committee acted by unanimous written consent 22 times during fiscal 2008.
(6)	Not standing for re-election to the Board at the 2008 Annual Shareholders’ Meeting.

CORPORATE GOVERNANCE

BOARD AND COMMITTEE GOVERNING DOCUMENTS

The Board has adopted Corporate Governance Guidelines and charters for the Audit Committee, the CNGC, the Executive Committee, the SOC, and the SPFC. You may review each of these documents on our corporate website at www.walmartstores.com by clicking on “Investors” and then “Corporate Governance.” In addition, these documents are available in print at no charge to any shareholder who requests a copy from our Investor Relations Department by submitting a request through the “Investors” page of our website or by writing to our Investor Relations Department at: Wal-Mart Stores, Inc., Investor Relations Department, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0100.

COMMUNICATIONS WITH THE BOARD

The Board welcomes communications from shareholders and other interested parties. Shareholders and other interested parties may write to the Board at:

Wal-Mart Stores, Inc. Board of Directors

c/o J. Michael Bradshaw, Senior Liaison to the Board of Directors

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

Shareholders and other interested parties also may e-mail: the Board at directors@wal-mart.com, the Independent Directors at independentdirectors@wal-mart.com; the Non-Management Directors at nonmanagementdirectors@wal-mart.com; and any individual director, including the presiding director, at the full name of the director as listed in this proxy statement followed by “@wal-mart.com.” For example, shareholders may e-mail S. Robson Walton, Chairman, by e-mailing srobsonwalton@wal-mart.com.

A company of our size receives a large number of inquiries regarding a wide range of subjects each day. As a result, the Independent Directors, Non-Management Directors, and individual directors are not able to respond to all inquiries directly. Therefore, our directors, in consultation with Wal-Mart, have developed a process to assist in managing inquiries directed to the Board.

Letters and e-mails directed to the Board, the Independent Directors, the Non-Management Directors, and individual directors are reviewed by Wal-Mart to determine whether a response on behalf of the Board is appropriate. While the Board oversees management, it does not participate in day-to-day management functions or business operations and is not normally in the best position to respond to inquiries relating to those matters. Thus, we will direct those types of inquiries to the appropriate Associate for a response. Responses to letters and e-mails by Wal-Mart on behalf of the Board, Independent Directors, Non-Management Directors, or individual directors are maintained by Wal-Mart and are available for any director’s review.

If a response on behalf of the Board, Independent Directors, Non-Management Directors, or individual directors is appropriate, Wal-Mart gathers any information and documentation necessary for answering the inquiry and provides the information and documentation, as well as a proposed response, to the appropriate director. Wal-Mart also may attempt to communicate with the shareholder or interested party for any necessary clarification. S. Robson Walton, Wal-Mart’s Chairman, reviews and approves responses on behalf of the Board, and James W. Breyer, Wal-Mart’s presiding director, reviews and approves the responses on behalf of the Independent Directors and Non-Management Directors. In certain situations, Mr. Walton or Mr. Breyer may respond directly to a shareholder’s inquiry.

For inquiries forwarded to individual directors, each director has provided instructions for responding to those inquiries. Currently, all directors have requested that Wal-Mart review letters and e-mails, gather any information or documentation necessary to respond to the inquiry, and propose a response. The director will review the proposed response and either direct Wal-Mart to send such response on behalf of the director, or the director may choose to respond directly to the shareholder.

Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter. The Board, nevertheless, does consider shareholder questions and comments important and endeavors to respond promptly and appropriately.

PRESIDING DIRECTOR

James W. Breyer currently serves as the presiding director of executive sessions of the Non-Management Directors and Independent Directors.

NOMINATION PROCESS FOR DIRECTOR CANDIDATES

The CNGC is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination for election to the Board. The CNGC is governed by a written charter, a copy of which can be found in the “Corporate Governance” section of the “Investors” page of our corporate website at www.walmartstores.com.

The CNGC regularly reviews the composition of the Board and the Board committees and considers whether the addition of directors with particular experiences, skills, or characteristics would make the Board and one or more Board committees more effective. When a need arises to fill a vacancy or it is determined that a director candidate possessing particular experiences, skills, or characteristics would make the Board more effective, the CNGC initiates a search. As a part of the search process, the CNGC may consult with other directors and senior officers and may hire a search firm to assist in identifying and evaluating potential candidates.

SpencerStuart serves as the Company’s director candidate search consultant. In that capacity, SpencerStuart seeks out candidates who have the experiences, skills, and characteristics that the CNGC has determined are necessary to serve as a member of the Board. SpencerStuart researches the background of all candidates, conducts extensive interviews with candidates and their references, and then presents the most qualified candidates to the CNGC and the Company’s management.

When considering a candidate, the CNGC reviews the candidate’s experiences, skills, and characteristics. The Committee also considers whether a potential candidate will otherwise qualify for membership on the Board, and whether the potential candidate would likely satisfy the independence requirements of the NYSE.

Candidates are selected on the basis of outstanding achievement in their professional careers; broad experience; wisdom; personal and professional integrity; their ability to make independent, analytical inquiries; and their experience with and understanding of the business environment. With respect to the minimum experiences, skills, or characteristics necessary to serve on the Board, the CNGC will only consider candidates who:

(1)	have the experiences, skills, and characteristics necessary to gain a basic understanding of:

•	the principal operational and financial objectives and plans of the Company;

•	the results of operations and financial condition of our Company and its business segments; and

•	the relative standing of our Company and its business segments in relation to our competitors;

(2)	have a perspective that will enhance the Board’s strategic discussions; and

(3)	are capable of and committed to devoting adequate time to Board duties and are available to attend the regularly-scheduled Board and Board committee meetings.

In addition, at least a majority of the Board must be independent as determined by the Board under the guidelines of the NYSE Listed Company Manual, and at least one member of the Board should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.

Potential candidates are generally interviewed by our Chairman, our CEO, and the chair of the CNGC, and may be interviewed by other directors and senior officers as desired and as schedules permit. The CNGC then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy or add an additional member, or recommends to the Board a slate of candidates for nomination for election to the Board. The selection process for candidates is intended to be flexible, and the CNGC, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

Director nominees Gregory B. Penner and Arne M. Sorenson do not currently serve on the Board. Messrs. Penner and Sorenson have been nominated for election to the Board at the 2008 Annual Shareholders’ Meeting and were recommended to the CNGC by our Chairman, our CEO, certain Non-Management Directors, and other Executive Officers.

S. Robson Walton and Jim C. Walton are members of a group that beneficially owns more than five percent of the outstanding Shares. Any participation by them in the nomination process was considered to be in their capacities as members of the Board and not as recommendations from security holders that beneficially own more than five percent of the outstanding Shares.

Shareholders may recommend candidates to the Board by writing to:

Wal-Mart Stores, Inc. Board of Directors

c/o J. Michael Bradshaw, Senior Liaison to the Board of Directors

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

The recommendation must include the following information:

(1)	the candidate’s name and business address;

(2)	a resume or curriculum vitae describing the candidate’s qualifications, which clearly indicates that he or she has the minimum experiences, skills, and qualifications that the CNGC has determined are necessary to serve as a director;

(3)	a statement as to whether or not, during the past ten years, the candidate has been convicted in a criminal proceeding (excluding minor traffic violations) and, if so, the dates, the nature of the conviction, the name or other disposition of the case, and whether the individual has been involved in any other legal proceeding during the past five years;

(4)	a statement from the candidate that he or she consents to serve on the Board if elected; and

(5)	a statement from the person submitting the candidate that he or she is the registered holder of Shares, or if the shareholder is not the registered holder, a written statement from the record holder of the Shares (usually a broker or bank) verifying that at the time the shareholder submitted the candidate that he or she was a beneficial owner of Shares.

All candidates recommended to the Board for nomination by a shareholder pursuant to the requirements above will be submitted to the CNGC for its review, which may include an analysis of the candidate’s qualifications prepared by the Company’s management.

AUDIT COMMITTEE REPORT

The Audit Committee consists of four directors, each of whom has been determined by the Board to be “independent” as defined by the current listing standards of the NYSE and the applicable rules of the SEC. The members of the Audit Committee are Aida M. Alvarez; James I. Cash, Jr.; Roland A. Hernandez, the chair of the Audit Committee; and Christopher J. Williams. Ms. Alvarez was appointed to the Audit Committee effective June 1, 2007. The Audit Committee is governed by a written charter adopted by the Board. A copy of the current Audit Committee charter is available in the “Corporate Governance” section of the “Investors” page of our corporate website at www.walmartstores.com. In addition, the Audit Committee charter is available in print at no charge to any shareholder who requests a copy from our Investor Relations department by submitting a request through the “Investors” page of our website or by writing to our Investor Relations department at: Wal-Mart Stores, Inc., Investor Relations Department, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0100.

Wal-Mart’s management is responsible for Wal-Mart’s internal control over financial reporting, including the preparation of Wal-Mart’s consolidated financial statements. Wal-Mart’s independent accountants are responsible for auditing Wal-Mart’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The independent accountants are also responsible for issuing a report on those financial statements and a report on Wal-Mart’s internal control over financial reporting. The Audit Committee monitors and oversees these processes. The Audit Committee is responsible for selecting, engaging, and overseeing Wal-Mart’s independent accountants.

As part of the oversight processes, the Audit Committee regularly meets with management of the Company, the Company’s independent accountants, and the Company’s internal auditors. The Audit Committee often meets with each of these groups separately in closed sessions. Throughout the year, the Audit Committee had full access to management and the independent accountants and internal auditors for the Company. To fulfill its responsibilities, the Audit Committee did, among other things, the following:

•	reviewed and discussed with Wal-Mart’s management and the independent accountants Wal-Mart’s audited consolidated financial statements for fiscal 2008;

•

reviewed management’s representations that those consolidated financial statements were prepared in accordance with generally accepted accounting principles and fairly present the results of operations and financial position of the Company;

•

discussed with the independent accountants the matters required by Statement on Auditing Standards 61, as modified or supplemented, and SEC rules, including matters related to the conduct of the audit of Wal-Mart’s consolidated financial statements;

•

received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 relating to E&Y’s independence from Wal-Mart and discussed with E&Y its independence from Wal-Mart;

•

based on the discussions with management and the independent accountants, the independent accountants’ disclosures and letter to the Audit Committee, the representations of management and the reports of the independent accountants, recommended to the Board that Wal-Mart’s audited annual consolidated financial statements for fiscal 2008 be included in Wal-Mart’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008 filed with the SEC;

•	reviewed all audit and non-audit services performed for Wal-Mart by E&Y and considered whether E&Y’s provision of non-audit services was compatible with maintaining its independence from Wal-Mart;

•

selected and engaged E&Y as Wal-Mart’s independent accountants to audit and report on the annual consolidated financial statements of Wal-Mart to be filed with the SEC prior to Wal-Mart’s annual shareholders’ meeting to be held in calendar year 2009;

•

monitored the progress and results of the testing of internal controls over financial reporting pursuant to Section 404 of SOX, reviewed a report from management and internal audit regarding the design, operation and effectiveness of internal controls over financial reporting, and reviewed an attestation report from E&Y regarding the effectiveness of internal controls over financial reporting; and

•

received reports from management regarding the Company’s policies, processes, and procedures regarding compliance with applicable laws and regulations and the Statement of Ethics, all in accordance with the Audit Committee’s charter.

The Audit Committee submits this report:

Aida M. Alvarez

James I. Cash, Jr.

Roland A. Hernandez, Chair

Christopher J. Williams

AUDIT COMMITTEE FINANCIAL EXPERTS

The Board has determined that James I. Cash, Jr.; Roland A. Hernandez; and Christopher J. Williams are “Audit Committee Financial Experts” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, promulgated by the SEC, and are “independent” under Section 10A(m)(3) of the Exchange Act and the requirements set forth in the NYSE Listed Company Manual.

AUDIT COMMITTEE SERVICE

Roland A. Hernandez, who is the chair of the Audit Committee, currently serves on the audit committees of three other public companies and serves as the chairman of one such other public company’s audit committee. The Board has determined that such service does not impair the ability of Mr. Hernandez to serve effectively on the Audit Committee.

AUDIT COMMITTEE PRE-APPROVAL POLICY

To ensure the independence of our Company’s independent accountants and to comply with applicable securities laws, NYSE listing standards, and the Audit Committee charter, the Audit Committee is responsible for reviewing, deliberating and, if appropriate, pre-approving all audit, audit-related, and non-audit services to be performed by the independent accountants. For that purpose, the Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related, and non-audit services to be performed by our Company’s independent accountants (the “Pre-Approval Policy”).

The Pre-Approval Policy provides that our Company’s independent accountants may not perform any audit, audit-related, or non-audit service for Wal-Mart, subject to those exceptions that may be permitted by applicable law, unless: (1) the service has been pre-approved by the Audit Committee; or (2) Wal-Mart engaged the independent accountants to perform the service pursuant to the pre-approval provisions of the Pre-Approval Policy. In addition, the Pre-Approval Policy prohibits the Audit Committee from pre-approving certain non-audit services that are prohibited from being performed by the Company’s independent accountants by applicable securities laws. The Pre-Approval Policy also provides that Wal-Mart’s corporate controller will periodically update the Audit Committee as to services provided by the independent accountants. With respect to each such service, the independent accountants provide detailed back-up documentation to the Audit Committee and to the corporate controller.

Pursuant to its Pre-Approval Policy, the Audit Committee has pre-approved certain categories of services to be performed by the independent accountants and a maximum amount of fees for each category. The Audit Committee annually re-assesses these service categories and the associated fees. Individual projects within the approved service categories have been pre-approved only to the extent that the fees for each individual project do not exceed a specified dollar limit, which amount is re-assessed annually. Projects within a pre-approved service category with fees in excess of the specified fee limit for individual projects may not proceed without the specific prior approval of the Audit Committee (or a member to whom pre-approval authority has been delegated). In addition, no project within a pre-approved service category will be considered to have been pre-approved by the Audit Committee if the project causes the maximum amount of fees for the service category to be exceeded, and the project may only proceed with the prior approval of the Audit Committee (or a member to whom pre-approval authority has been delegated) to increase the aggregate amount of fees for the service category.

At least annually, the Audit Committee designates a member of the Audit Committee to whom it delegates its pre-approval responsibilities. That member has the authority to approve interim requests as set forth above within the defined, pre-approved service categories, as well as interim requests to engage Wal-Mart’s independent accountants for services outside the Audit Committee’s pre-approved service categories. The member has the authority to pre-approve any audit, audit-related, or non-audit service that falls outside the pre-approved service categories, provided that the member determines that the service would not compromise the independent accountants’ independence and the member informs the Audit Committee of his or her decision at the Audit Committee’s next regular meeting.

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE

The CNGC is charged with discharging the Board’s responsibilities relating to the compensation of the Company’s directors, Executive Officers, and Associates. With respect to its compensation functions, the CNGC is responsible, pursuant to its charter, for annually:

•

reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, Chairman, and any other Executive Officers who are directors; evaluating their performance in light of those goals and objectives; and, based on this evaluation, establishing their total compensation;

•	evaluating and approving, in consultation with our CEO, the compensation of Executive Officers who are not directors; and

•	reviewing the compensation of certain other senior officers of Wal-Mart.

The CNGC may delegate its functions to a subcommittee, to the extent such delegation is consistent with the NYSE Listed Company Manual and applicable laws and regulations. However, the CNGC may not delegate its authority over the evaluation and approval of Executive Officer compensation. The CNGC met 9 times in fiscal 2008. Meeting agendas are determined in consultation with the chair of the CNGC.

COMPENSATION COMMITTEE REPORT

The CNGC has reviewed and discussed with the Company’s management the CD&A included in this proxy statement and, based on such review and discussions, the CNGC recommended to the Board that the CD&A be included in this proxy statement.

The CNGC submits this report:

Douglas N. Daft

Allen I. Questrom

Linda S. Wolf, Chair

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members who served on the CNGC at any time during fiscal 2008 were officers or Associates of Wal-Mart or were formerly officers of Wal-Mart. Except for M. Michele Burns, who served on the CNGC until the 2007 Annual Shareholders’ Meeting on June 1, 2007, none of the members who served on the CNGC at any time during fiscal 2008 had any relationship with the Company requiring disclosure under the section of this proxy statement entitled “Related-Party Transactions.” Finally, no Executive Officer serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Wal-Mart’s Board or the CNGC.

TRANSACTION REVIEW POLICY

The Board has adopted a written policy (the “Transaction Review Policy”) applicable to all Wal-Mart officers who are Executive Vice Presidents or above; to all directors and director nominees; to all shareholders beneficially owning more than five percent of Wal-Mart’s Shares; and to the immediate family members of each of the preceding persons (collectively, the “Covered Persons”). Any entity in which a Covered Person has a direct or indirect material financial interest or of which a Covered Person is an officer or holds a significant management position (each a “Covered Entity”) is also covered by the policy. The Transaction Review Policy applies to any transaction or series of similar or related transactions in which a Covered Person or Covered Entity has a direct or indirect material financial interest in which the Company is a participant (each a “Covered Transaction”).

Under the Transaction Review Policy, each Covered Person is responsible for reporting to Wal-Mart’s Chief Audit Executive any Covered Transactions of which he or she has knowledge. Our Chief Audit Executive, with the assistance of other appropriate Company personnel, reviews each Covered Transaction and submits the results of such review to the Audit Committee. The Audit Committee reviews each Covered Transaction and either approves or disapproves the transaction. To approve a Covered Transaction, the Audit Committee must find that:

•

the substantive terms and negotiation of the transaction are fair to Wal-Mart and its shareholders and the substantive terms are no less favorable to Wal-Mart and its shareholders than those in similar transactions negotiated at an arm’s length basis; and

•	if the Covered Person is a director or officer of Wal-Mart, he or she has otherwise complied with the terms of Wal-Mart’s Statement of Ethics as it applies to the transaction.

In addition, on an annual basis and as requested, the Chief Audit Executive provides a summary of all reported Covered Transactions to the Audit Committee.

The Audit Committee may also ratify a Covered Transaction if prior approval and review is not sought if the Audit Committee determines that the transaction meets the criteria above and the failure to obtain pre-approval was unintentional, inadvertent, or due to a lack of knowledge.

The following categories of transactions are exempt from review and approval under the Transaction Review Policy:

•	transactions that involve a monetary value of less than $120,000;

•	transactions that result from a competitive bid process;

•	ordinary banking transactions; and

•	any series of substantially similar transactions after the Audit Committee has reviewed and approved a single transaction of that type as meeting the requirements of the policy.

CODE OF ETHICS FOR THE CEO AND SENIOR FINANCIAL OFFICERS

You may review Wal-Mart’s Code of Ethics for the CEO and Senior Financial Officers in the “Corporate Governance” section of the “Investors” page of our corporate website at www.walmartstores.com. Wal-Mart’s Code of Ethics for the CEO and Senior Financial Officers supplements Wal-Mart’s Statement of Ethics, which is applicable to all directors, Executive Officers, and Associates and is also available in the “Corporate Governance” section of the “Investors” page of our corporate website. A description of any substantive amendment or waiver of Wal-Mart’s Code of Ethics for the CEO and Senior Financial Officers or Wal-Mart’s Statement of Ethics will be disclosed in the “Corporate Governance” section of the “Investors” page of our corporate website at www.walmartstores.com for a period of 12 months after the amendment or waiver. Copies of Wal-Mart’s Code of Ethics for the CEO and Senior Financial Officers and of Wal-Mart’s Statement of Ethics are also available in print at no charge to any shareholder who requests a copy from our Investor Relations department by submitting a request through the “Investors” page of our website or by writing to the Investor Relations Department at: Wal-Mart Stores, Inc., Investor Relations Department, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0100.

BOARD ATTENDANCE AT ANNUAL SHAREHOLDERS’ MEETINGS

The Board has adopted a policy stating that all directors are expected to attend annual shareholders’ meetings. While the Board understands that there may be situations that prevent a director from attending an annual shareholders’ meeting, the Board strongly encourages all directors to make attendance at all annual shareholders’ meetings a priority. All directors nominated by the Board for election to the Board in 2007 attended the 2007 Annual Shareholders’ Meeting.

SUBMISSION OF SHAREHOLDER PROPOSALS

If you want to present a proposal for possible inclusion in our 2009 proxy statement pursuant to the SEC’s rules, send the proposal to Gordon Y. Allison, Vice President and General Counsel, Corporate Division, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0215, by registered, certified, or express mail. Shareholder proposals for inclusion in our proxy statement for the 2009 Annual Shareholders’ Meeting must be received on or before December 23, 2008.

Shareholders who want to bring business before the 2009 Annual Shareholders’ Meeting other than through a shareholder proposal pursuant to the SEC’s rules must notify the Corporate Secretary of the Company in writing and provide the information required by the provision of the Bylaws dealing with shareholder proposals. The notice must be delivered to or mailed and received at Wal-Mart’s principal executive offices not less than 75 nor more than 100 days prior to the date of the 2009 Annual Shareholders’ Meeting, unless less than 85 days’ notice or public disclosure of that date is given or made, in which case the shareholder’s notice must be received by the close of business on the tenth day after the notice or public disclosure of the date of the 2009 Annual Shareholders’ Meeting is made or given. The requirements for such notice are set forth in the Bylaws, a copy of which can be found in the “Corporate Governance” section of the “Investors” page of our corporate website at www.walmartstores.com. In addition, the Bylaws were filed as an exhibit to the Company’s Current Report on Form 8-K dated September 25, 2006.

OTHER MATTERS

The Company is not aware of any matters that will be considered at the 2008 Annual Shareholders’ Meeting other than the matters described herein. If any other matters are properly brought before the 2008 Annual Shareholders’ Meeting, the proxy holders will vote the Shares as to which they hold proxies in their discretion.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Overview

In the following pages, we discuss how our CEO, CFO, and three other most highly compensated Executive Officers (our “Named Executive Officers” or “NEOs”) were compensated in fiscal 2008, and describe how this compensation fits within our executive compensation philosophy. We also describe certain changes to our executive compensation programs for fiscal 2009.

Under our company’s leadership team, our company performed well in fiscal 2008, with record sales and earnings, despite the fact that our customers faced higher energy prices and other economic challenges, particularly in the U.S. In this environment, our company emphasized price leadership, better inventory management and operational improvements. We also focused on customer service and enhancing our customer’s experience in our stores and clubs. In addition, we undertook groundbreaking initiatives in healthcare, such as expanding our $4 prescription program, and we advanced our sustainability efforts by building energy efficient stores and reducing packaging in the products we sell. Our company also returned more than $11 billion to our shareholders in the form of share repurchases and dividends. Our stock price increased moderately during fiscal 2008. These accomplishments and other criteria were considered by the CNGC when establishing the compensation of our NEOs.

Our Compensation Program Emphasizes Performance

We design our NEO compensation with an emphasis on performance. Base salary typically comprises less than 15 percent of each NEO’s total annual compensation opportunity, and a substantial majority of each NEO’s annual compensation is performance-based in ways that we believe relate meaningfully to shareholder value. For fiscal 2008, the performance-based portion of NEO compensation consisted of performance shares and a cash incentive opportunity, and was contingent on meeting certain goals for pre-tax profit growth, diversity, return on investment, and total company revenue growth. For fiscal 2008, our NEOs did not receive any payout for performance shares, but did receive a cash incentive payment.

Our company does not maintain a defined benefit pension plan for our NEOs. All of our NEOs are employed on an “at will” basis.

Compensation Established by a Committee of Independent Directors

The CNGC oversees the programs used to determine our executives’ compensation. These compensation programs are designed to provide our NEOs with compensation that is fair and competitive in light of individual job responsibilities, individual performance, and contributions to our overall performance.

In early 2007, the CNGC retained Watson Wyatt & Company (“Watson Wyatt”) as its independent consultant to advise the CNGC on executive compensation matters. Watson Wyatt reports directly and exclusively to the CNGC, and the CNGC has sole authority to retain, terminate, and approve the fees of Watson Wyatt. Under the terms of this engagement, Watson Wyatt may not be engaged to provide any additional consulting services to our company without the approval of the CNGC. Watson Wyatt advised the CNGC regarding the compensation of our NEOs for fiscal 2008 and 2009 and regarding changes to our compensation programs for fiscal 2009.

In view of the size and complexity of our company, the CNGC reviewed data from three different peer groups to determine how our NEOs’ compensation compared to the compensation paid to executives at other companies. Because our company is significantly larger than most companies in our peer groups, our CNGC generally sets compensation so that our NEOs have the opportunity to earn total compensation in the top quartile of the total compensation earned by executive officers who hold comparable positions in each of our peer groups. In addition, when establishing NEO compensation, the CNGC considered the nature of each NEO’s responsibilities and experience, the need to retain and motivate our executives, and each NEO’s contributions to our overall performance and, where applicable, to the performance of each NEO’s operating division.

Changes for Fiscal 2009 to Further Emphasize Pay for Performance

Between September 2007 and March 2008, the CNGC undertook a full review of our compensation programs for NEOs and other members of management. As a result of this review, the CNGC approved changes to our executive compensation program for fiscal 2009 in an effort to more closely tie executive compensation to measures of our performance that can be influenced by our executives and that we believe are likely to impact shareholder value. For fiscal 2009, 75% of the target value of annual equity awards is subject to performance goals, up from two-thirds in fiscal 2008. The CNGC also reviewed the performance metrics used in our executive compensation program to ensure that the metrics used are metrics that the CNGC believes are likely to drive shareholder value. As a result of this review, beginning in fiscal 2009, in addition to the existing return on investment and pre-tax profit metrics, a portion of each NEO’s compensation will be based on our domestic comparable store sales and/or international revenue growth, depending on each NEO’s role with our company.

Executive Compensation Overview

Who are our NEOs?

For fiscal 2008, our NEOs were:

•	H. Lee Scott, Jr., our President and CEO since 2000. Mr. Scott joined our company in 1979.

•	Thomas M. Schoewe, our Executive Vice President and CFO. Mr. Schoewe joined our company in 2000.

•	John B. Menzer, our Vice Chairman and Chief Administrative Officer. Mr. Menzer joined our company in 1995. Mr. Menzer retired on March 1, 2008.

•	Michael T. Duke, our Vice Chairman, International Division. Mr. Duke joined our company in 1995.

•	Eduardo Castro-Wright, our Executive Vice President and President and Chief Executive Officer, Wal-Mart Stores Division. Mr. Castro-Wright joined our company in 2001.

What are the primary components of our executive compensation program?

The annual compensation of our NEOs consists of three main components:

•	base salary;

•	a performance-based annual cash incentive payment; and

•	annual equity-based compensation, including a performance-based award.

For purposes of setting NEO compensation, the CNGC considers the amount that each NEO could earn from these three components, assuming maximum performance goals are achieved and all time-vesting equity awards vest, as that NEO’s “total direct compensation,” or “TDC.” We discuss each of these components of TDC in greater detail below.

Our NEOs also receive other benefits generally available to our Associates, such as participation in our Profit Sharing/401(k) Plan, our Stock Purchase Plan, and other plans available to our officers, such as our Deferred Compensation Plan. Our NEOs also receive certain perquisites and supplemental benefits.

Fiscal 2008 Compensation

What was the TDC for each of our NEOs in fiscal 2007 and fiscal 2008, respectively?

When setting NEO compensation, the CNGC established a TDC amount for each NEO and then allocated that TDC among the various components of compensation. TDC represents the compensation opportunity available to an NEO for a given fiscal year if maximum performance goals are achieved. As such, TDC is designed to represent the amounts that our NEOs will receive only in the event of exceptional performance.

The Summary Compensation table that appears on page 34 provides specific compensation information for fiscal 2007 and fiscal 2008 for each of our NEOs in the manner required by SEC regulations. The amounts in the Summary Compensation table do not reflect the compensation opportunities approved by the CNGC, nor do they necessarily provide insight into the compensation actually earned by each NEO upon satisfaction of applicable performance conditions. For example, the CNGC views an equity award as part of the TDC for the fiscal year for which it is granted. The Summary Compensation table, however, requires us to report stock-based compensation based on the amounts expensed for financial reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), so that the expense relating to portions of an equity award granted to one of our NEOs generally will appear on the Summary Compensation table over a period of years.

The following table shows the TDC established for each NEO for fiscal 2007 and 2008. Inclusion of this information is not designed to replace the Summary Compensation table, but rather to provide insight into the CNGC’s decision-making process when establishing NEO compensation.

TDC, for purposes of the table below, is defined as the sum of:

•	base salary;

•	maximum potential annual cash incentive payout; and

•	estimated grant date value of annual equity awards, assuming maximum performance goals are satisfied.

Because TDC is established through a benchmarking process, as described below, TDC does not include any one-time or special awards, as these types of awards are generally not reflected in the benchmarking data that is available for our peer group companies.

Name and Principal Position	Fiscal 2007 Maximum TDC ($)	Fiscal 2008 Maximum TDC ($)
H. Lee Scott, Jr., President and CEO	31,835,000	32,365,000

Thomas M. Schoewe, Executive Vice President and CFO	6,915,000	7,020,000

John B. Menzer, Vice Chairman, Chief Administrative Officer	13,335,000	13,505,000

Michael T. Duke, Vice Chairman, International Division	10,800,000	11,900,000

Eduardo Castro-Wright, Executive Vice President and President and CEO, Wal-Mart Stores Division	7,375,000	8,712,500

In both fiscal 2007 and fiscal 2008, a significant percentage of TDC consisted of performance shares. For fiscal 2008, approximately 59% of our CEO’s TDC consisted of performance shares, and at least 50% of each NEO’s TDC consisted of performance shares. As described in more detail below, during both fiscal 2007 and fiscal 2008, our NEOs did not receive any payout for performance shares. Therefore, the actual amounts realized by our NEOs during fiscal 2007 and fiscal 2008 were significantly less than the TDC amounts shown above.

The differences in TDC among our NEOs are due to many factors that the CNGC considers in establishing NEO compensation. These factors include the CNGC’s review of peer group compensation information through benchmarking, which is described in more detail below; differences in job scope and responsibilities among our NEOs; expertise and years of experience; historical compensation levels; retention and succession considerations; and individual and divisional performance. The TDC levels set forth in the table above represent the CNGC’s judgment as to the appropriate compensation opportunities in light of these factors, and are not the result of any specific policy or formula.

How did the CNGC allocate fiscal 2008 TDC among the various elements of compensation?

After the CNGC establishes TDC for each NEO, it allocates the TDC among base salary, annual cash incentive opportunity, and equity awards. For fiscal 2008, the CNGC allocated more than two-thirds of each NEO’s TDC to performance-based elements of compensation, as follows:

	Percentage of Fiscal 2008 TDC*
			Performance-Based Compensation
Name	Base Salary	Stock Options (estimate of grant date value)	Performance Shares (grant date value at maximum)	Cash Incentive (at executive target maximum)	Performance-Based (Performance Shares plus Cash Incentive)
H. Lee Scott, Jr.	4.3%	19.6%	59.0%	17.3%	76.3%

Thomas M. Schoewe	10.5%	17.1%	51.3%	21.1%	72.4%

John B. Menzer	7.7%	17.3%	52.1%	23.1%	75.2%

Michael T. Duke	8.2%	16.8%	50.4%	24.6%	75.0%

Eduardo Castro-Wright	8.9%	17.2%	51.6%	22.2%	73.8%

*	Percentages in this table have been rounded to the nearest tenth of a percent.

Base Salary.    In keeping with our philosophy that a substantial majority of NEO compensation should be performance-based, the CNGC typically allocates no more than 15% of TDC to base salary, with smaller percentages generally allocated to base salary for more senior executives. For fiscal 2008, our NEO’s base salaries were as follows:

Name	Base Salary ($)	Increase over Fiscal 2007
H. Lee Scott, Jr.	1,400,000	7.7%

Thomas M. Schoewe	740,000	5.0%

John B. Menzer	1,040,000	4.0%

Michael T. Duke	975,000	8.3%

Eduardo Castro-Wright	775,000	6.9%

In allocating a portion of TDC to base salary, the CNGC also benchmarks the proposed base salaries for our NEOs against base salaries within our peer groups to ensure that our NEO base salaries are appropriately competitive. The CNGC typically seeks to set base salaries near the median of our peer groups, but will set base salaries higher if necessary to result in TDCs in the top quartile of our peer groups. The benchmarking process for fiscal 2008 is described in more detail below.

Cash Incentive.    Under our Management Incentive Plan, most salaried management Associates, including our NEOs, are eligible to earn an annual cash incentive payment. Whether an incentive payment is earned and the amount of any payment depends, however, on whether we achieve pre-established performance goals. For fiscal 2008, these goals were based on growth in pre-tax profit for the total company, and on growth in operating income for each of the company’s divisions. Incentive payments are also based on achieving diversity goals. The performance metrics and performance goals used under our cash incentive plan are described in more detail below.

For purposes of allocating TDC among components of compensation, the CNGC valued the cash incentive payment in terms of the “executive target” maximum incentive payment that could be earned, as described in more detail below. We express these payout levels as a percentage of the NEO’s salary for that fiscal year. For fiscal 2008, the specific threshold, maximum and actual cash incentive payouts for each of our NEOs, as a percentage of base salary, are described below.

Equity Awards.    The balance of TDC is then allocated between various forms of equity compensation. The CNGC believes equity awards align the interests of our NEOs with the interests of our shareholders. Consistent with our philosophy of tying compensation to performance, for fiscal 2008, the CNGC allocated approximately two-thirds of the equity portion of TDC to performance shares and the remainder to stock options.

Performance Shares.    We first granted performance shares to our NEOs in fiscal 2006. A performance share award gives the officer receiving it the right to receive a number of Shares (or, at the NEO’s option, the equivalent cash value at the time of payout) if we meet certain performance goals during a specified performance period. If a recipient of performance shares ceases to be employed by us before the end of the applicable performance period, the performance shares do not vest and the recipient receives no payout. For purposes of the TDC amounts set forth above, the dollar amount of TDC allocated to performance shares represents the maximum number of performance shares that may vest multiplied by the Share price on the date of grant.

For fiscal 2008, we granted performance shares with a three-year performance period. Performance shares granted in January 2007 as part of fiscal 2008 compensation have a three-year performance period ending January 31, 2010. For these and prior performance share awards, the applicable performance metrics for fiscal 2008 were: (i) return on investment; and (ii) revenue growth. Of the performance shares granted as part of fiscal 2008 compensation, 60 percent were subject to a return on investment goal, and 40 percent were subject to a revenue growth goal. As described below under “Fiscal 2009,” the CNGC made certain changes to the performance metrics that will apply to performance shares granted as part of fiscal 2009 compensation. These performance metrics and the reasons for selecting these metrics are described below.

Stock Options.    For fiscal 2008 compensation, the CNGC allocated the remainder of TDC to stock options. These stock options vest and become exercisable in five equal annual installments over the five years following the date of grant. The CNGC determined the number of stock options to issue by multiplying the dollar value allocated to stock options by three, and then divided this number by the Share price on the date of grant. This calculation has historically resulted in a rough equivalent to the number of options that would be granted using a fair market valuation model such as Black-Scholes-Merton. However, for fiscal 2008, this calculation resulted in fewer stock options being granted to our NEOs than if a Black-Scholes-Merton valuation model had been used.

What performance metrics applied to our NEOs’ compensation awarded for fiscal 2008?

Each fiscal year, the CNGC selects the performance metrics that will apply to the elements of compensation that are contingent on performance. For fiscal 2008, the CNGC selected the following performance metrics:

Element of Compensation	Performance Metrics	Performance Period
Cash Incentive Payment	Pre-Tax Profit Growth (for Total Company)[1] Operating Income (for divisions)	2/1/2007 – 1/31/2008

Performance Shares	Return on Investment[2] Total Company Revenue Growth	2/1/2007 – 1/31/2010

The CNGC chose these performance metrics for fiscal 2008 because it believed that good performance relative to these metrics was likely to have a positive effect on our overall financial performance and shareholder returns. Our NEOs are also subject to diversity goals under our cash incentive program.

What were the specific performance goals for fiscal 2008, and how did our company perform relative to those goals?

Cash Incentive Payment Goals.    The CNGC generally attempts to set performance goals applicable to our cash incentive plan so that a consistent level of expected difficulty in achieving these goals is maintained from year to year. The goals applicable to the cash incentive payment are expressed in terms of a percentage increase over our prior year performance. As described below, the cash incentive payment of some of our NEOs is based in part on the performance of one of our operating divisions. For fiscal 2008, the threshold and maximum performance goals under our cash incentive plan, and our actual performance, were as follows:

	Fiscal 2008 Pre-Tax Profit and Operating Income Goals (increase over fiscal 2007)
Goal Applicable To	Threshold	Actual	Maximum
Total Company (Pre-Tax Profit)	3.0%	7.50%	10.0%

Wal-Mart Stores Division (Operating Income)	3.5%	6.27%	11.7%

International Division (Operating Income)	3.0%	9.59%	9.2%

These goals were established in light of the operating plans for our company and each of its divisions. Because various expenses related to company-wide support functions are allocated to the total company, the total company’s maximum performance goal was lower than the Wal-Mart Stores Division. The performance goals for our International Division reflected our strategic growth plans for our international operations, including market conditions and the level of capital investment required for growth in the international markets in which we operate.

[1]

For the purpose of our cash incentive plan, we defined “pre-tax profit” for fiscal 2008 as income from continuing operations before income taxes and minority interest, subject to certain adjustments necessary to compare pre-tax profit results for a particular fiscal year to the prior year’s results on a comparable basis.

[2]

For purposes of the performance shares during fiscal 2008, we defined “return on investment” as adjusted operating income from continuing operations for the applicable period divided by total invested capital for the period. Adjusted operating income from continuing operations, for this purpose, was income from continuing operations before income taxes, minority interest, depreciation and amortization expense, stock option expense, rent expense, and interest expense. Total invested capital, for this purpose, was our total assets, less cash and equivalents, plus accumulated depreciation and amortization and eight times operating lease rents, less non-interest bearing current liabilities. This return on investment measure also excluded the impact of currency exchange rate fluctuations and the impact of acquisitions. The return on investment measure used for purposes of this performance cycle differs from the return on investment measure we currently use for external financial reporting purposes. Beginning in fiscal 2009, the return on investment measure used in our performance share program is the same as the measure we use for external financial reporting purposes, and is defined as adjusted operating income (operating income plus interest income and depreciation and amortization and rent from continuing operations) for the fiscal year or trailing twelve months divided by average investment during that period. We consider average investment to be the average of our beginning and ending total assets of continuing operations plus accumulated depreciation and amortization less accounts payable and accrued liabilities for that period, plus a rent factor equal to the rent for the fiscal year or trailing twelve months multiplied by a factor of eight.

In determining actual performance for purposes of our cash incentive plan, the CNGC made certain positive and negative adjustments to the pre-tax profit results of our total company and operating income results for each of our operating divisions, as required by the terms of the plan. The purpose of these adjustments is to ensure that results for a particular fiscal year are computed on a comparable basis as the prior year. For fiscal 2008, adjustments to pre-tax profit included matters related to acquisitions, dispositions, currency exchange rate fluctuations, and certain litigation accruals.

A portion of each NEO’s cash incentive payment is also subject to meeting diversity goals. For fiscal 2008, these goals consist of two components: placement goals and good faith efforts goals. For fiscal 2008, each NEO’s cash incentive payment could have been reduced by up to 15% if he did not achieve his diversity goals for the year. No NEO’s incentive payment was reduced because of a failure to achieve diversity goals for fiscal 2008.

Cash Incentive Weightings.    For fiscal 2008, if the threshold pre-tax profit goal for the total company had not been reached, then no payment would have been made to any participant in our cash incentive plan, including our NEOs. Because our total company pre-tax profit performance fell between the threshold goal and the maximum goal, and because the cash incentive payment of each of our NEOs is based in whole or in part on our total company performance, each of our NEOs received a cash incentive payment that was less than the maximum cash incentive that he could have earned for fiscal 2008, as follows:

	Weightings by Company and Division Performance			Payout –% of
Name	Total Company	Wal-Mart Stores	International	Maximum
H. Lee Scott, Jr.	100%			75.02%

Thomas M. Schoewe	100%			75.02%

John B. Menzer	100%			75.02%

Michael T. Duke	50%		50%	87.51%

Eduardo Castro-Wright	50%	50%		64.29%

Cash Incentive Opportunity.    The cash incentive amounts that our NEOs may earn are expressed as a percentage of each NEO’s base salary. For fiscal 2008, the CNGC approved a larger cash incentive opportunity for our NEOs than in prior years. Despite our relatively strong operating performance during fiscal 2007, our NEOs failed to realize a substantial portion of their performance-based compensation for that year. As a result, the CNGC determined that the compensation realized by our NEOs during fiscal 2007 was not consistent with their level of performance for the fiscal year, and that this discrepancy gave rise to retention risks. After multiple meetings at which the CNGC considered various alternatives, the CNGC decided to address this discrepancy by increasing the maximum cash incentive opportunity for each of our NEOs for fiscal 2008, as set forth on the table below. The “executive target” amounts represent the incentive percentages that, absent the performance and retention considerations described above, our NEOs would normally receive under our cash incentive plan. The “plan opportunity” amounts represent the increased cash incentive opportunities approved by the CNGC for fiscal 2008 only.

At the end of fiscal 2008, the CNGC approved actual incentive payouts as shown on the table below. For some of our NEOs, the CNGC exercised negative discretion to reduce the actual payout approved below the “plan opportunity” payout that resulting from the application of the payout percentages described above.

	Fiscal 2008 Incentive Payment as % of Base Salary
	Threshold		Maximum		Formula	Formula	Actual
Name	Executive Target	Plan Opportunity	Executive Target	Plan Opportunity	Payout – Executive Target	Payout – Plan Opportunity	Payout Approved
H. Lee Scott, Jr.	120%	240%	400%	800%	300%	600%	600%

Thomas M. Schoewe	60%	120%	200%	400%	150%	300%	300%

John B. Menzer	90%	180%	300%	600%	225%	450%	401%

Michael T. Duke	93.9%	187.8%	300%	600%	263%	525%	457%

Eduardo Castro-Wright	75%	150%	250%	500%	188%	321%	290%

In exercising its discretion to approve the actual incentive payouts shown above, the CNGC considered the following factors:

•	the difficulty of company-wide performance goals for fiscal 2008;

•	the difficulty of applicable business segment performance goals for fiscal 2008;

•	the impact of broader business environment factors on performance results for fiscal 2008;

•	each NEO’s individual performance of his primary job responsibilities;

•	the level of retention risk for each NEO; and

•	each NEO’s success in developing and executing broader strategic goals.

In considering these factors, the CNGC consulted with our CEO regarding how each of these factors applied to each of the other NEOs. In applying these factors to our CEO, the CNGC consulted with our Chairman. The CNGC concluded that in retrospect, the corporate and division performance goals for fiscal 2008 were difficult to achieve, and that due to rising fuel prices and other economic challenges facing our customers, the business environment during fiscal 2008 increased the difficulty of achieving these goals. The CNGC also considered the recommendations of Watson Wyatt with respect to the appropriate incentive payout for each NEO.

Performance Shares.    Goals for performance shares are expressed in terms of average performance over the performance period. All performance shares granted prior to January 2007 vested only if we achieved the threshold goals for all applicable performance measures. For example, the performance shares with a performance period ending January 31, 2008 would vest only if both our average revenue growth and our average return on investment exceeded the threshold goals for those metrics. The following table shows the performance goals applicable to the performance shares with a performance period ending January 31, 2008:

Performance Period	Performance Measure	Performance Goals (% of Performance Shares Vesting on Achievement of Goal)
		Threshold (50%)		Target (100%)		Maximum (150%)		Actual Performance		Payout
2/1/2005 – 1/31/2008	Average Revenue Growth Average Return on Investment	9.0 22.0	% %	11.0 23.0	% %	13.0 24.0	% %	7.95 23.05	% %	0%

Because we failed to satisfy the threshold average revenue growth goal for the performance cycle ended January 31, 2008, all of the performance shares held by our NEOs for that performance cycle failed to vest and were cancelled.

Beginning with the performance shares granted in January 2007 as part of fiscal 2008 compensation, we linked the vesting of a portion of the performance shares to the achievement of our goals under one performance measure and the vesting of the balance of the performance shares to the achievement of our goals under the other performance measure. We made this change to link more directly the achievement of a particular performance measure with compensation. Of the performance shares awarded in January 2007 as part of fiscal 2008 compensation, 40 percent were tied to revenue growth targets. The remaining 60 percent were dependent on our performance against return on investment targets.

What perquisites and other benefits do our NEOs receive?

Our NEOs receive a limited number of perquisites and supplemental benefits. We cover the cost of annual physical examinations. We provide each NEO with personal use of our aircraft for a specified number of hours each year. Certain NEOs receive monitoring and maintenance of home security systems. Our NEOs also receive company-paid life and accidental death and dismemberment insurance. Our NEOs also are entitled to benefits available to Associates generally, including a Wal-Mart discount card, a limited 15 percent match of purchases of our common stock through our Stock Purchase Plan, medical benefits, and foreign business travel insurance. We provide these perquisites and supplemental benefits to attract and retain talented executives to our company and to retain our current executives.

What types of retirement benefits are our NEOs eligible for?

Our NEOs are eligible for the same retirement benefits as our officers generally, such as participation in our Deferred Compensation Plan. They may also take advantage of other benefits available more broadly to our Associates, such as our Profit Sharing/401(k) Plan, and our SERP, which is a non-qualified, non-defined benefit plan in which all of our Associates participate to the extent the Internal Revenue Code limits the amounts we would ordinarily contribute for their benefit under our Profit Sharing/401(k) Plan.

Process for Establishing NEO Compensation

What is the CNGC’s role in determining NEO compensation?

Under its charter, the CNGC is responsible for establishing and approving annually the compensation of our CEO and, in consultation with the CEO, our other Executive Officers, including our other NEOs. More information regarding the members of the CNGC and their responsibilities is described under “Board Committees” beginning on page 12.

The CNGC meets numerous times each year as part of the process of establishing NEO compensation. The CNGC met twice in January 2007, prior to the start of our fiscal 2008, to consider and approve the total compensation for our NEOs for fiscal 2008 and to select the performance metrics that would apply to that compensation. The Committee had three additional meetings in February and March of 2007 to consider and establish the specific performance goals applicable to the performance-based elements of NEO compensation for fiscal 2008. The CNGC reviewed and certified our fiscal 2008 results for the performance-based elements of fiscal 2008 NEO compensation in March 2008. The CNGC also met eight times in late fiscal 2008 and early fiscal 2009 to approve changes to the design of our executive compensation program and to approve NEO compensation for fiscal 2009.

Given the importance of executive compensation decisions, we have an extensive agenda planning and review process. Each regularly scheduled CNGC meeting agenda is reviewed in advance by our Corporate Secretary, the Executive Vice President of our People Division, the CEO, our Chairman, and the chair of the CNGC to ensure that the appropriate matters are considered at each meeting, that appropriate time is allocated to each agenda item, and that CNGC members have appropriate input into, and information regarding, each agenda item.

What is the role of management and compensation consultants with respect to NEO compensation?

When evaluating, establishing and approving the compensation of our NEOs other than the CEO, the CNGC considers the performance evaluations provided by our CEO and the recommendations provided by our Chairman, our People Division, and our CEO. With respect to the compensation of our CEO, our Chairman, with support from our People Division, makes recommendations to the CNGC. As part of this process, our CEO reviews his annual performance evaluations of the other NEOs with the CNGC.

Our People Division engages compensation consultants to assist it in formulating its recommendations to the CNGC regarding NEO compensation. In analyzing the appropriate level of compensation for our NEOs for fiscal 2008, our People Division relied on “benchmarking” data and a benchmarking system developed by the Hay Group, Inc. regarding executive pay at peer companies, as described below. The Hay Group generally only advises management on compensation matters but in the past has been and, in the future, may be engaged to assist our company with non-compensation-related services. Representatives of the Hay Group are available to meet with the CNGC independently at the CNGC’s request.

In early 2007, following an extensive selection and interview process conducted by members of the CNGC, the CNGC engaged Watson Wyatt as its independent consultant to advise the CNGC on executive compensation matters and assist in assessing and establishing the compensation of Executive Officers, including our NEOs. Watson Wyatt reports directly and exclusively to the CNGC, and Watson Wyatt’s role in establishing NEO compensation is determined solely by the CNGC. The CNGC calls on Watson Wyatt when it deems necessary or advisable to obtain Watson Wyatt’s advice or recommendations. During fiscal 2008, representatives of Watson Wyatt attended all CNGC meetings at which NEO compensation was an agenda item and consulted frequently with members of the CNGC independently of management. Watson Wyatt also made recommendations to the CNGC regarding the compensation of our CEO. Watson Wyatt assisted the CNGC in evaluating the appropriateness of the compensation to be provided to our NEOs for fiscal 2008 and fiscal 2009 and the changes to our executive compensation program for fiscal 2009. In this role, representatives of Watson Wyatt attended portions of CNGC meetings during which executive compensation matters were considered, and met with and advised members of the CNGC on executive compensation matters, including the proposed compensation of our NEOs, outside of CNGC meetings.

The CNGC has sole authority to retain, terminate, and approve the fees of Watson Wyatt. Prior to its engagement as independent consultant to the CNGC, Watson Wyatt has, from time to time, been engaged by our company on various matters. As a result, Watson Wyatt has provided immaterial amounts of services to our company unrelated to the executive compensation consulting services provided to the CNGC. Under the terms of its engagement by the CNGC, Watson Wyatt may not be engaged by Wal-Mart for additional consulting services unless such services are approved by the CNGC. The CNGC has not approved any such additional services since its engagement of Watson Wyatt. The CNGC is confident that Watson Wyatt provides it with independent and objective advice on executive compensation matters.

No other consultants played a role in establishing NEO compensation for fiscal 2008. Prior to beginning the process of establishing NEO compensation for fiscal 2009, our People Division hired Mercer LLC to assist it in conducting a review of our executive compensation programs. Our People Division and Mercer evaluated our existing executive compensation programs and interviewed our Chairman, our CEO, our other NEOs, other members of our senior management, and members of the CNGC regarding those programs. Based in part on Mercer’s review, our People Division recommended changes to the design and composition of the compensation granted to our Executive Officers beginning in fiscal 2009, as described below. During this process, Watson Wyatt reviewed the reports of Mercer prepared in connection with this review and assisted the CNGC in evaluating the reports and recommendations of the People Division. Representatives of Mercer attended one meeting of the CNGC during fiscal 2008 and were available to meet with the CNGC independently at the CNGC’s request. We have engaged Mercer or its affiliates to perform other services unrelated to executive compensation. These services include advice regarding non-executive compensation, healthcare, and insurance consulting services. M. Michele Burns, a member of our Board who does not serve on the CNGC, is Chairman and Chief Executive Officer of Mercer. Ms. Burns did not participate in the consulting services provided to us by Mercer. Additionally, the services provided by Mercer were reviewed by our Internal Audit department and approved by the Audit Committee under the terms of Wal-Mart’s Transaction Review Policy.

How does the CNGC set TDC?

The process of setting TDC is a dynamic one. In setting TDC for fiscal 2008, the CNGC considered, among other things:

•	the benchmarking data and analyses described below;

•

our overall performance in the 2007 fiscal year, including our financial and operating performance, and, for those NEOs having direct responsibility for the performance of one of our operating divisions, the performance of that operating division;

•	each NEO’s individual performance and contributions to our achievement of financial goals and operational milestones;

•	each NEO’s job responsibilities, expertise, historical compensation, and years and level of experience; and

•	the importance of retaining each NEO and each NEO’s potential to assume greater responsibilities in the future.

We do not have any predetermined formula that determines which of these factors is more or less important in setting TDC, and the importance of specific factors may vary from NEO to NEO. The CNGC considers the individual circumstances of each NEO and the needs of our company when determining the importance of these factors in setting TDC for each NEO.

In evaluating individual performance, the CNGC relied on annual performance evaluations and, for each NEO other than the CEO, on discussions with our CEO regarding such NEO’s performance during the fiscal year. In assessing our CEO’s performance, the CNGC also relied on an evaluation of our CEO’s performance conducted by our Chairman and by the chair of the CNGC and on discussions with our Chairman regarding our CEO’s performance.

As a result of this process, the CNGC set TDCs for fiscal 2008 that provided our NEOs with the opportunity to earn total compensation in the top quartile of the total compensation earned by executive officers who hold comparable positions in each of our peer groups. Within this quartile, the CNGC did not attempt to establish TDCs at a specific percentile of any peer group. Rather, the CNGC viewed the benchmarking process as a general guide as to the reasonableness and competitiveness of compensation opportunities for our NEOs.

Because a significant majority of each of our NEO’s TDC is tied to performance, and because we did not achieve our maximum performance targets applicable to the performance-based elements of compensation, our NEOs generally realized compensation for fiscal 2008 well below their TDC amounts.

How is benchmarking data used by the CNGC?

During the compensation setting process for fiscal 2008, the CNGC considered benchmarking data in several ways. First, benchmarking data was used to help determine the fiscal 2008 TDC amounts for each NEO. In benchmarking our NEOs against executives at peer group companies, the CNGC relied on comparative data and analyses provided to our People Division by the Hay Group to determine which positions at peer companies are most comparable to those our NEOs. Through this process, the Hay Group analyzes positions at our company and at peer group companies and sizes each job using a consistent methodology to represent the relative scope and difficulty of these jobs. This results in a “point score” for each job that is intended to provide for more accurate comparisons by referencing jobs of similar size. Our People Division and the CNGC relied on these comparisons to determine those positions at peer group companies that are most comparable, in terms of job scope and responsibilities, to the positions and job responsibilities of our NEOs. Using this data does not produce comparable positions at all of our peer group companies for all of our NEOs.

The CNGC also used benchmarking data when allocating each NEO’s TDC among the various elements of compensation as a general guide to ensure that the value of each element was set at an appropriately competitive level consistent with our emphasis on performance-based compensation.

What peer groups do we benchmark the compensation of our NEOs against?

Our company is the world’s largest retailer by a wide margin and has significantly more extensive international operations than most publicly traded U.S.-based retailers. As a result, the CNGC believes that simply benchmarking NEO compensation against a retail industry index would not provide the CNGC with sufficient information with which to determine the appropriate compensation of our NEOs. Therefore, when setting NEO compensation for fiscal 2008, we reviewed publicly-available information for three peer groups to determine how our NEOs’ compensation compared to the compensation paid to executives in comparable positions at other companies. Since information regarding positions comparable to those of some of our NEOs is not available for many of the companies in our peer groups, using three peer groups also resulted in a larger number of positions to which our NEOs’ compensation could be benchmarked. Data regarding each of these peer groups was compiled by our People Division with the assistance of the Hay Group based on publicly available information.

Retail Industry Survey.    This survey allowed us to compare our NEO compensation to that of our primary competitors in the retail industry. For fiscal 2008, the Retail Industry Survey included all publicly traded U.S. retail companies with annual revenues exceeding approximately $9 billion, which were:

Albertson’s, Inc.

Best Buy Co., Inc.

Circuit City Stores, Inc.

Costco Wholesale Corporation

CVS Caremark Corporation

Macy’s Inc. (formerly Federated
Department Stores, Inc).

The Gap, Inc.

The Home Depot, Inc.

J.C. Penney Corporation, Inc.

Kohl’s Corporation The Kroger Co. Limited Brands, Inc. Lowe’s Companies, Inc. Office Depot, Inc. OfficeMax Incorporated Publix Super Markets, Inc. Rite Aid Corporation	Safeway Inc. Sears Holdings Corporation Staples, Inc. Supervalu Inc. Target Corporation The TJX Companies, Inc. Toys “R” Us, Inc. Walgreen Co.

Top 50.    At the time of our benchmarking for fiscal 2008, we were approximately 15 times larger in terms of annual revenue, and approximately ten times larger in terms of market capitalization, than the Retail Industry Survey at the median. To take into account this size discrepancy and the corresponding complexity of our NEOs’ job responsibilities, we also benchmarked our NEO pay against the fifty largest public companies (including Wal-Mart) in terms of market capitalization at the time of the review:

3M Company

Abbott Laboratories

Altria Group, Inc.

American Express Co.

American International Group, Inc.

Amgen Inc.

AT&T Inc.

AXA

Bank of America Corporation

Berkshire Hathaway Inc.

Bhp Billiton Limited

Chevron Corporation

Cisco Systems, Inc.

Citigroup Inc.

The Coca Cola Company

ConocoPhillips

Dell Inc.

eBay Inc.

Eli Lilly and Company

Exxon Mobil Corporation

Genentech, Inc.

General Electric Company

Google Inc.

Hewlett-Packard Company

The Home Depot, Inc.

Intel Corporation

International Business Machines Corporation

JPMorgan Chase & Co.

Johnson & Johnson

Merck & Co., Inc.

Merrill Lynch & Co., Inc.

Microsoft Corporation

Morgan Stanley

Motorola, Inc.

Oracle Corporation

PepsiCo, Inc.

Pfizer Inc.

The Procter & Gamble Company

Qualcomm, Inc.

Schlumberger Ltd.

Sprint Nextel Corporation

Time Warner Inc.

United Parcel Service, Inc.

UnitedHealth Group Inc.

Verizon Communications Inc.

Wachovia Corporation

Wells Fargo & Company

Wyeth

Yahoo! Inc.

Select Fortune 100.    Finally, we benchmarked our NEO compensation against a select group of companies within the Fortune 100. This group, which we refer to as the “Select Fortune 100,” was chosen from among the Fortune 100 by the People Division with the assistance of the Hay Group. The Select Fortune 100 includes companies whose primary business is not retailing, but that are similar to us in one or more ways, such as global operations, business model, and size. We excluded retailers from this group, since those companies were already represented in the Retail Industry Survey. We also excluded companies with business models that are broadly divergent from ours, such as financial institutions and energy companies. The 37 companies included in the Select Fortune 100 Survey used to determine fiscal 2008 compensation were:

3M Company

Abbot Laboratories

Altria Group, Inc.

Amgen Inc.

Anheuser-Busch Companies, Inc.

Apple Inc.

AT&T Corp.

Bristol-Myers Squibb Company

The Coca-Cola Company

Colgate-Palmolive Company

Dell Inc.

Emerson Electric Co.

FedEx Corporation

General Electric Company

Hewlett-Packard Company

International Business Machines Corporation

Johnson & Johnson

Johnson Controls, Inc.

Kimberly-Clark Corporation

Kraft Foods Inc.

Eli Lilly and Company

McDonald’s Corporation

Merck & Co., Inc.

Microsoft Corporation

Motorola, Inc.

News Corporation

Novartis AG

PepsiCo, Inc.

Pfizer Inc.

The Procter & Gamble Company

Sprint Nextel Corporation

Time Warner Inc.

Tyco International Ltd.

United Parcel Service, Inc.

Verizon Communications Inc.

The Walt Disney Company

Wyeth

We did not attempt to quantify or otherwise assign any relative weightings to any of these peer groups or to any particular members of a peer group when benchmarking against them.

What other information does the CNGC consider when establishing TDC?

The CNGC also reviews other information in the process of setting TDC, although the CNGC generally considers these factors to be less significant than the factors described above.

Realized Compensation.    The CNGC also reviews an estimate of the realized compensation of each of our NEOs for the prior fiscal year. The CNGC reviews this information in order to understand the compensation actually earned by each NEO and to determine whether such realized compensation is consistent with its view of the performance of each NEO. No specific quantitative criteria is used in performing this analysis; rather, the CNGC views this information as helpful in making a subjective determination as to the appropriateness and reasonableness of each NEO’s compensation and of the effectiveness of our compensation programs in achieving our objectives.

Tally Sheets.    Beginning with the fiscal 2009 NEO compensation process, the CNGC also reviewed “tally sheets” prepared by Watson Wyatt. These tally sheets summarized the total value of the compensation received by each NEO during fiscal 2008 and quantified the value of each element of that compensation, including perquisites and other benefits. They also quantified the amounts that would be owed to each NEO upon retirement or separation from our company.

Fiscal 2009 Compensation

What are the significant changes to our executive compensation program for fiscal 2009?

Prior to setting compensation for fiscal 2009, the CNGC undertook a comprehensive review and analysis of our executive compensation program to determine if any improvements could be made to more closely tie executive compensation with performance that can be impacted by our executives, and to align our executive compensation program with shareholder interests. This process began with Mercer’s review of our existing program and included the review and recommendations from our People Division and advice to the CNGC regarding these recommendations from Watson Wyatt. As a result of this review, the CNGC approved changes to our executive compensation program for fiscal 2009, including:

•	setting a “target” performance goal, in addition to the threshold and maximum goals used in prior years, under our cash incentive plan, and adding a discretionary component to the plan;

•	the use of domestic comparable store sales and international sales growth as performance metrics;

•	setting performance share goals on an annual basis, rather than setting a single set of goals for the full three-year term of the performance shares;

•	increasing the portion of annual equity awards that are conditioned on performance goals; and

•	for the time-vested portion of annual equity awards, granting restricted stock in lieu of stock options.

These changes are discussed in more detail below.

Cash Incentive Plan.    For fiscal 2009, the CNGC set target pre-tax profit and operating income goals, in addition to the threshold and maximum goals set in prior years. Upon achieving target goals, our NEOs would receive an incentive payout equal to 80% of the incentive payout that would be received if maximum performance goals are achieved. The CNGC generally seeks to set maximum and threshold pre-tax profit and operating income goals such that the relative difficulty of achieving these goals, based on the information available at the time the goals are set, is consistent from year to year. The CNGC set target performance goals for fiscal 2009 to be achievable if we perform well and in line with our expectations.

In addition, for fiscal 2009, the CNGC approved an individual performance component to the cash incentive plan. Under the plan as revised, the CNGC may, at its discretion, increase or decrease the amount of any individual NEO’s cash incentive payment by up to 20% of the target payout. Any such increase or decrease would be based on the CNGC’s subjective evaluation of an NEO’s individual performance.

For fiscal 2009, the threshold, target and maximum cash incentive payments for each of our continuing NEOs, as a percentage of base salary, are as follows:

	Fiscal 2009 Incentive Payment— Percent of Base Salary			Weightings by Company and Divisional Performance
Name	Threshold	Target	Maximum	Total Company	Wal-Mart Stores	Sam’s Club	International
H. Lee Scott, Jr.	120%	320%	400%	100%

Thomas M. Schoewe	60%	160%	200%	100%

Michael T. Duke	90%	240%	300%	50%			50%

Eduardo Castro-Wright	90%	240%	300%	50%	50%

In addition, each NEO will continue to have diversity goals. If an NEO does not achieve these diversity goals, his incentive payment could be reduced by up to 15 percent.

Equity Mix.    Over the past several years, an increasingly greater portion of equity-based compensation has been tied to our performance through the use of performance shares. For fiscal 2009, performance shares constitute approximately 75% of the total value of each NEO’s total annual equity award, up from approximately two-thirds for the prior year.

Restricted Stock.    For fiscal 2008 and for prior fiscal years, our NEOs received stock options as the time-based component of their annual compensation. For fiscal 2009, our NEOs received restricted stock instead of stock options, which constituted approximately 25% of the total value of each NEO’s total annual equity award. The CNGC viewed the time-based component of annual equity awards as primarily serving a retention function and determined that restricted stock would be a more effective tool for this purpose. As with stock options, the recipient must remain employed by us for a period of time before the restricted stock vests, and the value of the restricted stock will fluctuate along with any increases or decreases in the price of our common stock.

Performance Share Metrics.    For the performance shares granted as part of fiscal 2009 compensation, the CNGC retained return on investment as one of the performance metrics. However, the CNGC replaced the average revenue growth metric used in prior years with a domestic comparable store sales improvement metric and a growth in International Division revenue. For our continuing NEOs, the weighting of these metrics for fiscal 2009 is as follows:

Name	Return on Investment	Comparable Store Sales	International Revenue
H. Lee Scott, Jr.	60%	30%	10%

Thomas M. Schoewe	60%	30%	10%

Michael T. Duke	60%	0%	40%

Eduardo Castro-Wright	60%	40%	0%

The CNGC chose domestic comparable store sales as a performance metric because it believes it is a key driver of shareholder returns, and because investors look to comparable store sales as an important measure of performance in the retail industry.3 Since officers with primary responsibility for our international operations have little control over our domestic comparable store sales, the CNGC instead established total revenue growth in our International operations as a performance share metric for these officers.

Performance Share Goals.    As a result of its review of the performance share awards and how well they served their intended purpose, for the fiscal 2009 awards, the CNGC also changed the manner in which performance goals are set and measured. Previously, performance goals were set at the beginning of the three-year vesting period for the entire three-year period. After several years of experience with performance shares, we determined that, as a practical matter, setting goals at the beginning of a three-year period for the entire period could result in performance goals that were either not realistically achievable or could prove to be too easy to achieve. In either instance, performance shares would cease to be an effective tool in motivating performance. The performance shares granted in January 2008 will continue to have a three-year vesting period and will continue to be based on performance over that three-year period. However, the CNGC will set the goals for each fiscal year within the three-year performance cycle early in that fiscal year. At the end of each year, the CNGC will determine our performance as a percentage of our target performance goal for that year. At the end of the full three-year performance cycle, we will calculate the average of these performance percentages for the three years to determine whether any performance shares will vest and, if so, how many. This change should give the CNGC the ability to set more effective performance goals based on more current information and over a more realistic time frame.

For fiscal 2009, the CNGC set performance goals applicable to performance shares at levels which, if we perform well and in line with expectations, target performance goals should be achievable. Our company must perform at an extraordinary level in order to achieve maximum performance goals for 2009.

General Executive Compensation Matters

What are our practices for granting stock options and other equity awards?

Option Exercise Prices.    While stock options are not a part of our annual compensation for fiscal 2009, we may still grant stock options in special circumstances. We grant stock options with an exercise price equal to the fair market value of our common stock on the date of grant.

Timing of Equity Awards.    The CNGC meets each January to approve and grant annual equity awards to our NEOs for the upcoming fiscal year beginning February 1. Because of the timing of these meetings, equity grants awarded for an upcoming fiscal year are reported in the executive compensation tables appearing in this proxy as granted during the prior fiscal year. The CNGC meets again each March to establish the performance goals applicable to the performance shares and any other performance-based equity granted at the January meeting. Any special equity grants to Executive Officers during the year are approved by the CNGC at a meeting or by unanimous written consent.

Does the CNGC take tax consequences into account when designing executive compensation?

Yes. Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1 million paid to certain of our NEOs is generally not deductible unless it is performance-based. A significant portion of the compensation awarded to our NEOs satisfies the requirements for deductibility under Section 162(m). When designing NEO compensation, the CNGC considers whether particular elements of that compensation will be deductible for federal income tax purposes. The CNGC retains the ability to evaluate the performance of our NEOs and to pay appropriate compensation, even if some compensation will not be deductible under federal tax laws. Because the CNGC exercised negative discretion with respect to cash incentive payments for fiscal 2008, the CNGC believes that the full amounts of the cash incentive payments made to our NEOs for fiscal 2008 will meet the deductibility requirements under Section 162(m). With the exception of any portion of the cash incentive payment attributable to individual performance, the CNGC believes that any cash incentive payments made to our NEOs for fiscal 2009 will also meet these deductibility requirements.

[3]

The definition of comparable store sales for this purpose is the same as the definition used for financial reporting purposes, and includes sales from stores and clubs open for the previous 12 months, including remodels, relocations and expansions. Changes in format are excluded from comparable store sales when the conversion is accompanied by a relocation or expansion that results in a change in square footage of more than five percent.

Do we have employment agreements with our NEOs?

We do not have employment agreements with any of our NEOs. All NEOs are employed on an at-will basis.

Do we have severance agreements with our NEOs?

We have entered into a post-termination and non-competition agreement with each NEO. Each agreement provides that, if we terminate the NEO’s employment for any reason other than his violation of company policy, we will generally pay the NEO an amount equal to two times the NEO’s base salary, one-fourth of which is paid upon termination of employment and the balance of which is paid in installments commencing six months after separation. The amount payable may be reduced by the amount of any earnings that the NEO receives from other employment during that period.

Under these agreements, each NEO agrees that for a two-year period following his termination of employment, he will not participate in a business that competes with us and will not solicit our Associates for employment. In this context, “competing business” means any retail, wholesale, or merchandising business that sells products of the type sold by us, is located in a country in which we have a store or in which the executive knows we expect to have a store within the next two years, and has annual retail sales revenue of at least $2 billion. These agreements reduce the risk that any of our former NEOs would use the skills and knowledge they gained while with us for the benefit of one of our competitors during a reasonable period after leaving our company. For more information regarding payments that we may be required to make to our NEOs upon termination of employment, see the disclosure below entitled “Potential Payments Upon Termination or Change in Control.”

In January 2008, Mr. Menzer announced that he would retire from the Company effective March 1, 2008. After negotiation, we entered into a separation agreement with Mr. Menzer in connection with his retirement. This agreement superseded the post-termination and non-competition agreement to which he was a party. Under the terms of the separation agreement, Mr. Menzer agreed not to compete with us for a period of three years from the date of his departure and is subject to confidentiality, cooperation, non-disclosure and non-solicitation obligations. Pursuant to this separation agreement, Mr. Menzer will receive transition payments totaling $6,710,916 over the two-year period following his departure, subject to his compliance with the obligations described above. This agreement also accelerated the vesting of 222,404 Shares of restricted stock held by Mr. Menzer to his departure date.

Does our compensation program contain any provisions addressing the recovery or nonpayment of compensation in the event of misconduct?

Yes. Our cash incentive plan provides that, in order to be eligible to receive an incentive payment, the participant must have complied with our policies, including our Statement of Ethics, at all times. It further provides that if the CNGC determines, within twelve months following the payment of an incentive award, that prior to the payment of the award, a participant has violated any of our policies or otherwise committed acts inimical to the best interests of our company, the recipient must repay the incentive award upon demand. Similarly, our 2005 Stock Incentive Plan provides that if the CNGC determines that an Associate has committed any act inimical to the best interests of our company, he or she will forfeit all unexercised options and unvested Shares of restricted stock and performance shares.

Are our NEOs subject to any minimum requirements regarding ownership of our stock?

To further align the long-term interests of our NEOs and our shareholders, our Board has approved the following stock ownership guidelines:

•	beginning June 1, 2008, our CEO must maintain beneficial ownership of Shares equal in market value to five times his current annual base salary; and

•

each of our other NEOs must, beginning the later of June 1, 2008 or the fifth anniversary of his or her appointment as an executive officer, maintain beneficial ownership of Shares equal in market value to three times his or her current annual base salary.

The Board or CNGC can modify these guidelines in the event of dramatic and unexpected changes in the market value of our Shares, or in other circumstances that the Board or CNGC deem appropriate. These guidelines will become effective June 2008 for each NEO with the exception of Eduardo Castro-Wright, for whom the guidelines will become effective February 2010.

Are there any restrictions on the ability of NEOs to engage in speculative transactions involving company stock?

Yes. Our Insider Trading Policy allows NEOs to trade in our stock only during open window periods and only after they have pre-cleared transactions. Moreover, NEOs may not at any time engage in any short selling, buy or sell exchange-traded puts or calls, or otherwise engage in any transaction in derivative securities that reflect speculation about the price of our stock or that may place their financial interest against the financial interests of our company.

SUMMARY COMPENSATION

This table shows the compensation for fiscal 2008 and fiscal 2007 for each of the Company’s NEOs.

Name and Principal Position	Fiscal year ended Jan. 31,	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compen- sation ($) (5)	Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings ($) (6)	All Other Compen- sation ($) (7)	Total ($)
H. Lee Scott, Jr. President and CEO	2008 2007	1,400,000 1,300,000	0 0	14,075,468 15,274,351	6,839,918 8,081,272	8,400,000 4,285,840	450,592 308,390	431,446 422,680	31,597,424 29,672,533

Thomas M. Schoewe Executive Vice President and CFO	2008 2007	740,000 700,385	0 0	4,039,849 3,989,665	1,285,596 1,534,178	2,220,592 1,162,122	114,653 85,603	117,198 135,101	8,517,888 7,607,054

John B. Menzer Vice Chairman, Chief Administrative Officer(8)	2008 2007	1,040,000 1,000,000	0 0	6,763,931 6,141,744	2,433,794 2,827,292	4,166,624 2,435,700	253,002 186,679	205,347 154,321	14,862,698 12,745,736

Michael T. Duke Vice Chairman, International Division	2008 2007	975,000 900,000	0 0	5,212,916 4,648,859	2,217,537 2,358,174	4,459,668 2,462,670	160,223 94,793	264,404 169,900	13,289,748 10,634,396

Eduardo Castro-Wright Executive Vice President and President and CEO, Wal-Mart Stores Division	2008 2007	775,000 721,154	25,000 50,000	3,436,278 3,609,065	621,795 499,264	2,245,619 1,177,255	80,875 52,813	128,267 92,162	7,312,834 6,201,713

(1)	The amounts shown in this column are salaries earned during fiscal 2008 and fiscal 2007, the following amounts of which the NEOs elected to defer under the Deferred Compensation Plan:

Name	Fiscal 2008($)	Fiscal 2007($)
H. Lee Scott, Jr.	376,923	300,000
Thomas M. Schoewe	0	72,000
John B. Menzer	220,000	286,000
Michael T. Duke	192,308	150,000
Eduardo Castro-Wright	200,000	192,000

(2)	The amounts shown in this column for Mr. Castro-Wright are bonus payments made to Mr. Castro-Wright in fiscal 2008 and fiscal 2007 relating to his prior expatriate assignment as the President and CEO of Wal-Mart de Mexico, S.A. de C.V.

(3)	The amounts included in this column are equal to the compensation expense recognized by the Company for financial reporting purposes in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) for fiscal 2008 and fiscal 2007 relating to outstanding equity awards, including restricted stock awards, performance-based restricted stock awards and performance share awards, granted prior to or during each such fiscal year. The amounts in this column for each fiscal year disregard any estimated forfeitures related to service-based vesting conditions during that fiscal year. Amounts relating to portions of awards made in several years, including fiscal 2008 and fiscal 2007, are included.

The expense relating to restricted stock awards to the NEOs is recognized ratably in monthly increments over the vesting period of the award. Restricted stock awards vest on a number of different schedules. Certain restricted stock awards vest in installments of 25 percent of the Shares of restricted stock awarded on the third and fifth anniversaries of the grant date, with the remaining 50 percent vesting on the seventh anniversary of the grant date. Other restricted stock vests only upon the retirement on or after age 65 of the recipient.

Restricted stock granted to the NEOs on January 21, 2008 will vest in three equal installments on the second, fourth and fifth anniversaries of the grant date. Mr. Castro-Wright also received a second grant that will vest in equal installments on the third and fifth anniversaries of the grant date. During fiscal 2008, unvested restricted stock awards held by Mr. Schoewe as to

46,744 Shares that were originally scheduled to vest upon his retirement on or after age 65 were modified so that the restricted stock will vest on the following dates: 26,572 Shares on January 21, 2011; 9,592 Shares on January 5, 2012; and 10,580 Shares on January 3, 2013.

As to awards of restricted stock made prior to January 2008, within thirty days of receiving a restricted stock award, a recipient may elect to defer payment of the restricted stock in the form of cash or Shares once the restricted stock vests. Awards as to which the recipients have elected to defer the restricted stock award in cash or have not yet made an election are treated as a liability of the Company, which is marked-to-market monthly through expense using the closing Share price on the last business day of the month, which was $50.74 on January 31, 2008 and $47.69 on January 31, 2007. Where recipients elect to have awards paid or deferred in Shares, the award is treated as an equity award, and the expense is calculated using the closing Share price on the last business day of the month of election. The awards of restricted stock made on or after January 21, 2008 may be paid or deferred only in Shares. The amounts reflected in this column include both cash and Share settled awards.

Performance share award expense is recognized ratably in monthly increments over the vesting period of the award, generally three years, taking into account the likelihood of the Company achieving the performance goals set by the CNGC for each award. The following assumptions were made as of January 31, 2008 and 2007, regarding the likelihood of the Company achieving the performance goals for awards for which an amount is reflected in this column for each fiscal year shown:

Award	Payout Percentage Assumed as of January 31, 2008	Payout Percentage Assumed as of January 31, 2007
Performance share awards scheduled to vest 1/31/07	Not applicable	0%
Performance share awards scheduled to vest 1/31/08	0%	82.46%
Performance share awards scheduled to vest 1/31/09	86.03%	104.56%
Performance share awards scheduled to vest 1/31/10	92.36%	100%
Performance share awards scheduled to vest 1/31/11	100%	Not applicable

Recipients of performance share awards scheduled to vest on January 31, 2009 or January 31, 2010 may receive payment in cash or Shares at vesting and must elect the form of payment no later than six months before the end of the performance period. For those awards made to recipients who have elected to receive the award in cash or have not yet made an election, the award is treated as a liability, which is marked-to-market monthly through expense, using the closing Share price on the last business day of the month, which was $50.74 on January 31, 2008 and $47.69 on January 31, 2007. For awards to be paid or deferred in Shares, the award is treated as an equity award, and the expense is calculated using the closing Share price on the last business day of the month of election. Awards made during or after January 2008 may be paid or deferred solely in Shares. Because awards made during January 2008 were not communicated to the recipients until after the end of fiscal 2008, no expense related to these performance shares was recognized during fiscal 2008. The amounts shown in this column include both cash and Share settled awards.

During fiscal 2008 and fiscal 2007, no forfeitures of restricted stock or performance-based restricted stock awards occurred. On March 5, 2008, the CNGC determined that the threshold performance goals for the three-year performance period ending January 31, 2008 applicable to performance shares granted to the NEOs and certain other senior executives and scheduled to vest on January 31, 2008 had not been satisfied. On March 7, 2007, the CNGC determined that the threshold performance goals for the two-year performance period ending January 31, 2007 applicable to performance shares granted to the NEOs and certain other senior executives and scheduled to vest on January 31, 2007 had not been satisfied. As a result, the performance shares awarded to the NEOs that had been scheduled to vest on January 31, 2007 and January 31, 2008 were cancelled, as follows:

Name	Grant Date	Performance Shares Scheduled to Vest on 1/31/2008 Cancelled	Performance Shares Scheduled to Vest on 1/31/2007 Cancelled
H. Lee Scott, Jr.	1/21/2005	118,650	118,650
Thomas M. Schoewe	1/3/2005	21,162	21,162
John B. Menzer	1/3/2005	40,975	40,975
Michael T. Duke	1/3/2005	25,904	25,904
Eduardo Castro-Wright	1/3/2005	6,927	6,927

Because these performance shares did not vest, the cumulative expense recognized for the performance shares that would have vested on January 31, 2008 and that would have vested on January 31, 2007 was reversed during fiscal 2008 or fiscal 2007, as applicable. As a result, the amounts reflected in this column including the following credits:

Name	Fiscal 2007 Compensation Expense Credit Recorded in Fiscal 2008 for Performance Shares Scheduled to Vest on January 31, 2008($)	Fiscal 2006 Compensation Expense Credit Recorded in Fiscal 2007 for Performance Shares Scheduled to Vest on January 31, 2007($)
H. Lee Scott, Jr.	1,952,606	1,737,033
Thomas M. Schoewe	348,252	309,813
John B. Menzer	674,321	599,868
Michael T. Duke	426,285	379,232
Eduardo Castro-Wright	113,991	101,419

(4)	The amounts in this column represent the dollar amounts recognized by the Company for financial reporting purposes in accordance with SFAS 123R during fiscal 2008 and fiscal 2007 related to option awards granted to the NEOs and disregard any estimated forfeitures related to service-based vesting conditions. In accordance with SFAS 123R, the grant date fair values of these options were estimated using the Black-Scholes-Merton option pricing model. Stock options expire ten years from the date they are granted and generally vest in equal installments over a five-year service period. The assumptions made to estimate the grant date fair value of the options using the Black-Scholes-Merton model for fiscal 2008 and fiscal 2007 are discussed in Note 7 to the Company’s Consolidated Financial Statements as of January 31, 2008 and for the year then ended, which are included in the Annual Report to Shareholders.

(5)	Incentive payments in this column were earned under the Management Incentive Plan in connection with the Company’s performance for fiscal 2008 and fiscal 2007, but were paid during the following fiscal year. Certain of these amounts were deferred at the election of the officer under the Company’s non-qualified deferred compensation plans, as follows:

Name	Fiscal 2008($)	Fiscal 2007($)
Michael T. Duke	3,344,751	1,847,003
Eduardo Castro-Wright	0	588,628

(6)	The amounts shown in this column represent above-market interest credited on deferred compensation under the Company’s non-qualified deferred compensation plans, as calculated pursuant to Item 402(c)(2)(viii)(B) of Regulation S-K.

(7)	“All other compensation” for fiscal 2008 and fiscal 2007 includes the following amounts with respect to the Company’s contributions to the Company’s SERP, the personal use of Company aircraft by the NEO and incentive payments on amounts deferred under the Deferred Compensation Plan:

	Fiscal 2008			Fiscal 2007
Name	Company Contribution to SERP($)	Aircraft Use($)	Deferred Compensation Plan Incentive Payments($)	Company Contribution to SERP($)	Aircraft Use($)	Deferred Compensation Plan Incentive Payments($)
H. Lee Scott, Jr.	227,520	101,208	64,874	210,121	138,713	61,464
Thomas M. Schoewe	69,834	32,333	0	59,249	66,255	0
John B. Menzer	135,637	5,894	44,845	101,764	0	41,634
Michael T. Duke	133,707	78,474	33,701	76,222	52,904	28,865
Eduardo Castro-Wright	71,787	33,006	0	46,994	27,997	0

The value shown for personal use of Company aircraft is the incremental cost to the Company of such use, which is calculated based on the variable operating costs to the Company per hour of operation, which include fuel costs, maintenance, and associated travel costs for the crew. Fixed costs that do not change based on usage, such as pilot salaries, depreciation, insurance, and rent, were not included.

“All other compensation” for each NEO in fiscal 2008 and fiscal 2007 also includes Company contributions to the Profit Sharing/401(k) Plan and term life insurance premiums paid by Wal-Mart for the benefit of each officer for those fiscal years.

This amount also includes the Company’s cost for a senior executive physical for Messrs. Scott, Duke and Castro-Wright in fiscal 2008 and fiscal 2007 and for Mr. Menzer in fiscal 2008. This amount also includes monitoring and maintenance costs for home security equipment for Messrs. Scott, Menzer and Duke in fiscal 2008 and fiscal 2007 and for Mr. Schoewe in fiscal 2007. For Mr. Menzer, the amount for fiscal 2008 includes costs for Company-paid telephone service. For Mr. Castro-Wright, the amount for fiscal 2008 includes the costs of tax preparation services, and for fiscal 2007 includes certain tax equalization payments related to his former expatriate assignment as president and CEO of Wal-Mart de Mexico, S.A. de C.V. In addition, the amounts for fiscal 2008 for each NEO included the amounts of certain other tax gross-up payments. The values of these personal benefits are based on the incremental aggregate cost to the Company and are not individually quantified because none of them individually exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for such NEO.

(8)	Mr. Menzer retired from the Company effective March 1, 2008. Pursuant to a separation agreement between Mr. Menzer and the Company dated January 21, 2008, Mr. Menzer will receive certain cash payments after March 1, 2008 and the vesting of certain restricted stock and performance shares held by Mr. Menzer was accelerated to March 1, 2008. The amounts of such payments, which commence in fiscal 2009, and the majority of the expense related to such accelerated vesting, are not included in the amounts shown in the Summary Compensation table.

Other than post-termination agreements containing covenants not to compete (as described below under “Potential Payments upon Termination or Change in Control”), the Company does not have employment agreements with its NEOs. The CNGC reviews and approves at least annually the compensation package of all Executive Officers, consisting of base salary, annual cash incentive payments, equity awards, and perquisites. The various incentive and equity compensation plans and types of awards available under the Company’s plans are described more fully in the CD&A and more detail regarding the specific incentive and equity awards granted to NEOs during the Company’s fiscal 2007 and fiscal 2008 are set forth in the “Grants of Plan-Based Awards” table and accompanying notes.

After serving as President and CEO of Wal-Mart de Mexico, S.A. de C.V., Eduardo Castro-Wright accepted an offer of employment from Wal-Mart Stores, Inc. on December 20, 2004, which set forth his base salary, annual incentive payment, certain bonus payments related to his expatriate assignment with Wal-Mart de Mexico, S.A. de C.V., an annual stock option award, an initial restricted stock award, and the benefits to which Associates of the Company are generally entitled (e.g., health insurance and participation in the Stock Purchase Plan and the Profit Sharing/401(k) Plan). That offer was made in connection with Mr. Castro-Wright assuming the position of Executive Vice President and Chief Operating Officer of the Wal-Mart Stores Division.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Potential Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards($) (4)
		Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)
H. Lee Scott, Jr.	1/21/2008	1,747,200	4,659,200	5,824,000					—	—
	1/21/2008				149,748	299,496	449,244				14,250,019
	1/21/2008							99,832			4,750,007

Thomas M. Schoewe	1/21/2008	468,000	1,248,000	1,560,000					—	—
	1/21/2008				28,374	56,747	85,121				2,700,022
	1/21/2008							18,916			900,023

John B. Menzer (5)	—	—	—	—	—	—	—	—	—	—	—

Michael T. Duke	1/21/2008	945,000	2,520,000	3,150,000					—	—
	1/21/2008				55,170	110,340	165,510				5,249,977
	1/21/2008							36,780			1,749,992

Eduardo Castro-Wright	1/21/2008	810,000	2,160,000	2,700,000					—	—
	1/21/2008				43,348	86,696	130,044				4,124,996
	1/21/2008							112,968			5,375,017

(1)

The amounts in these columns represent the threshold, target and maximum amounts of potential cash incentive payments that may be made to the NEOs under the Management Incentive Plan based on performance during fiscal 2009. Under the Management Incentive Plan, the Company may make an annual cash incentive payment to an NEO if the Company meets certain goals under certain performance metrics established for the fiscal year as to which the payments are payable. For fiscal 2009, Wal-Mart must meet the threshold goals under each performance metric applicable to an NEO for that NEO to receive payments in the threshold amount shown above for that NEO, must meet the applicable target goals for the NEO to receive the payment of the target amount shown above and must meet the applicable maximum goals for the NEO to receive a payment in the maximum amount shown above. Performance at a level between the threshold and the maximum goals results in a payment in proportion to the level of performance between those goals. If Wal-Mart does not meet the threshold goals for each applicable performance metric, no payment will be made under the Management Incentive Plan as to fiscal 2009. The amount of the potential payments at the threshold, target and maximum levels for each NEO were set during fiscal 2008, while the specific goals for each performance metric and at each payment level were set in March 2008. Any cash incentive payment otherwise earned by an NEO can be reduced by up to 15% if that NEO fails to meet his applicable diversity goals. In addition, the CNGC may increase or decrease the amount of each of the payments shown in the table above, at its discretion, by 20% of the target payment. The CD&A provides additional information regarding cash incentive payments made pursuant to the Management Incentive Plan, the performance metrics used to determine if payments will be received by the NEOs, and the amount of any such payments.

(2)	The amounts in these columns represent performance shares awarded under the 2005 Stock Incentive Plan in fiscal 2008 as part of the fiscal 2009 compensation of the NEOs. As reflected in the table below, Wal-Mart’s performance against goals under either two or three performance metrics will determine the total number of Shares to vest for each NEO, if any. From 0 percent to 150 percent of the target number of Shares applicable to that performance metric will vest at the end of the three-year performance period to end on January 31, 2011, depending on the level of Wal-Mart’s average performance relative to goals under that performance metric over that performance period. If Wal-Mart does not meet the threshold level of performance for a particular performance metric, none of the performance shares tied to that performance metric will vest. However, vesting of the performance shares tied to a particular performance metric will not depend on Wal-Mart meeting at least the threshold goal for other performance metrics applicable to the NEO. The CNGC will annually establish performance goals under each performance metric for each of the three fiscal years within the performance period. The goals for each performance metric may be the same as or different from the goals for that performance metric in any other year in the performance period. Average performance against the annual goals for a particular performance metric over the three-year performance cycle will determine the number of performance shares to vest based on that performance metric. For the performance shares shown in these columns, for fiscal 2009, the applicable performance measures are return on investment, comparable store sales, and international revenue growth, and are weighted as follows:

Name	Performance Shares Related to Return on Investment Metric	Performance Shares Related to Comparable Store Sales Metric	Performance Shares Related to International Division Revenue Growth Metric
H. Lee Scott, Jr.	60%	30%	10%
Thomas M. Schoewe	60%	30%	10%
Michael T. Duke	60%	—	40%
Eduardo Castro-Wright	60%	40%	—

The CNGC must certify that the performance goals were attained prior to the vesting of any performance shares. Holders of performance shares do not earn dividends or enjoy other rights of shareholders with respect to such performance shares until such performance shares have vested. These performance shares will vest, if at all, upon certification of performance relative to the performance goals for the three-year period ending January 31, 2011. The CD&A provides additional information regarding the performance shares and the performance metrics used to determine if performance shares will vest and, if so, the number of Shares to vest.

(3)	The amounts in this column represent Shares of restricted stock granted under the 2005 Stock Incentive Plan. These Shares of restricted stock vest based on the continued service of the NEO as an Associate through the vesting date. These Shares are scheduled to vest in three equal installments on the second, fourth, and fifth anniversary of the date of their grant, with the exception of Mr. Castro-Wright, whose Shares are scheduled to vest on the following dates: 9,623 Shares on each of January 21, 2010 and January 21, 2012, respectively; 42,034 Shares on January 21, 2011; and 51,688 Shares on January 21, 2013. During the period prior to their vesting, the NEOs awarded Shares of restricted stock may vote the Shares and receive dividends payable with respect to those Shares, but may not sell or otherwise dispose of those Shares until they vest. The restricted stock and all related rights will be forfeited by the NEO if the restricted stock does not vest.

(4)	The grant date fair market value of the performance shares and Shares of restricted stock awarded is determined based on a per Share amount of $47.58, which is the fair market value, as defined in the 2005 Stock Incentive Plan, of the Shares as of the date of grant. As the NYSE was closed for trading on the date of grant, the fair market value was determined using the closing price on the prior trading day, which was January 18, 2008.

(5)	Mr. Menzer retired from Wal-Mart effective March 1, 2008 and, as a result, will not be eligible to receive any payments under the Management Incentive Plan with respect to fiscal 2009 and was not awarded any performance shares or restricted stock with respect to fiscal 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(8)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(10)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
H. Lee Scott, Jr.	70,220				39.875	1/13/2009	1,028,749	52,198,724	840,916	42,668,077
	219,931				54.5625	1/27/2010
	459,284				50.70	3/07/2011
	521,634				60.90	3/04/2012
	605,327				51.92	1/08/2013
	504,330	126,083	(1)		52.12	1/04/2014
	203,400	135,601	(2)		53.35	1/02/2015
	166,250	249,377	(3)		45.69	1/04/2016
	79,229	316,914	(4)		47.96	1/21/2017
Thomas M. Schoewe	25,200				54.5625	1/27/2010	267,900	13,593,246	166,162	8,431,060
	88,053				50.70	3/07/2011
	102,407				60.90	3/04/2012
	114,242				51.92	1/08/2013
	95,823	23,956	(1)		52.12	1/04/2014
	36,277	24,186	(2)		53.35	1/02/2015
	31,516	47,276	(3)		45.69	1/04/2016
	15,013	60,050	(4)		47.96	1/21/2017
John B. Menzer (11)	34,482				39.875	1/13/2009	384,006	19,484,464	212,867	10,800,871
	35,739				54.5625	1/27/2010
	130,741				50.70	3/07/2011
	179,212				60.90	3/04/2012
	211,865				51.92	1/08/2013
	180,322	45,081	(1)		52.12	1/04/2014
	70,242	46,829	(2)		53.35	1/02/2015
	61,195	91,793	(3)		45.69	1/04/2016
	29,187	116,747	(4)		47.96	1/21/2017
Michael T. Duke	16,526				19.9688	7/31/2008	313,035	15,883,395	283,992	14,409,754
	20,062				39.875	1/13/2009
	18,087				46.00	2/27/2010
	86,672				50.70	3/07/2011
	102,407				60.90	3/04/2012
	110,335				51.92	1/08/2013
	100,000	150,000	(5)		48.07	2/02/2013
	99,240	24,810	(1)		52.12	1/04/2014
	44,407	29,606	(2)		53.35	1/02/2015
	47,275	70,913	(3)		45.69	1/04/2016
	25,021	100,083	(4)		47.96	1/21/2017
Eduardo Castro-Wright	41,108				46.22	9/06/2011	257,973	13,089,550	214,721	10,894,943
	17,025				55.80	1/10/2012
	29,916				47.80	1/30/2013
	16,354	4,089	(6)		52.40	1/08/2014
	11,874	7,917	(7)		53.01	1/20/2015
	34,143	51,215	(3)		45.69	1/04/2016
	18,766	75,062	(4)		47.96	1/21/2017

(1)	These options vest and become exercisable on January 5, 2009.

(2)	These options vest and become exercisable in equal installments on January 3, 2009 and 2010.

(3)	These options vest and become exercisable in equal installments on January 5, 2009, 2010 and 2011.

(4)	These options vest and become exercisable in equal installments on January 22, 2009, 2010, 2011 and 2012.

(5)	These options vest and become exercisable in equal installments on February 3, 2008, 2009 and 2010.

(6)	These options vest and become exercisable on January 9, 2009.

(7)	These options vest and become exercisable in equal installments on January 21, 2009 and 2010.

(8)	The numbers in this column include Shares of restricted stock with service-based vesting requirements. These Shares of restricted stock held by the NEOs are scheduled to vest in amounts and on the dates shown in the following table:

Vesting Date	H. Lee Scott, Jr.	Thomas M. Schoewe	John B. Menzer	Michael T. Duke	Eduardo Castro-Wright
February 25, 2008	—	—	—	—	9,711
January 5, 2009	32,138	4,797	8,394	4,797	—
January 30, 2009	—	45,662	—	—	—
February 28, 2009	—	8,686	—	—	—
January 3, 2010	29,639	5,291	10,239	6,476	—
January 21, 2010	33,244	6,299	—	12,247	11,355
February 25, 2010	—	—	—	—	9,711
January 21, 2011	—	26,572	—	—	42,034
January 5, 2012	—	9,592	—	—	—
January 21, 2012	33,244	6,299	—	12,248	9,623
January 3, 2013	—	10,580	—	—	—
January 21, 2013	33,344	6,318	—	12,285	51,688
March 14, 2014	407,792	—	—	—	—
December 7, 2014	—	—	—	81,243	—
March 27, 2016	—	—	135,699	—	—
February 22, 2020	—	—	—	—	9,014

The numbers in this column also include Shares of performance-based restricted stock for which the performance conditions have been satisfied, but which remain subject to service-based vesting requirements. These Shares of performance-based restricted stock held by the NEOs are scheduled to vest in amounts and on the dates shown in the following table:

Vesting Date	H. Lee Scott, Jr.	Thomas M. Schoewe	John B. Menzer	Michael T. Duke	Eduardo Castro-Wright
September 29, 2008	—	—	114,837	91,869	57,418
January 5, 2009	229,674	82,682	—	—	—
September 29, 2010	—	—	114,837	91,870	57,419
January 5, 2011	229,674	55,122	—	—	—

(9)	Based on the closing price of Shares on January 31, 2008, of $50.74.

(10)	The numbers in this column are the number of performance shares held by the NEOs, the vesting of which is subject to the Company meeting certain performance goals as described in the CD&A, footnote 3 to the Summary Compensation table, and footnote 2 to the Grants of Plan-Based Awards table. For purposes of this table, performance shares are assumed to vest at target vesting levels. The target number of Shares for each NEO (other than Mr. Menzer; see footnote 11 below) scheduled to vest, if the target level performance goals are met, on January 31, 2009, 2010 and 2011 are as follows:

Name	Scheduled to Vest 1/31/2009	Scheduled to Vest 1/31/2010	Scheduled to Vest 1/31/2011
H. Lee Scott, Jr.	277,304	264,116	299,496
Thomas M. Schoewe	52,528	56,887	56,747
Michael T. Duke	78,792	94,860	110,340
Eduardo Castro-Wright	56,905	71,120	86,696

(11)	Mr. Menzer retired from the Company effective March 1, 2008. Pursuant to a separation agreement between the Company and Mr. Menzer, the Company agreed to accelerate the vesting of 222,404 Shares of restricted stock held by Mr. Menzer to March 1, 2008. All other equity awards held by Mr. Menzer on January 31, 2008 and shown in the foregoing table, including restricted stock, performance shares and stock options, were forfeited by Mr. Menzer on March 1, 2008 and have been cancelled.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting(#)		Value Realized on Vesting($)(2)
H. Lee Scott, Jr.	74,318	2,016,998	87,820	(3)	4,131,034

Thomas M. Schoewe	—	—	14,138	(4)	664,474

John B. Menzer	79,858	2,224,940	21,942	(5)	1,028,370

Michael T. Duke	26,788	801,663	14,651	(6)	687,225

Eduardo Castro-Wright	—	—	3,300	(7)	161,972

(1)	The “value realized on exercise” equals the difference between the weighted-average closing price of Shares on the NYSE on the dates of exercise and the option exercise price, multiplied by the number of Shares acquired upon exercise of stock options.

(2)	The “value realized on vesting” equals the number of Shares vested multiplied by the weighted-average closing price of Shares on the NYSE on the various dates on which such Shares vested.

(3)	86,409 of these Shares were deferred in the form of cash until a date specified by Mr. Scott or his earlier separation from the Company pursuant to elections made by Mr. Scott in prior years. The aggregate amount credited to Mr. Scott’s deferred compensation accounts in connection with these deferrals was $4,064,751.

(4)	13,795 of these Shares were deferred in the form of Shares until a date specified by Mr. Schoewe or his earlier separation from the Company pursuant to elections made by Mr. Schoewe in prior years.

(5)	21,487 of these Shares were deferred in the form of cash until a date specified by Mr. Menzer or his earlier separation from the Company pursuant to elections made by Mr. Menzer in prior years. The aggregate amount credited to Mr. Menzer’s deferred compensation accounts in connection with these deferrals was $1,007,111.

(6)	14,301 of these Shares were deferred in the form of cash until Mr. Duke’s separation from the Company pursuant to elections made by Mr. Duke in prior years. The aggregate amount credited to Mr. Duke’s deferred compensation accounts in connection with these deferrals was $670,880.

(7)	1,546 of these Shares were deferred in the form of cash until Mr. Castro-Wright’s separation from the Company pursuant to elections made by Mr. Castro-Wright in prior years. The aggregate amount credited to Mr. Castro-Wright’s deferred compensation accounts in connection with these deferrals was $78,444.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE ($)(4)
H. Lee Scott, Jr.	4,441,675	292,394	2,277,224	0	42,250,279

Thomas M. Schoewe	699,958	69,834	616,524	0	13,138,037

John B. Menzer	1,227,112	180,481	1,151,972	0	18,486,510

Michael T. Duke	2,710,190	167,409	811,445	0	15,389,820

Eduardo Castro-Wright	867,072	71,787	375,082	0	5,851,255

(1)

The amounts in this column represent salary, incentive payments under the Management Incentive Plan, and equity awards deferred under the Deferred Compensation Plan during fiscal 2008 pursuant to an election by the Named Executive Officer. Salary amounts deferred are included in the Summary Compensation table above under “Salary” for fiscal 2008. Amounts deferred under the Management Incentive Plan were earned in fiscal 2007 but paid and deferred in fiscal 2008, and these amounts appear in the Summary Compensation table above under “Non-Equity Incentive Compensation” for fiscal 2007. Deferrals of equity awards were generally deferred upon vesting pursuant to an election made in a prior year by the NEO. The following table indicates the portion of each NEO’s salary, payments deferred under the Management Incentive Plan, and equity that was deferred in fiscal 2008. For purposes of the following table, deferred equity is valued using the closing Share price on January, 31, 2008 of $50.74:

Name	Contributions	Amount ($)
H. Lee Scott, Jr.	Salary Management Incentive Plan Payments Equity	376,923 0 4,064,752

Thomas M. Schoewe	Salary Management Incentive Plan Payments Equity	0 0 699,958

John B. Menzer	Salary Management Incentive Plan Payments Equity	220,000 0 1,007,112

Michael T. Duke	Salary Management Incentive Plan Payments Equity	192,307 1,847,003 670,880

Eduardo Castro-Wright	Salary Management Incentive Plan Payments Equity	200,000 588,628 78,444

(2)	The amounts in this column represent participation incentive payments under the Deferred Compensation Plan and Company contributions to the SERP earned in fiscal 2008 but credited to the NEO’s deferral account during fiscal 2009.

(3)	The amounts in this column represent all interest on contributions to the Deferred Compensation Plan and the SERP and dividend equivalents credited to deferral accounts during fiscal 2008. The “above market” portion of this interest is included in the fiscal 2008 amounts in the Summary Compensation table above under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

(4)	The aggregate balance for each NEO includes certain deferred salary, deferred Management Incentive Plan payments, and above-market interest amounts included in the fiscal 2007 amounts in the Summary Compensation table above, as follows:

Name	Deferred Salary($)	Deferred MIP($)	Above- Market Interest($)	Total($)
H. Lee Scott, Jr.	300,000	0	308,390	608,390

Thomas M. Schoewe	72,000	0	85,603	157,603

John B. Menzer	286,000	1,847,003	186,679	2,319,682

Michael T. Duke	150,000	0	94,793	244,793

Eduardo Castro-Wright	192,000	588,628	52,813	833,441

The table below reflects the year in which each Named Executive Officer first made contributions to the Deferred Compensation Plan:

Name	Participated Since
H. Lee Scott, Jr.	Fiscal year ended 1/31/1996

Thomas M. Schoewe	Fiscal year ended 1/31/2001

John B. Menzer	Fiscal year ended 1/31/1997

Michael T. Duke	Fiscal year ended 1/31/1997

Eduardo Castro-Wright	Fiscal year ended 1/31/2003

Under the Deferred Compensation Plan, all officers may defer up to 100 percent of their base salary and annual incentive awards under the Management Incentive Plan. Interest accrues on amounts deferred at an interest rate set annually by the CNGC, which is typically based on the ten-year Treasury note rate plus 2.70 percent. For the 2007 Deferred Compensation Plan year, the interest rate was 7.07 percent. The interest rate for the 2008 Deferred Compensation Plan year, which began on April 1, 2007, and ended on March 31, 2008, was 7.36 percent. The interest rate was the ten-year Treasury note rate determined as of the first business day of January 2007, plus 2.70 percent.

The Deferred Compensation Plan provides an incentive payment to reward participants who have remained with the Company ten or more consecutive full years beginning with the year the participant first made a deferral under the Deferred Compensation Plan. Specifically:

•

In the tenth year of continuous employment beginning with the year the participant first made a deferral under the Deferred Compensation Plan, the Company credits the deferral account with an increment equal to 20 percent of the sum of the principal amount of base salary and cash incentive payments deferred (taking into account a maximum amount equal to 20 percent of base salary) plus accrued interest on such amounts (“20 Percent Increment”) in each of the first six years of the executive’s deferrals.

•	In the eleventh and subsequent years, the 20 Percent Increment is credited based on the recognized amount deferred five years earlier, plus earnings thereon.

•

In addition, in the fifteenth year of continuous employment beginning with the year the participant first made a deferral under the Deferred Compensation Plan, the Company credits the deferral account with ten percent of the principal amount of base salary and cash incentive payments deferred (taking into account a maximum amount equal to 20 percent of base salary) plus accrued interest on such amount (“10 Percent Increment”) in each of the first six years of the participant’s deferrals.

•	In the sixteenth and subsequent years, the 10 Percent Increment is credited based on the amount deferred ten years earlier, plus earnings thereon.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Most of the Company’s plans and programs, including its deferred compensation plans, contain provisions specifying the consequences of a termination of employment. These provisions are described below. Other than the non-competition agreements described below, the Company does not have any employment agreements with its NEOs. The Company does not have any pension plans or other defined benefit retirement plans in which the NEOs participate.

Non-competition agreements.    The Company has entered into an agreement with each of the NEOs that contains a covenant of such NEO not to compete with the Company and that provides for certain post-termination payments to be made to such NEO. Each agreement prohibits the NEO, for a period of two years following his termination of employment with the Company for any reason, from participating in a business that competes with the Company and from soliciting the Company’s Associates for employment. For purposes of the agreements, a “competing business” includes any retail, wholesale, or merchandising business that sells products of the type sold by the Company at retail, is located in a country in which the Company has a store or in which the NEO knows the Company expects to have a store within the next two years, and has annual retail sales revenue of at least $2 billion. No amounts are payable to an NEO in the future with respect to such covenant not to compete. Each agreement also provides that, if the NEO’s employment is terminated by the Company for any reason other than his violation of Company policy, the Company will continue to pay his base salary in effect immediately prior to his termination for two years following termination of employment, less any earnings the NEO receives from other employment. Using each executive officer’s base salary for fiscal 2009, the maximum total payments by the Company to each continuing NEO under such termination circumstances would be as follows:

H. Lee Scott, Jr.	$2,912,000

Thomas M. Schoewe	$1,560,000

Michael T. Duke	$2,100,000

Eduardo Castro-Wright	$1,800,000

Equity awards.    The notice of award applicable to each of the types of equity awards granted to NEOs generally includes provisions specifying the treatment of the award in the event of termination under various circumstances, as follows:

•

Options.    In the event of the death of one of the NEOs, all unexercisable options to purchase Shares would generally vest and become exercisable immediately, and remain exercisable until one year after death. Upon termination of employment for any other reason, unvested options generally do not vest and are forfeited. The following table shows the aggregate intrinsic value (i.e., the stock price minus the exercise price) of all unvested options that would have become exercisable in the event of the NEO’s death on January 31, 2008 (based on the closing price of Shares on January 31, 2008, of $50.74). Any options “out of the money” as of January 31, 2008, are excluded for purposes of this table.

H. Lee Scott, Jr.	$3,981,506

Thomas M. Schoewe	$610,097

Michael T. Duke	$2,427,836

Eduardo Castro-Wright	$965,661

•

Restricted stock.    In the event of the death of an NEO after such NEO’s tenth year of service to the Company, all unvested restricted stock held by such NEO would generally vest. Prior to ten years of service to the Company, any Shares of restricted stock granted three years or more prior to the death of such NEO would generally vest. In the event that an NEO’s status as an Associate was terminated by reason of disability or retirement on or after age 65, any restricted stock that would have vested within three months of the date of such termination would generally vest immediately. None of the NEOs had reached age 65 as of January 31, 2008. Upon termination of employment for any other reason, unvested restricted stock generally does not vest and is forfeited. The following table shows the value, as of January 31, 2008, of all unvested restricted stock that would have vested upon an NEO’s death or disability on January 31, 2008 (based on the closing price of Shares on January 31, 2008 of $50.74):

	Upon Death($)	Upon Disability($)
H. Lee Scott, Jr.	52,198,724	0

Thomas M. Schoewe	5,641,273	0

John B. Menzer	19,484,464	0

Michael T. Duke	15,883,396	0

Eduardo Castro-Wright	422,867	492,736

•

Restricted stock rights.    In the event of the death of an NEO, all unvested restricted stock rights would generally vest immediately. In the event that an NEO’s status as an Associate was terminated by reason of disability, any restricted stock rights that would have vested within 90 days of the date of termination would generally vest immediately. Upon termination of employment for any other reason, including retirement, unvested restricted stock rights generally do not vest and are forfeited. The following table shows the value, as of January 31, 2008, of all unvested restricted stock rights that would have vested upon an NEO’s death or disability on January 31, 2008 (based on the closing price of Shares on January 31, 2008, of $50.74):

	Upon Death($)	Upon Disability($)
Eduardo Castro-Wright	122,385	0

•

Performance shares.    In the event of the death of an NEO on or after ten years of service to the Company, all performance shares held by such NEO would generally vest in an amount equal to the number that would have vested at the end of the applicable performance cycle. In the event that an NEO’s status as an Associate was terminated by reason of disability or by reason of death prior to completing ten years of service to the Company, all performance shares held by such NEO would generally vest in an amount equal to the number that would have vested at the end of the applicable performance cycle, prorated based upon the number of full calendar months during the applicable performance cycle during which the NEO was employed by the Company. Upon termination of employment for any other reason, including retirement, unvested performance shares generally do not vest and are forfeited. The following table shows the estimated value, as of January 31, 2008, of all performance shares that would have vested upon an NEO’s death or disability on January 31, 2008 (based on the closing price of Shares on January 31, 2008, of $50.74 and assuming that target performance goals are achieved for each grant of performance shares):

	Upon Death($)	Upon Disability($)
H. Lee Scott, Jr.	42,668,078	13,849,635
Thomas M. Schoewe	2,738,286	2,738,286
John B. Menzer	10,800,872	5,327,548
Michael T. Duke	14,409,754	4,266,980
Eduardo Castro-Wright	3,125,330	3,125,330

In addition, the CNGC has discretion to accelerate the vesting of any equity awards and to make other payments or grant other benefits upon a severance from the Company.

The NEOs also participate in the Company’s deferred compensation plans, the general terms of which are described in the CD&A. See “Nonqualified Deferred Compensation” above for information regarding the aggregate total compensation deferred by each NEO as of January 31, 2008.

Mr. Menzer retired from the Company on March 1, 2008. On January 21, 2008, the Company entered into a separation agreement with Mr. Menzer. Under this agreement, which was reviewed and approved by the CNGC, Mr. Menzer is entitled to certain conditional benefits following his departure from the Company. The agreement supersedes a post-termination agreement and covenant not to compete to which the Company and Mr. Menzer were previously parties.

Under the terms of the agreement, Mr. Menzer is obligated not to compete with the Company for a period of three years from his retirement. Mr. Menzer is also subject to certain confidentiality, cooperation, non-disclosure and non-solicitation obligations. Pursuant to the agreement, Mr. Menzer will receive transition payments totaling $6,710,916 over the two-year period following the date of his retirement, subject to his compliance with the obligations described above. Also under the agreement, the vesting of 222,404 Shares of restricted stock held by Mr. Menzer was accelerated to March 1, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of the end of fiscal 2008 with respect to Shares that may be issued under the Company’s existing equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	82,676,632	(2)	44.69	128,978,494
Equity compensation plans not approved by security holders (1)	25,879		34.14	N/A	(3)
Total	82,702,511		44.68	128,978,494

(1)	ASDA Group Ltd. (“ASDA”), Wal-Mart’s wholly-owned subsidiary in the United Kingdom, sponsors two equity plans that were in effect and had grants outstanding at the end of fiscal 2008. The Company does not anticipate issuing grants from these plans in the future and cannot do so without shareholder approval under the requirements of the NYSE Listed Company Manual. The two equity compensation plans are as follows:

•

The ASDA Group Long Term Incentive Plan (“ASDA LTIP”) provides for stock option grants to ASDA officers at a discounted option price. The ASDA LTIP provides for a committee of ASDA’s board of directors to administer the ASDA LTIP and set the other terms of the options granted.

•

The ASDA 1994 Executive Share Option Scheme (“ESOS”) provides for stock option grants to ASDA senior Associates and directors at the average market price of Shares for the last three days in the week prior to the week of the grant. The ESOS provides for ASDA’s board of directors or a committee of ASDA’s board of directors to administer the ESOS and set the other terms of the options granted. Under the terms of the ESOS, no grants could or may occur after July 13, 2004.

(2)	This amount includes 6,637,131 performance shares granted under the 2005 Stock Incentive Plan, which represents the maximum number of performance shares that will vest assuming the Company meets or exceeds the maximum performance goals for each performance cycle. This amount includes the number of performance shares awarded to certain officers relating to the performance cycle ended January 31, 2008, that were actually paid out in fiscal 2009 after the performance of the Company for that performance cycle was certified in fiscal 2009. This amount also includes 521,558 Shares deferred by directors of the Company under the 2005 Stock Incentive Plan and the Director Compensation Plan. The weighted average exercise price does not take these awards into account.

(3)	There is no stated limit on the aggregate number of Shares that may be issued under the ASDA LTIP. Under the ESOS, no future issuances of Shares under the ESOS may occur.

STOCK OWNERSHIP

The following tables set forth ownership of Shares by major shareholders, directors, director nominees, and Executive Officers of the Company.

HOLDINGS OF MAJOR SHAREHOLDERS

There were 3,952,259,534 Shares outstanding on March 31, 2008. The following table lists the beneficial owners of five percent or more of the Shares as of March 31, 2008.

			Shared Voting and Investment Power
Name and Address of Beneficial Owner	Direct or Indirect Ownership with Sole Voting and Investment Power		Shared, Indirect Ownership through Walton Enterprises, LLC		Other Indirect Ownership with Shared Voting and Investment Power	Total		Percent of Class
Alice L. Walton	6,985,152		1,680,506,739 (shared ownership	(2) )	3,889,723(3)(4)	1,691,381,614	(2) (3) (4)	42.80%
Estate of Helen R. Walton	0		1,680,506,739 (shared ownership	(2) )	0	1,680,506,739	(2) (3)	42.52%
Jim C. Walton	10,484,183		1,680,506,739 (shared ownership	(2) )	2,079,091(3)	1,693,070,013	(2) (3)	42.84%
Estate of John T. Walton	2,174		1,680,506,739 (shared ownership	(2) )	0	1,680,508,913	(2) (3)	42.52%
S. Robson Walton	2,877,804	(1)	1,680,506,739 (shared ownership	(2) )	4,438,491(3)(4)	1,687,823,034	(1) (2) (3) (4)	42.71%

(1)	The number includes 58,591 Shares held in the Profit Sharing/401(k) Plan on behalf of S. Robson Walton. He has sole voting power, but no investment power, with respect to these Shares.

(2)	Walton Enterprises, LLC holds a total of 1,680,506,739 Shares. Alice L. Walton, Jim C. Walton and S. Robson Walton share voting and dispositive power with respect to all Shares held by Walton Enterprises, LLC, individually as managing members of Walton Enterprises, LLC and in their capacities as the co-personal representatives of the Estate of Helen R. Walton and of the Estate of John C. Walton, which are also managing members of Walton Enterprises, LLC. The managing members have the power to sell and vote those Shares. The business address of each managing member is P.O. Box 1508, Bentonville, Arkansas 72712.

(3)	The number includes 2,174 Shares held by the Estate of John T. Walton, as to which Alice L. Walton, Jim C. Walton, and S. Robson Walton share voting and dispositive power (the Estate of John T. Walton is also shown as having sole voting and dispositive power over such Shares). The number also includes 2,076,917 Shares held by a corporation organized and operated for charitable purposes of which Alice L. Walton, Jim C. Walton and S. Robson Walton and four other unrelated individuals are the directors.

(4)	The number includes 1,810,632 Shares held by a partnership in which certain trusts of which Alice L. Walton, as the trustee, and S. Robson Walton are general partners and in such capacities share a majority of the voting and dispositive power with respect to those Shares.

HOLDINGS OF OFFICERS AND DIRECTORS

This table shows the number of Shares held by each director, director nominee, and the Named Executive Officers on March 31, 2008. It also shows the Shares held by all of Wal-Mart’s directors, director nominees, and Executive Officers as a group on that date.

Name of Beneficial Owner	Direct or Indirect with Sole Voting and Investment Power (1)	Indirect with Shared Voting and Investment Power		Total		Percent of Class
Aida M. Alvarez	5,792	150		5,942		*
James W. Breyer	112,007	0		112,007		*
M. Michele Burns	13,772	0		13,772		*
James I. Cash, Jr.	7,992	0		7,992		*
Eduardo Castro-Wright (2)	419,264	0		419,264		*
Roger C. Corbett	3,084	0		3,084		*
Douglas N. Daft	16,676	0		16,676		*
Michael T. Duke	1,235,055	0		1,235,055		*
David D. Glass	608,890	500,000	(3)	1,108,890		*
Roland A. Hernandez	43,159	0		43,159		*
John B. Menzer	1,317,905	0		1,317,905		*
Gregory B. Penner	0	1,840,852		1,840,852		*
Allen I. Questrom	3,907	0		3,907		*
Thomas M. Schoewe	980,664	0		980,664		*
H. Lee Scott, Jr.	4,260,444	3,148		4,263,592		*
Jack C. Shewmaker	3,194,354	1,992		3,196,346		*
Arne M. Sorenson	0	0		0		*
Jim C. Walton	10,484,183	1,682,585,830	(4)	1,693,070,013	(4)	42.84%
S. Robson Walton	2,877,804	1,684,945,230	(4)	1,687,823,034	(4)	42.71%
Christopher J. Williams	16,411	0		16,411		*
Linda S. Wolf	11,210	290		11,500		*
Directors and Executive Officers as a Group (27 persons)	26,738,992	1,687,299,179		1,714,038,171		43.37%

*	Less than one percent

(1)	These amounts include Shares of unvested restricted stock for certain Executive Officers and stock units deferred under the Director Compensation Plan for certain Non-Management Directors. These amounts also include Shares that the following persons had a right to acquire within 60 days after March 31, 2008, through the exercise of stock options and vested Shares they hold in the Profit Sharing/401(k) Plan:

Name	Number of Shares underlying stock options exercisable within 60 days	Shares held in the Profit Sharing/401(k) Plan
Aida M. Alvarez	0	0
James W. Breyer	5,512	0
M. Michele Burns	0	0
James I. Cash, Jr.	0	0
Eduardo Castro-Wright	169,186	198
Roger C. Corbett	0	0
Douglas N. Daft	0	0
Michael T. Duke	720,032	1,136
David D. Glass	0	0
Roland A. Hernandez	14,946	0
John B. Menzer	932,985	0
Allen I. Questrom	0	0
Thomas M. Schoewe	508,531	359
H. Lee Scott, Jr.	2,829,605	26,073
Jack C. Shewmaker	14,946	0
Jim C. Walton	0	0
S. Robson Walton	0	58,591
Christopher J. Williams	0	0
Linda S. Wolf	0	0
Directors and Officers as a Group (27 persons)	5,687,504	90,680

(2)	Eduardo Castro-Wright also owns stock options representing 18,962 shares of Wal-Mart de Mexico, S.A. de C.V.

(3)	Amounts shown for David D. Glass include 300,000 Shares held by Glass Investments LLC and 200,000 Shares held by the Glass Family Foundation.

(4)	Amounts shown for S. Robson Walton and Jim C. Walton in this column include 1,680,506,739 Shares held by Walton Enterprises, LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Wal-Mart’s directors, Executive Officers, and persons who own more than ten percent of the Shares to file reports of ownership and changes in ownership with the SEC. SEC regulations require Wal-Mart to identify anyone who failed to file a required report or filed a late report during fiscal 2008. The Company believes that all Section 16(a) filing requirements were met during fiscal 2008.

RELATED-PARTY TRANSACTIONS

This section discusses certain direct and indirect relationships and transactions involving Wal-Mart and certain of its directors, Executive Officers, a director nominee, the beneficial owners of more than five percent of the Shares, and certain members of the immediate families of the foregoing. Wal-Mart believes that the terms of the transactions described below are comparable to terms that would have been reached by unrelated parties in arms-length transactions.

Transactions: Springdale Card & Comic Wholesale, Inc. (“Springdale Card”), which was owned by the son of David D. Glass, a director and former Executive Officer of Wal-Mart, had sales to Wal-Mart in the amount of approximately $1,327,765 from February 1, 2007 until June 30, 2007, on which date Mr. Glass’ son sold Springdale Card to a party not related to Mr. Glass or Wal-Mart.

Roland A. Hernandez, a director of Wal-Mart, beneficially owns more than ten percent of Inter-Con Security Systems, Inc. (“Inter-Con”), and his brother is an executive officer of Inter-Con. Business between Wal-Mart and Inter-Con has been conducted since 1995, which predates Mr. Hernandez’s service as a director. During fiscal 2008, Wal-Mart paid Inter-Con, through its subsidiary operating in Mexico, approximately $745,125 for security services. Wal-Mart anticipates that it will continue to purchase security services from Inter-Con during fiscal 2009 in amounts similar to or greater than amounts paid in fiscal 2008.

M. Michele Burns, a director of Wal-Mart, is the Chairman and Chief Executive Officer of Mercer LLC (“Mercer”), a subsidiary of Marsh & McLennan Companies, Inc. During fiscal 2008, Wal-Mart paid Mercer and its subsidiaries approximately $1.734 million for consulting services. Wal-Mart anticipates that it will continue to purchase consulting services from Mercer during fiscal 2009 in amounts similar to or greater than amounts paid in fiscal 2008.

Arne M. Sorenson, a director nominee of Wal-Mart, is the Chief Financial Officer of Marriott International, Inc. (“Marriott”) and the president of Marriott’s European lodging division. During fiscal 2008, Wal-Mart paid or reimbursed payments made to Marriott and its subsidiaries of approximately $5.5 million for hotel, lodging and related services. Wal-Mart anticipates that it will continue to purchase similar services from and reimburse payments made to Marriott and its subsidiaries during fiscal 2009 in amounts similar to or greater than amounts paid or reimbursed in fiscal 2008.

During fiscal 2008, a manufacturing company and certain of its subsidiaries, which are collectively owned by Jim C. Walton, recorded consolidated sales of products to the Company in the amount of $139,170. Wal-Mart anticipates that it will purchase additional products in fiscal 2009 pursuant to purchase orders placed from time to time in the ordinary course of business.

During fiscal 2008, a banking corporation that is collectively owned by Jim C. Walton, S. Robson Walton, the Estate of John T. Walton and certain of that banking corporation’s bank subsidiaries made payments to Wal-Mart in the aggregate amount of $559,791 for banking facility rent and related ATM surcharges. The banking corporation and its affiliates made additional payments to Wal-Mart pursuant to similar arrangements that were awarded by Wal-Mart on a competitive-bid basis. The leases of banking facility space in various stores remain in effect, and it is anticipated that such banking corporation and its affiliates will pay Wal-Mart approximately $676,000 in fiscal 2009 pursuant to those leases not awarded on a competitive-bid basis.

Relationships: Mauricio Castro-Wright, a director of operations in Wal-Mart Brazil, is the brother of Eduardo Castro-Wright, an Executive Officer. For fiscal 2008, Wal-Mart paid Mauricio Castro-Wright a salary of $196,837, a bonus of $114,066 and other benefits having a value of $85,675 (including Company contributions to Mr. Castro-Wright’s Profit Sharing/401(k) Plan account, SERP account, and payments related to his expatriate assignment). As part of Mauricio Castro-Wright’s fiscal 2008 compensation, he also received a grant of stock options to purchase 733 Shares at an exercise price of $47.26 per Share and 496 restricted stock rights. Mauricio Castro-Wright continues to serve as a director of operations in Brazil, and in fiscal 2009 he may receive compensation and other benefits for his services to Wal-Mart in amounts similar to those received during fiscal 2008.

Stephen P. Weber, a manager in Wal-Mart’s Information Systems Division, is the son-in-law of Michael T. Duke, an Executive Officer. For fiscal 2008, Wal-Mart paid Mr. Weber a salary of $97,288, a bonus of $22,528, and other benefits totaling $12,517 (including Company contributions to Mr. Weber’s Profit Sharing/401(k) Plan account and health insurance premiums). As part of Mr. Weber’s fiscal 2008 compensation, he also received a grant of stock options to purchase 314 Shares at an exercise price of $47.26 and 213 restricted stock rights. Mr. Weber continues to be a Wal-Mart Associate, and in fiscal 2009, he may receive compensation and other benefits for his services to Wal-Mart in amounts similar to those received during fiscal 2008.

Timothy K. Togami, a senior director in Wal-Mart’s Human Resources Department, is the brother-in-law of Rollin L. Ford, an Executive Officer. For fiscal 2008, Wal-Mart paid Mr. Togami a salary of $139,139, a bonus of $23,401, and other benefits totaling $7,755 (including Company contributions to Mr. Togami’s Profit Sharing/401(k) Plan account and health insurance premiums). As part of Mr. Togami’s fiscal 2008 compensation, he also received a grant of stock options to purchase 942 Shares at an exercise price of $47.26 and 638 restricted stock rights. Mr. Togami continues to be a Wal-Mart Associate, and in fiscal 2009 he may receive compensation and other benefits for his services to Wal-Mart in amounts similar to those received during fiscal 2008.

COMPANY PROPOSALS

PROPOSAL NO. 2

APPROVAL OF THE MANAGEMENT INCENTIVE PLAN

The Board proposes that the shareholders approve the Company’s Management Incentive Plan, or “MIP,” as amended and restated, which is attached to this Proxy Statement as Appendix A. The amended and restated MIP has been approved by the Board, subject to the approval of shareholders. Through the MIP, our officers and other management Associates are eligible to receive performance-based cash incentive payments on an annual basis. As of January 31, 2008, approximately 20,107 Associates were eligible to participate in the MIP.

The MIP is being submitted to you for approval to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) prohibits a company from taking a federal income tax deduction for compensation paid in excess of $1 million during a taxable year to an Associate defined in Section 162(m) as a “covered employee.” This limit on deductibility does not apply to compensation defined in Section 162(m) as “qualified performance-based compensation” so long as certain criteria are met, including shareholder approval of the plan under which the compensation is paid. In order to qualify as “qualified performance-based compensation,” shareholders must approve the plan every five years. The MIP was most recently approved by shareholders in 2003. The description of the MIP below is subject in its entirety to the actual terms of the MIP as set forth in Appendix A. The Board may amend or terminate the MIP in its discretion, provided that shareholder approval is required if there is: (i) a change in the class of Associates eligible to participate in the MIP; (ii) a change in the performance measures pursuant to which the performance goals under the MIP are set; or (iii) an increase in the maximum nondiscretionary incentive award that may be paid under the MIP.

Under the MIP as recently amended, for each award, the CNGC has authority to establish performance goals, the applicable performance period, the formula for determining the amount to be paid based on achievement of the applicable performance goals, and other terms and conditions of the award. Performance goals may be based upon the performance of Wal-Mart or, pursuant to the amendments to the MIP that were adopted, may be set for any affiliate or a division or unit, or of an individual or groups of individuals, or of a store or groups of stores. Performance goals may be absolute or may be relative to comparable measures at comparison companies or to a defined index. Performance goals need not be the same for all participants, and different performance measures may be given different weights. For awards not intended to be “qualified performance-based compensation,” the CNGC may establish other objective or subjective performance goals, including individual performance goals. The CNGC also determines the consequences on an award of termination of employment or the occurrence of a change of control of the Company or an affiliate during the performance period. For awards intended to be “qualified performance-based compensation,” these actions will be accomplished within the required time period, which is generally within the first 90 days of the performance period.

Payment of an award under the MIP may generally be made only upon achievement of the applicable performance goals if the award is to be a qualified performance-based award. The CNGC is responsible for certifying the degree to which the performance goals are met in each performance period. The CNGC has authority to adjust awards upward or downward, but only downward adjustments are permitted for awards intended to be qualified performance-based awards. The amendments to the MIP permit the CNGC to make upward or downward adjustments for an Associate who is not a covered employee on a payment date even if the Associate was potentially a covered employee on the date of the award’s grant.

No “covered employee” may receive an incentive award greater than $20,000,000 for a 12-month performance period or a proportionate amount for a performance period longer or shorter than 12 months.

Under the MIP as amended, performance goals will, to the extent applicable, be based upon generally accepted accounting principles, but will be adjusted to take into account the effect of the following:

•	changes in applicable accounting standards after the performance goal is established;

•	realized investment gains and/or losses;

•	extraordinary, unusual, non-recurring or infrequent items;

•	currency fluctuations;

•	acquisitions;

•	divestitures;

•	litigation losses;

•	financing activities;

•	expenses for restructuring or productivity initiatives;

•	other non-operating items;

•	new laws, cases or regulatory developments that result in unanticipated items of gain, loss, income or expense;

•	executive severance arrangements;

•	investment returns relating to investment vehicles which are unaffiliated with a Company or divisional operating strategy;

•	the impact on pre-tax income of interest expense attributable to the repurchase of Shares (which possible adjustment has been added by the amendments to the MIP);

•	extraordinary dividends or stock dividends (which possible adjustment has been added by the amendments to the MIP);

•	the effect of corporate reorganizations or restructuring, spin-off, or a sale of a business unit (which possible adjustment has been added by the amendments to the MIP); and

•	other items the CNGC determines to be required so that the operating results of the Company, division, or affiliate are computed on a comparative basis from period to period.

Excluded items must be objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements, and/or management’s discussion and analysis in the Company’s periodic reports filed with the SEC.

As amended, the MIP lists the following performance measures on which performance goals may be based:

•

earnings (either in the aggregate or on a per-share basis, reflecting dilution of Shares as the CNGC deems appropriate and, if the CNGC so determines, net of or including dividends or, as provided in the amendments to the MIP, net of or including the after-tax cost of capital) before or after interest and taxes, or before or after interest, taxes, depreciation and amortization;

•	earnings growth or growth in earnings per share;

•	gross or net revenue, changes in annual revenues, same store sales, or comparable store sales;

•	same store sales or comparable store sales (which measures have been added by the amendments to the MIP);

•	cash flow(s) (including either operating or net cash flows or, as added by the amendments, free cash flows);

•	total shareholder return, shareholder return based on growth measures or the attainment by the Shares of a specified value for a specified period of time, share price or share price appreciation;

•	return measures, including return ratios, return or net return on assets, net assets, equity, capital or gross sales;

•	pre-tax profits, pre-tax margins, operating margins, or operating profits;

•	operating expenses or, as added by the amendments, administrative expenses;

•	dividends;

•	net income or net operating income;

•	value of assets;

•	market share or market penetration with respect to specific designated products or product groups, specific geographic areas and/or, as added by the amendments, volume;

•	aggregate product price and other product measures;

•	expense or cost levels, in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more specified divisions;

•	reduction of losses, loss ratios or expense ratios;

•	reduction in fixed costs or operating cost management;

•	cost of capital or debt reduction;

•	productivity improvements, average inventory turnover or, as added by the amendments, inventory controls;

•	satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures;

•	customer satisfaction based on specified objective goals or a Company-sponsored customer survey;

•	employee diversity goals, employee turnover, or specified objective social goals;

•	safety record; or

•	business integration (which measure has been added by the amendments to the MIP).

Set forth below is a table that shows incentive payments that were paid pursuant to the MIP based on performance for fiscal 2008. These are the same amounts as would have been paid pursuant to the MIP as amended and restated. Amounts payable for fiscal 2009 performance cannot be determined because the result depends on performance of Wal-Mart and its divisions and on individual performance during fiscal 2009.

NEW PLAN BENEFITS

Name	Value ($)
H. Lee Scott, Jr.	8,400,000

Thomas M. Schoewe	2,220,592

John B. Menzer	4,166,624

Michael T. Duke	4,459,668

Eduardo Castro-Wright	2,245,619

All Executive Officers as a Group	23,996,679

Non-Management Directors as a Group	0

All Non-Executive Officer Associates as a Group	344,947,041

For the above reasons, the Board recommends that the shareholders vote FOR the Management Incentive Plan, as amended and restated.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed E&Y as the Company’s independent accountants to audit the consolidated financial statements of the Company for fiscal 2009. E&Y and its predecessor, Arthur Young & Company, have been Wal-Mart’s independent accountants since prior to the Company’s initial offering of securities to the public in 1970. E&Y served as the Company’s independent accountants for fiscal 2008 and reported on the Company’s consolidated financial statements for that year. Representatives of E&Y will attend the 2008 Annual Shareholders’ Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Although shareholder ratification is not required, the appointment of E&Y as the Company’s independent accountants to audit the Company’s consolidated financial statements for fiscal 2009 is being submitted for ratification at the 2008 Annual Shareholders’ Meeting because the Company believes it is a matter of good corporate governance practice. Furthermore, the Audit Committee will take shareholders’ opinions regarding E&Y’s appointment into consideration in future deliberations. If E&Y’s selection is not ratified at the 2008 Annual Shareholders’ Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate E&Y’s engagement as the Company’s independent accountants without the approval of the Company’s shareholders whenever the Audit Committee deems termination appropriate.

E&Y’s fees for fiscal 2007 and fiscal 2008 were as follows:

	Fiscal 2007 ($)	Fiscal 2008 ($)
Audit Fees	12,236,000	14,397,000
Audit-Related Fees	1,290,000	1,987,000
Tax Fees	407,000	271,000
All Other Fees	0	0
Total Fees	13,933,000	16,655,000

A description of the types of services provided in each category is as follows:

Audit Fees—Includes the fees associated with the audit of the Company’s annual financial statements, the audit of: (1) management’s assessment of the effectiveness of internal control over financial reporting for fiscal 2007; and (2) the effectiveness of internal control over financial reporting, the review of the Company’s quarterly reports on 10-Q, statutory audits required internationally, comfort letters, and consents for and review of registration statements and other documents filed with the SEC.

Audit-Related Fees—Includes audits of the Company’s employee benefit plans, due diligence in connection with mergers and acquisitions and accounting consultations related to generally accepted accounting principles, the application of generally accepted accounting principles to proposed transactions, and audits not statutorily required.

Tax Fees—Includes tax compliance at international locations, domestic and international tax advice and planning, assistance with tax audits and appeals, and tax planning related to mergers and acquisitions, employee benefit plans, and IRS ruling requests.

None of the services described above were approved pursuant to the de minimus exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

For the above reasons, the Board recommends that the shareholders vote FOR the ratification of E&Y as the Company’s independent accountants for fiscal 2009.

SHAREHOLDER PROPOSALS

The Company has received notice of the intention of stockholders to present eight separate proposals for voting at the 2008 Annual Shareholders’ Meeting. The text of the shareholder proposals and supporting statements appear exactly as received by the Company unless otherwise noted. All statements contained in the shareholder proposals and supporting statements are the sole responsibility of the proponents. The Company will provide the names, addresses, and shareholdings (to the Company’s knowledge) of the proponents of any shareholder proposal upon oral or written request made to Wal-Mart’s Investor Relations Department, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0100.

Some of the shareholder proposals contain assertions about Wal-Mart or other matters that the Company believes are incorrect, but the Company has not attempted to refute all of those assertions. However, the Board recommends a vote against each of the following shareholder proposals based on broader policy reasons as set forth in Wal-Mart’s statements in opposition following each shareholder proposal.

PROPOSAL NO. 4

AMEND EQUAL EMPLOYMENT OPPORTUNITY POLICY

Whereas:    Wal-Mart does not explicitly prohibit discrimination based on gender identity in its written employment policy, yet Wal-Mart’s policy already does explicitly prohibit discrimination based on sexual orientation;

Over 30% of the Fortune 500 companies have adopted written nondiscrimination policies prohibiting harassment and discrimination on the basis of gender identity, as well as 400 leading private sector companies and eighty-five U.S. colleges and universities, according to the Human Rights Campaign;

Ninety three City and County Governments and twelve States have passed clear gender identity and expression legislative protections including California, Colorado, the District of Columbia, Hawaii, Illinois, Maine, Minnesota, New Mexico, Pennsylvania, Rhode Island, Vermont and Washington;

Over 350 U.S. based human rights organizations and every U.S. State civil rights advocacy group has endorsed national legislation explicitly prohibiting discrimination based on sexual orientation as well as gender identity.

Our company has operations in, and makes sales to institutions in States and Cities that currently prohibit discrimination on the basis of sexual orientation and gender identity;

We believe that corporations that prohibit discrimination both on the basis of sexual orientation and gender identity have a competitive advantage in recruiting and retaining employees from the widest talent pool.

RESOLVED:    The Shareholders request that Wal-Mart Stores amend its written equal employment opportunity policy to explicitly prohibit discrimination based on both sexual orientation and gender identity, and to substantially implement this policy.

Supporting Statement:    Employment discrimination on the basis of sexual orientation and gender identity diminishes employee morale and productivity. Because state and local laws are inconsistent with respect to such employment discrimination, our company would benefit from a consistent, corporate-wide policy to enhance efforts to prevent discrimination, resolve complaints internally, and ensure a respectful and supportive atmosphere for all employees. Wal-Mart will enhance its competitive edge by joining the growing ranks of companies guaranteeing equal opportunity for all employees.

WAL-MART’S STATEMENT IN OPPOSITION TO

PROPOSAL NO. 4

As one of the world’s largest private employers, we place diversity at all levels, from our Board to our Associates, among our top priorities. Our dedication to a diverse workforce is well known, and we believe our actions demonstrate that we work hard to implement our Equality of Opportunity Policy. That policy states that “Wal-Mart will not tolerate discrimination in employment on the basis of race, color, sex, age, sexual orientation, religion, disability, ethnicity, national origin, veteran status, martial status or any other legally-protected status.” In view of the wide reach of this policy, we do not believe a change to our Equality of Opportunity Policy is needed to ensure that our Associates at all levels are treated fairly and with respect.

Our dedication to building and retaining an inclusive and respectful workplace for all of our Associates has been recognized by numerous groups promoting such standards across the country. In 2007, we were honored to be the recipient of the National Bar Association’s Spirit of Excellence Corporate Award; we were named one of DiversityInc.’s Top 50 Companies for Diversity; we were named as one of the National Association of Female Executives’ Top Companies for Female Executives; and we received other recognition for our on-going commitment to diversity in the workplace. Our commitment to diversity also extends to our supplier base, and through our Supplier Development Program, we seek to advance our business relationships to minority- and women-owned suppliers.

The Board is proud of Wal-Mart’s accomplishments in this area. The diversity of our Associates and suppliers shows that we are leading by example toward a diverse workplace in the United States and globally. The Board is committed to monitoring our Company’s progress in this regard and to helping ensure that we adhere to our core beliefs and stated policies. The Board believes that Wal-Mart already appropriately addresses the concerns set forth in the proposal and believes that revising our Company’s policy would not benefit our Company, our Associates or our shareholders.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

PROPOSAL NO. 5

PAY-FOR-SUPERIOR-PERFORMANCE

RESOLVED:    That the shareholders of Wal-Mart Stores, Inc. (“Company”) request that the Board of Director’s Executive Compensation Committee adopt a Pay for Superior Performance principle by establishing an executive compensation plan for senior executives (“Plan”) that does the following:

•	Sets compensation targets for the Plan’s annual and long-term incentive pay components at or below the peer group median;

•	Delivers a majority of the Plan’s target long-term compensation through performance-vested, not simply time-vested, equity awards;

•

Provides the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the Plan;

•	Establishes performance targets for each Plan financial metric relative to the performance of the Company’s peer companies; and

•

Limits payment under the annual and performance-vested long-term incentive components of the Plan to when the Company’s performance on its selected financial performance metrics exceeds peer group median performance.

Supporting Statement:    We feel it is imperative that executive compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance. The pay-for-performance concept has received considerable attention, yet all too often executive pay plans provide generous compensation for average or below average performance when measured against peer performance. We believe the failure to tie executive compensation to superior corporate performance has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

We believe that the Pay for Superior Performance principle presents a straightforward formulation for senior executive incentive compensation that will help establish more rigorous pay for performance features in the Company’s Plan. A strong pay and performance nexus will be established when reasonable incentive compensation target pay levels are established; demanding performance goals related to strategically selected financial performance metrics are set in comparison to peer company performance; and incentive payments are awarded only when median peer performance is exceeded.

We believe the Company’s Plan fails to promote the Pay for Superior Performance principle in several important ways. Our analysis of the Company’s executive compensation plan reveals the following features that do not promote the Pay for Superior Performance principle:

•	The target performance levels for the annual incentive plan metrics are not peer group related.

•	The annual incentive plan provides for below target payout.

•	60% of the Company’s long-term compensation is not performance-vested.

•	Options vest ratably over 5 years.

•	The target performance levels for the performance share metrics are not peer group related.

•	The performance shares provide for below target payout.

We believe a plan designed to reward superior corporate performance relative to peer companies will help moderate executive compensation and focus senior executives on building sustainable long-term corporate value.

WAL-MART’S STATEMENT IN OPPOSITION TO

PROPOSAL NO. 5

The Board believes that Wal-Mart’s executive compensation program effectively ties our Executive Officers’ compensation to our Company’s performance and that adoption of the proposal’s plan would be contrary to our Company’s best interests and the best interests of our shareholders. The CNGC and the Board believe strongly in tying a substantial portion of our Executive Officers’ compensation to our performance, and this belief is reflected in the design of our executive compensation program. As described more fully in the CD&A, base salary typically comprises less than 15% of each of our NEO’s annual compensation opportunity, and a substantial majority of each NEO’s total compensation is performance-based in ways that relate meaningfully to shareholder value. For fiscal 2009, 75% of the value of each NEO’s annual equity award was granted in the form of performance shares, which only vest if predetermined performance criteria are satisfied.

The CNGC has selected performance metrics that apply to our executive compensation program that it believes show a historical correlation to shareholder returns. For fiscal 2009, these metrics are:

•	pre-tax profit;

•	return on investment;

•	comparable store sales; and

•	revenue growth in our International Division.

Specific definitions of each of these metrics are set forth in the CD&A.

The proposal argues that our performance metrics should be calculated in terms of our performance relative to our peers, and that our executives should only receive performance-based compensation when “median peer performance is exceeded.” The CNGC and the Board believe that as the world’s largest retailer with approximately 2.1 million Associates worldwide, our company faces unique challenges and opportunities and that our compensation programs must be designed in light of this unique position. As described in the CD&A, the CNGC believes that no single peer group adequately reflects all of the unique aspects of our business, including our size, complexity, and global reach. While the CNGC carefully benchmarks our executive compensation against a variety of carefully selected peer groups, the Board and CNGC believe that measuring our performance solely against the performance of a suggested peer group would not be appropriate.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

PROPOSAL NO. 6

RECOUPMENT OF SENIOR EXECUTIVE COMPENSATION POLICY

RESOLVED: Shareholders request the board of directors (the “Board”) of Wal-Mart Stores, Inc. (“Wal-Mart,” or the “Company”) to adopt a policy for the Board to recoup for the benefit of our Company any future compensation to senior executive officers to the extent that the compensation was based on fraudulent or illegal conduct or other similar misconduct.

This would include that all applicable employment agreements and incentive plans adopt enabling or consistent text as soon as feasibly possible. This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts and pay plans.

Supporting Statement:

On November 4, 2003, the New York Stock Exchange (“NYSE”) recommended that sole authority to choose executive compensation consultants be vested with a committee of non-employee members of the board of directors. Wal-Mart, a NYSE-listed company, claims to have implemented this recommendation since at least 2003, according to its 2003 proxy statement.

However, we believe that Wal-Mart’s management, instead of a committee of non-employee members of the Board, selected the executive compensation consultants who advise the Board on executive pay. According to a February 28, 2007 article in The Wall Street Journal, a Wal-Mart spokesman told reporters that the Hay Group advises management on compensation, and the Board’s Compensation, Nominating, and Governance Committee (“CNGC”) was considering whether to hire its own consultant. In a March 15, 2007 letter to the Office of State Treasurer of Connecticut, CNGC Chair M. Michele Burns stated that the CNGC began considering consultants in September 2006 and selected Watson Wyatt at a meeting on January 22, 2007.

These conflicting representations lead us to believe that Wal-Mart may have failed to comply with the corporate governance rules it adopted in the CNGC Charter. If the CNGC did not comply with the terms of its charter, as the committee had led shareholders to believe, we feel that Wal-Mart’s recent senior executive equity pay may be subject to disgorgement.

In our view, compensation based on such misconduct constitutes undeserved compensation. Though the proposal may not apply to the aforementioned example, it shows why the Board would need a policy as described in the proposal going forward. We believe that the Board should have a policy of reviewing any payments in such situations to recoup money that was not earned or deserved.

WAL-MART’S STATEMENT IN OPPOSITION TO

PROPOSAL NO. 6

The Board believes that Wal-Mart’s current compensation policies effectively address the concerns discussed in the proposal.

As explained in the CD&A, the CNGC has engaged Watson Wyatt as its independent consultant for executive compensation matters. Watson Wyatt reports solely to the CNGC and the CNGC has sole authority to retain, terminate, and approve the fees of Watson Wyatt. Separately, our People Division has also engaged consultants to assist it in its responsibilities relating to compensation matters. The supporting statement to this proposal attempts to mislead shareholders by suggesting that members of our management have somehow committed “misconduct” by engaging these consultants. The proponent implies that this use of consultants by our People Division somehow violates the CNGC’s charter. However, as the proponent is aware, the provision of the CNGC’s charter addressing the use of compensation consultants is modeled after Section 303A.05 of the NYSE Listed Company Manual. In response to a complaint from the proponent regarding our use of compensation consultants, the NYSE staff informed the proponent that Section 303A.05 “does not envision that company management would be precluded from retaining its own consultant.”

The Board and our management agree that no senior executive or any of our other Associates should profit from misconduct. That is why we have existing terms in our compensation plans, offer letters, and other agreements giving us broad rights to recoup or to not pay compensation otherwise payable to Associates or former Associates that are guilty of misconduct. For example, when an Executive Officer leaves Wal-Mart, we typically enter into a separation agreement that states “[t]he Associate…acknowledges that the Associate has complied with the applicable Statement of Ethics during the Associate’s employment. The discovery of a failure to abide by the Statement of Ethics, whenever discovered, shall entitle Wal-Mart to suspend and recoup any payments paid or due under this Agreement or any other agreements between the parties.” Our Statement of Ethics, among other directives, forbids all Associates from being dishonest, acting illegally and having conflicts between the Associate’s work and personal affairs. Similarly, our compensation plans permit Wal-Mart to not pay amounts otherwise owing and not to issue shares that would otherwise vest under those plans to an Associate that has committed certain types of misconduct.

Wal-Mart and the Board are committed to pursuing—and have pursued in the past—recoupment actions against former Associates believed to have been unjustly enriched by acting unethically. The Board believes the current compensation policies of the Company appropriately address the concerns set forth in the proposal, and that revising such policies is not necessary to address these concerns.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

PROPOSAL NO. 7

ESTABLISH HUMAN RIGHTS COMMITTEE

RESOLVED: To amend the Bylaws, by inserting the following new paragraph to Article III Section 10:

(d) Board Committee on Human Rights. There is established a Board Committee on Human Rights, which is created and authorized to review the implications of company policies, above and beyond matters of legal compliance, for the human rights of individuals in the US and worldwide.

The Board of Directors is authorized in its discretion consistent with these Bylaws, the Articles of Incorporation and applicable law to (1) select the members of the Board Committee on Human Rights, (2) provide said committee with funds for operating expenses, (3) adopt regulations or guidelines to govern said Committee’s operations, (4) empower said Committee to solicit public input and to issue periodic reports to shareholders and the public, at reasonable expense and excluding confidential information, including but not limited to an annual report on the implications of company policies, above and beyond matters of legal compliance, for the human rights of individuals in the US and worldwide, and (5) any other measures within the Board’s discretion consistent with these Bylaws and applicable law.

Nothing herein shall restrict the power of the Board of Directors to manage the business and affairs of the company. The Board Committee on Human Rights shall not incur any costs to the company except as authorized by the Board of Directors.

SUPPORTING STATEMENT

Wal-Mart Stores, Inc. and its suppliers have been associated with labor and human rights controversies both inside and outside the U.S. Such attention damages our brand and thereby long-term shareowner value.

In the opinion of the proponents, the company’s existing governance process does not sufficiently elevate these issues within the company or serve the interests of shareholders. The proposed Bylaw would rectify this failure of corporate governance by establishing a Board Committee on Human Rights. This committee would review and make policy recommendations regarding human rights issues raised by the company’s activities and policies.

We believe the proposed Board Committee on Human Rights would be an effective mechanism for addressing the human rights implications of the company’s activities and policies as they emerge anywhere in the world. In defining “human rights,” proponents suggest that the committee could use the US Bill of Rights and the Universal Declaration of Human Rights as nonbinding benchmarks or reference documents.

WAL-MART’S STATEMENT IN OPPOSITION TO

PROPOSAL NO. 7

Wal-Mart takes seriously our commitment to ethical sourcing and to the health, safety, compensation and working conditions of our Associates and of workers in our suppliers’ factories around the world. However, our Board believes a separate human rights committee of the Board is not necessary to advance this commitment. Over the years, we have undertaken dramatic measures to improve the lives of workers around the world who produce the products sold in our stores and clubs. We first established Standards for Suppliers, our written code of conduct for our suppliers, in 1992. Our Ethical Standards Program was established and exists to verify our suppliers’ compliance with these standards, to strengthen the implementation of positive labor and environmental practices in factories that produce merchandise sold in our stores and clubs, and to bring opportunities for a better life in the countries where we source merchandise.

Detailed information regarding our Ethical Standards Program is set forth in a Report on Ethical Sourcing that we publish on an annual basis. This report outlines our plans aimed at improving our sourcing practices, through which we seek to have a positive effect on workers’ lives and the environment. For example, our Ethical Standards Program includes audits that focus on issues relating to child labor, working conditions of the employees and compliance with applicable laws. The most recent report, which relates to 2006, details the results of over 16,700 audits (both announced and unannounced) of 8,873 factories. In view of the importance of this program, the Board, as a whole, reviews the findings.

The Board has a long-standing commitment to protect the basic human rights of our Associates and the workers who produce merchandise sold in our stores and clubs. Given the extensive measures already being taken by our Company and the Board in this area, the Board does not believe adopting the proposal is necessary. Moreover, the Board believes that, in view of the importance of human rights standards and compliance and the absence of any regulatory or exchange requirement that a committee of independent directors oversee this issue, the Board as a whole should continue to be the primary body to oversee and monitor our actions and efforts in the matter of human rights.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

PROPOSAL NO. 8

ADVISORY VOTE ON EXECUTIVE COMPENSATION

RESOLVED, that the shareholders of Wal-Mart Stores, Inc. (“Wal-Mart” or the “Company”) urge the board of directors to adopt a policy under which shareholders could vote at each annual meeting on an advisory resolution, to be proposed by

Wal-Mart’s management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

Investors are increasingly concerned about mushrooming executive compensation that sometimes appears to be insufficiently aligned with the creation of shareholder value. Recent media attention on questionable dating of stock options grants by companies has also raised investor concerns.

A recent SEC rule, which received record support from investors, requires companies to disclose additional information about compensation and perquisites for top executives. In adopting this rule, the SEC made it clear that market forces, not the SEC, should provide checks and balances on compensation practices.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not give shareholders enough mechanisms to provide input to boards on senior executive compensation. By contrast, public companies in the United Kingdom allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote is not binding, but gives shareholders a clear voice that could help shape senior executive compensation.

U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans, but those plans set only general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have a means to provide ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, PAY WITHOUT PERFORMANCE 49 (2004))

Similarly, performance criteria submitted for shareholder approval that would allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and inadequate instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge Wal-Mart’s board to let shareholders express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote would, we think, provide Wal-Mart with useful information about whether shareholders view the company’s senior executive compensation, as reported each year, to be in shareholders’ best interests.

We urge shareholders to vote for this proposal.

WAL-MART’S STATEMENT IN OPPOSITION TO

PROPOSAL NO. 8

We recognize the importance of executive compensation to the Company’s shareholders, and understand the importance of administering its executive compensation program in a manner that conforms to the highest standards of corporate governance. After careful consideration, the Board does not believe that the adoption of this proposal is in the best interests of Wal-Mart’s shareholders and recommends that shareholders vote against this proposal for the following reasons.

The CNGC, which is comprised solely of Independent Directors, administers our executive compensation programs. As described in the CD&A, the CNGC engages in a thorough and disciplined process and considers a wide range of factors when reviewing and establishing executive compensation. The Board believes that the CNGC is in the best position to make executive compensation decisions and should have flexibility in making appropriate executive compensation decisions that will attract and retain the talent necessary to achieve Wal-Mart’s business objectives.

We also recognize the importance of clearly explaining executive compensation decisions to shareholders. We believe that the information we disclose in the CD&A and the executive compensation tables give shareholders the insight needed to have confidence that our compensation processes are sound and that our executives are compensated in a manner that is consistent with the interests of our shareholders.

While we believe that shareholders should have the opportunity to provide feedback related to executive compensation, we already have in place appropriate and meaningful methods for shareholders to express their views on executive compensation to the Board. As described in the Corporate Governance section of this proxy statement, shareholders have various means, including email and written correspondence, to communicate with the entire Board, with the CNGC, or with individual directors. By communicating directly with the Board through these channels, shareholders can provide specific feedback regarding our executive compensation philosophy, practices and decisions. We believe that this is a much more effective and accurate method of expressing particular observations, concerns or criticisms related to our executive compensation than a simple “for” or “against” advisory vote, which provides no meaningful insight regarding specific views or concerns that a shareholder may have.

Additionally, shareholders who are not satisfied with the performance of the CNGC or the Board with respect to executive compensation already have the ability to express such dissatisfaction through the annual election of directors. We have adopted a majority voting standard in the election of directors, which allows shareholders to withhold their vote from any director, thereby holding individual directors accountable.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

PROPOSAL NO. 9

POLITICAL CONTRIBUTIONS REPORT

Resolved, that the shareholders of Wal-Mart (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

c.	The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Stockholder Supporting Statement

As long-term shareholders of Wal-Mart, we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

Disclosure is consistent with public policy and in the best interest of the company and its shareholders. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of and may pose risks to the company and its shareholders.

Wal-Mart contributed at least $5.6 million in corporate funds since the 2002 election cycle. (CQ’s PoliticalMoneyLine, available at http://moneyline.cq.com/pml/home.do and National Institute on Money in State Politics, available at http://www.followthemoney.org/index.phtml)

However, relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even corporate management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations. This would bring our Company in line with a growing number of leading companies, including Pfizer, Dell, Aetna and American Electric Power that support political disclosure and accountability and disclose this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

WAL-MART’S STATEMENT IN OPPOSITION TO

PROPOSAL NO. 9

Our business is subject to extensive regulation at the federal and state levels. We seek to be an effective participant in the political process by making prudent political contributions consistent with the federal, state, and local laws governing such contributions. We are fully committed to complying with all laws concerning political contributions, including laws requiring public disclosure.

Since the early 1970s, federal law has prohibited corporate political contributions at the federal level. As a result, Wal-Mart does not make such contributions. Some of our Associates voluntarily fund a political action committee (“Wal-PAC”) that makes political contributions to federal candidates, political party committees, and/or political action committees. The activities of Wal-PAC are subject to comprehensive regulation by the federal government, including detailed disclosure requirements. Wal-PAC files monthly reports of receipts and disbursements with the Federal Election Commission (the “FEC”), as well as pre-election and post-election FEC reports. All political contributions over $200 are shown in public information made available by the FEC. Under the Lobbying Disclosure Act of 1995, Wal-Mart submits to Congress semi-annual reports, which also are publicly available.

At the state level, Wal-Mart’s political contributions also are subject to regulation. Although some states have not banned corporate contributions to candidates or political parties, all states require that such contributions be disclosed either by the recipient or by the donor. That information is also publicly available.

As a result of the disclosures mandated by law, the Board has concluded that ample disclosure exists regarding our political contributions to alleviate the concerns cited in this proposal. In addition, the Board believes that the disclosure of the business rationale behind each political contribution, as requested in this proposal, would place our Company at a competitive disadvantage by revealing our long-term business strategies and priorities. We are also involved in a number of legislative initiatives that could dramatically affect our business and operations. Because parties with adverse interests also participate in the political process for their own business reasons, any unilaterally expanded disclosure by Wal-Mart could benefit these parties to the detriment of Wal-Mart and its shareholders.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

PROPOSAL NO. 10

SOCIAL AND REPUTATION IMPACT REPORT

WHEREAS, Wal-Mart’s reputation has resulted in communities around the country trying to halt construction of new stores or forcing Wal-Mart to pay higher wages and benefits (BusinessWeek online, 10/30/06); and

WHEREAS, a study conducted for Wal-Mart by the consulting firm McKinsey & Co. found that at least 2% to 8% of the company’s customers have stopped shopping at the company’s stores because of its reputation (BusinessWeek online, 10/30/06); and

WHEREAS, in October 2006, a state jury found that Wal-Mart Stores Inc. knowingly violated Pennsylvania labor laws by forcing employees to work during rest breaks and off the clock. Wal-Mart reportedly faces minimum damages of $62 million according to state labor statutes, and the total could easily exceed $100 million (The Wall Street Journal, 10/13/06); and

WHEREAS, Wal-Mart, reportedly settled a Colorado case for $50 million, and is appealing a $172 million penalty from a California jury last year (The New York Times, 10/13/06); and

WHEREAS, Wal-Mart, reportedly, is pushing to create a cheaper, more flexible work force by capping wages, using more part-time workers and scheduling more workers on nights and weekends, changes some workers say are further reducing their already modest incomes and putting a serious strain on their personal lives (The New York Times, 10/2/06); and

WHEREAS, at several stores in Florida, employees reportedly said that managers have suddenly barred older employees with back or leg problems from sitting on stools after using them for years while working as cashiers, store greeters or fitting-room attendants (The New York Times, 10/2/06); and

WHEREAS, in March, 2006, workers from a Wal-Mart in Nitro, W. VA., held a small protest rally in the center of town after Wal-Mart managers demanded 24-hour availability and cut the hours of workers who balked; and workers from stores around the country reportedly said in interviews that similar demands had been made on them (The New York Times, 10/2/06); and

WHEREAS, Investment & Pensions Europe—IPE.com reported that Wal-Mart was excluded from the Norwegian Government Pension Fund—Global investment universe because of alleged serious and systemic human rights violations (IPE.com 6/Jun/06);

RESOLVED:    The shareholders request the Board of Directors to issue a report to the shareholders, by October of 2008, on the negative social and reputational impacts of reported and known cases of management non-compliance with International Labor Organization (ILO) conventions and standards on workers’ rights and the company’s legal and regulatory controls. The report should include the Board’s recommendations and actions taken to improve compliance.

Supporting Statement

Investors, consumers and civil society increasingly are demanding that companies adopt good governance policies to promote sustainable business development, which includes the protection of human rights, process transparency, and disclosure of compliance by directors and management. Companies that do not incorporate such non-financial factors in their indicators of success could fail to win the support of investors, consumers and other stakeholders.

WAL-MART’S STATEMENT IN OPPOSITION TO

PROPOSAL NO. 10

As the world’s largest private employer, we know that our continued success is due to the efforts of our approximately 2.1 million Associates worldwide. We are fully committed to treating our Associates fairly and complying with all applicable labor and employment laws and regulations in all of the states and countries in which we operate.

The International Labor Organization (the “ILO”), a United Nations agency, is involved in creating international labor conventions and standards. None of the over 200 conventions and standards the ILO has issued to date constitutes the law of a country unless adopted as or otherwise made a part of the country’s law. The pattern of adoption among countries varies widely. The United States has ratified only 14 of the ILO conventions since the first convention was published in 1919, and most of those 14 conventions do not apply to our Company’s operations. Nevertheless, the Board has been requested to report on the social and reputational impact of management’s alleged non-compliance with those many and varied ILO standards. Moreover, the cases and incidents described in this proposal, as well as the class actions and other labor-related proceedings to which our Company is a party, do not involve allegations that our Company has not complied with ILO conventions or standards. As a result, we believe that the requested report would not provide shareholders with any real benefits and would be prejudicial to our Company.

We have vigorously defended ourselves against and consistently denied allegations of non-compliance with legal and regulatory controls in legal proceedings brought against our Company based on labor law-related claims. This proposal requests that the Board issue a report that proceeds from the assumption that our management has not complied with those controls and standards that we are not legally bound by or under and, as such, asks for a report based on a premise that is inconsistent with our position in pending legal proceedings. Consequently, the Board believes that a report of the type requested by this proposal could not properly be issued and that the issuance of any such report would be contrary to the best interests of our Company and our shareholders.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

PROPOSAL NO. 11

SPECIAL SHAREHOLDERS’ MEETINGS

RESOLVED, Shareholders ask our board to amend our bylaws and any other appropriate governing documents in order that there is no restriction on the shareholder right to call a special meeting, compared to the standard allowed by applicable law on calling a special meeting.

Special meetings allow investors to vote on important matters, such as a takeover offer, that can arise between annual meetings. If shareholders cannot call special meetings, management may become insulated and investor returns may suffer.

Shareholders should have the ability to call a special meeting when they think a matter is sufficiently important to merit expeditious consideration. Shareholder control over timing is especially important regarding a major acquisition or restructuring, when events unfold quickly and issues may become moot by the next annual meeting.

Eighteen (18) proposals on this topic averaged 56%-support in 2007 — including 74%-support at Honeywell (HON) according to RiskMetrics (formerly Institutional Shareholder Services). Fidelity and Vanguard support a shareholder right to call a special meeting.

William Steiner, Piermont, New York, said the merits of this proposal should also be considered in the context of our company’s overall corporate governance structure and individual director performance. For instance in 2007 the following structure and performance issues were identified:

•	The Corporate Library http://www.thecorporatelibrary.com, an independent investment research firm rated our company:

“D” in Board Effectiveness.

“High Governance Risk Assessment.”

“Very high concern” in executive pay.

•	The Corporate Library said CEO pay is at a level that raised very high concerns over the alignment of Mr. Scott’s short term interests with the interest of shareholders.

•	Mr. Jim Walton owns 41% of the company and raised the worry that minority interests are subordinated by the interests of the Walton family.

•	Wal-Mart’s stock price had been stuck between $45 and $60 over 7-years.

Additionally:

•	We had two inside directors plus five of our outside directors did non-director business with Wal-Mart—Independence concern:

Mr. Glass

Mr. Hernandez

Mr. Shewmaker

Mr. Williams

Mr. Walton

•	Mr. Shewmaker received our most withheld votes with 20% withheld in 2007.

•	Our directors also served on boards rated D or lower by the Corporate Library:

1) Mr. Hernandez

MGM Mirage (MGM)

Lehman Brothers (LEH)

Ryland Group (RYL)

Mr. Hernandez also chaired our Audit Committee and is a director at 5 companies—Overextension concern.

2) Mr. Cash

General Electric (GE)

Mr. Cash also was a director at 5 companies—Overextension concern.

3) Mr. Daft

McGraw-Hill (MHP)

Mr. Daft was also on our Executive Pay Committee.

4) Ms. Burns

Cisco Systems (CSCO)

5) Ms. Wolf

InnerWorkings (INWK)

6) Mr. Questrom

Sotheby’s (BID)

•	Some editorial practices in the 2007 annual proxy lead to the question of whether it was professionally proofread.

The above concerns shows there is room for improvement and reinforces the reason to encourage our board to respond positively to this proposal:

Special Shareholder Meetings–

Yes on 11

WAL-MART’S STATEMENT IN OPPOSITION TO

PROPOSAL NO. 11

The Board believes that the implementation of this proposal would be contrary to good corporate governance practices. This proposal requests that we amend our Bylaws to remove all restrictions on any shareholder’s right to call a special shareholders’ meeting. As a Delaware corporation, we are governed by Delaware’s General Corporation Law, which does not give shareholders any right to call special meetings. Under our Bylaws, special shareholders’ meetings may be called only by a majority of the Board, our Chairman, our CEO or our President.

As written, the proposal would allow a shareholder who has owned a single share of our common stock for a single day to call a special shareholders’ meeting for any reason. We believe that amending our Bylaws to permit any shareholder to call a special meeting without any restrictions on that right would be imprudent, would represent poor corporate governance, could divert Company funds and management resources, and could adversely affect the orderly conduct of our Company’s business and operations. Giving shareholders the right to call special shareholders’ meetings without restrictions on the nature of the business to be considered at the meeting or without imposing a reasonable minimum number of Shares that must be held to call a special meeting invites unscrupulous people to buy a few Shares for the purpose of disrupting the orderly conduct of our Company’s business. We take the matter of shareholders’ meetings very seriously. Consequently, holding a special meeting of our shareholders would be a costly undertaking, involve substantial planning, and require us to commit significant resources and attention to the legal and logistical elements of such a meeting. Moreover, permitting one or a few shareholders who own a small number of Shares to call a special meeting that may serve their narrow purposes rather than those of our Company and the majority of our shareholders is neither good corporate governance nor in the best interests of our Company and shareholders at large. The Board believes the decision to call a special meeting of shareholders should remain in the hands of our Board, our Chairman, our CEO or our President to enable our Company’s business to be conducted in an orderly fashion.

The Board does not oppose the proposal because it believes that shareholder access to the Board and our management should be limited. Instead, the Board believes that the various mechanisms currently in place to give shareholders access to the members of the Board and our senior management offer ample opportunity for shareholders to express their views to the Board and management. In addition, shareholders may submit shareholder proposals, which, if appropriate under the SEC’s rules, may be included in our annual proxy statement and voted on at our annual shareholders’ meeting. Furthermore, the rules governing companies listed on the NYSE and incorporated under Delaware law require us to submit certain matters to a vote of shareholders for approval, such as mergers, large share issuances or similar transactions and the approval of equity-based compensation plans, such as our 2005 Stock Incentive Plan.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

By Order of the Board of Directors

Thomas D. Hyde
Secretary

Bentonville, Arkansas

April 22, 2008

APPENDIX A

WAL-MART STORES, INC.

MANAGEMENT INCENTIVE PLAN

(As amended and restated effective February 1, 2008)

1.    GENERAL

1.1.	Purpose. The purpose of the Wal-Mart Stores, Inc. Management Incentive Plan is to advance the interests of the shareholders of the Company by providing performance-based incentives to eligible management associates.

1.2.	Effective Date. The MIP, which was originally called the Wal-Mart Stores, Inc. Management Incentive Plan of 1998, was originally effective February 1, 1998, and was amended and restated effective February 1, 2003. The MIP is hereby amended and restated, effective for the Fiscal Year beginning February 1, 2008, subject to the approval of the Company’s shareholders, and shall remain effective for each subsequent Performance Period until terminated by the Board.

1.3.	Compliance with Section 162(m). The MIP is designed to permit Incentive Plan Awards to qualify for the Section 162(m) Exemption. Whenever the Committee determines that it is advisable, the Committee may make grants or payments of Incentive Plan Awards that do not qualify for the Section 162(m) Exemption.

2.    DEFINITIONS

2.1.	“Board” means the Board of Directors of the Company.

2.2.	“Committee” means the Compensation, Nominating and Governance Committee of the Board, or other committee designated by the Board as the “Committee” under the MIP. With respect to awards under the MIP intended to qualify for the Section 162(m) Exemption, the Committee must consist of two or more persons each of whom are “outside directors” as defined or interpreted for purposes of the Section 162(m) Exemption. To the extent the Committee delegates authority pursuant to Section 5.2, references to the Committee in the MIP shall, as appropriate, be deemed to refer to the Committee’s delegate.

2.3.	“Company” means Wal-Mart Stores, Inc. and any successor thereto that adopts the Plan.

2.4.	“Covered Employee” has the meaning of that term under Section 162(m)(3).

2.5.	“Employer” means the Company and any Related Affiliate that employs a Participant.

2.6.	“Fiscal Year” means the 12-month period beginning on each February 1 and ending on the following January 31.

2.7.	“Incentive Plan Award” means an incentive compensation award for a Performance Period under the MIP.

2.8.	“MIP” means the Wal-Mart Stores, Inc. Management Incentive Plan, as amended and restated herein, and as it may be amended from time to time.

2.9.	“Participant” means an associate of an Employer participating in the Plan for a Performance Period as provided in Section 3.1.

2.10.	“Performance Goals” means the objective performance goals established by the Committee for each Performance Period. For any Performance Period for which an Incentive Plan Award is intended to qualify for the Section 162(m) Exemption, Performance Goals for Potential Covered Employees shall be established by the Committee within the time period required to qualify for the Section 162(m) Exemption. The Performance Goals may be based upon the performance of the Company, of any Related Affiliate, of a division or unit thereof, or of an individual Participant, or groups of individuals, or of a store or groups of stores, using one or more of the Performance Measures selected by the Committee. Performance Goals may be absolute, or may be relative to the comparable measure at comparison companies or a defined index. Separate Performance Goals may be established by the Committee for the Company or a Related Affiliate, or division thereof, or an individual, and different Performance Measures may be given different weights. With respect to Participants who are not Potential Covered Employees, and for Incentive Plan Awards not intended to qualify for the Section 162(m) Exemption, the Committee may establish other subjective or objective goals, including individual Performance Goals, which it deems appropriate.

2.11.

“Performance Measure” means one or more of the following criteria, on which Performance Goals may be based, subject to Section 4.1(c): (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends or net of or including the after-tax cost of capital) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation and amortization (“EBITDA”); (b) gross or net revenue, changes in annual revenues, same store sales, or comparable store sales; (c) cash flow(s) (including either operating or net cash flows or free cash flows); (d) financial return ratios; (e) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (f) earnings growth or growth in earnings per share; (g) return measures, including return or net return on assets, net assets, equity, capital or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating or administrative expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings or growth in earnings per share; (p) value of assets; (q) volume, market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) average inventory turnover or inventory controls; (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (bb) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (cc) employee diversity goals; (dd) employee turnover; (ee) specified objective social goals; (ff) safety record; or (gg) business integration.

2.12.	“Performance Period” means a Fiscal Year or other period of time (which may be longer or shorter than a Fiscal Year) set by the Committee.

2.13.	“Potential Covered Employee” means an associate designated by the Committee at the time an award is granted who, in the Committee’s judgment may be a Covered Employee at the time the award is paid.

2.14.	“Related Affiliate” means a business or entity that is, directly or indirectly, controlled by the Company.

2.15.	“Section 162(m)” means section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

2.16.	“Section 162 (m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) as set forth in Section 162(m)(4)(c) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

3.    PARTICIPATION

3.1.	Eligibility. Associates eligible to participate in the MIP shall consist of officers and other management associates of an Employer whom the Committee determines have the potential to contribute significantly to the success of the Company or its Related Affiliates. For each Performance Period the Committee shall determine which officers and other management associates shall participate in the MIP. At any time, including during a Performance Period, the Committee may add additional classes or delete classes of associates for participation in the Plan as it deems appropriate for the Performance Period.

4.    INCENTIVE PLAN AWARDS

4.1.	Determination of Incentive Plan Awards.

(a)	Committee to Establish Basis for Awards. In connection with the grant of each Incentive Plan Award, the Committee shall (i) establish the Performance Goal(s) and the Performance Period applicable to such Incentive Plan Award, (ii) establish the formula for determining the amounts payable based on achievement of the applicable Performance Goal, (iii) determine the consequences for the Incentive Plan Award of the Participant’s termination of employment for various reasons or the Participant’s demotion or promotion during the Performance Period, (iv) specify the consequences for the Award of the occurrence of a change in control of the Employer during a Performance Period, and (v) establish such other terms and conditions for the Incentive Plan Award as the Committee deems appropriate. For Incentive Plan Awards intended to qualify for the Section 162(m) Exemption, the foregoing shall be accomplished within the time period required to qualify for the Section 162(m) Exemption.

(b)	Certification of Performance Goal Achievement. The Committee shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, and in any event prior to the payment of any Incentive Plan Award intended to qualify for the Section 162(m) Exemption to a Covered Employee, determine and certify the degree to which each of the Performance Goals have been attained.

(c)

Permitted Adjustments.    Except as permitted under Section 4.2, Incentive Plan Awards shall be paid solely in accordance with the applicable formula for the Performance Period, based upon the level of achievement of Performance Goals. Performance Goals shall, to the extent applicable, be based upon generally accepted accounting principles, but shall be adjusted by the Committee to take into account the effect of the following: changes in accounting standards that may be required by the Financial Accounting Standards Board after the Performance Goal is established; realized investment gains and/or losses; extraordinary, unusual, non-recurring or infrequent items; currency fluctuations; acquisitions; divestitures; litigation losses; financing activities; expenses for restructuring or productivity initiatives; other non-operating items; new laws, cases or regulatory developments that result in unanticipated items of gain, loss, income or expense; executive severance arrangements; investment returns relating to investment vehicles which are unaffiliated with a Company or divisional operating strategy; the impact on pre-tax income of interest expense attributable to the repurchase of Company stock; extraordinary dividends or stock dividends; the effect of corporate reorganizations or restructuring, spinoff, or a sale of a business unit; and other items as the Committee determines to be required so that the operating results of the Company, division, or a Related Affiliate shall be computed on a comparative basis from Performance Period to Performance Period; in each case as those terms are defined under generally accepted accounting principles and provided in each case that such excluded items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements, and/or management’s discussion and analysis in the Company’s financial statements. Determination by the Committee or its designee shall be final and conclusive on all parties, but shall be based on relevant objective information or financial data.

4.2.	Maximum Incentive Plan Award; Committee Discretion.

(a)	Maximum Incentive Plan Award. In no event will an Incentive Plan Award for a Covered Employee intended to qualify for the Section 162(m) Exemption exceed $20,000,000 for a 12-month Performance Period (or in the case of a Performance Period other than 12 months long, an amount that bears the same ratio to $20,000,000 as the length of the Performance Period bears to 12 months).

(b)	Change in Employment Status. The Committee shall have the discretion and authority to make adjustments to any Incentive Plan Award in circumstances where, during the Performance Period: (i) a Participant leaves the Employer and is rehired as a Participant; (ii) a Participant is hired, promoted or transferred into a position eligible for MIP participation; (iii) a Participant transfers between eligible MIP positions with different Incentive Percentages or Performance Goals; (iv) a Participant transfers to a position not eligible to participate in the MIP; (v) a Participant becomes eligible for an incentive from another incentive plan maintained by the Company or Related Affiliate; (vi) a Participant is on a leave of absence; and (vii) similar circumstances deemed appropriate by the Committee, consistent with the purpose and terms of the MIP; provided however, that the Committee shall not be authorized to increase the amount of the Incentive Plan Award payable to a Covered Employee that is intended to qualify for the Section 162(m) Exemption. If a Participant is on administrative suspension at the time payment would otherwise be made, payment shall be delayed until the matter is resolved by the Employer.

(c)	Committee Discretion. The Committee shall have the discretion to reduce, eliminate, or increase any Incentive Plan Award for any individual or group, to reflect individual performance and/or unanticipated factors, including but not limited to those described in Section 4.1(c). Notwithstanding the foregoing, and subject to the following sentence, with respect to the Incentive Plan Awards of Potential Covered Employees intended to qualify for the Section 162(m) Exemption, the Committee shall not increase such awards above the amount determined under the applicable formula for the Performance Period, or waive the achievement of applicable Performance Goals. In the event a Potential Covered Employee is determined at the end of the Performance Period not to be a Covered Employee, and to the extent it would not cause the Potential Covered Employee to become a Covered Employee, the Committee may exercise its discretion to increase the amount of such Potential Covered Employee’s Incentive Plan Award above the amount generated under the applicable formula for the Performance Period.

4.3.	Payment of Award.

(a)	Usual Timing. For any recipient subject to U.S. federal income tax, Incentive Plan Awards will be paid by the Participant’s Employer in cash or cash equivalent no later than two and one-half months after the later of (a) the end of the calendar year in which the applicable Performance Period ends or (b) the end of the Fiscal Year in which the Performance Period ends. The Committee may establish different payment schedules for different Participants. Notwithstanding the forgoing, it is contemplated that for any Performance Period ending on January 31, payment to recipients subject to U. S. federal income tax will be made by the following April 15. If any portion of an Incentive Plan Award payable to a Covered Employee that is intended to qualify for the 162(m) Exemption for any reason is not deductible under Section 162(m), payment of that portion shall, in the Committee’s discretion, be deferred until the earliest date it may be paid and deducted.

(b)	Certain Participants not Eligible. To be eligible for payment of any Incentive Plan Award, the Participant must (A) be employed by the Company or a Related Affiliate on the last day of the Performance Period to which the Incentive Plan Award pertains, except that in the event of a Participant’s death, the incentive Plan Award shall be prorated based upon the number of full payroll periods worked as a Participant during the Performance Period Prior to death, (B) have performed the Participant’s duties to the satisfaction of the Committee, (C) have not engaged in any act deemed by the Committee to be inimical to the best interest of the Company or a Related Affiliate; and (D) otherwise have complied with Company and Employer policies at all times prior to the actual payment of the Incentive Plan Award. If the Committee determines within twelve months following the date an Incentive Plan Award is paid that the recipient, prior to the date of payment of such Incentive Plan Award (i) engaged in any act the Committee deems inimical to the best interest of the Company or a Related Affiliate, or (ii) failed to comply with Company and Employer policies, the recipient of the Incentive Plan Award shall be obligated, upon demand, to return the amount of such Incentive Plan Award to the Employer that paid it.

5.    ADMINISTRATION

5.1.	Administration. The MIP shall be administered by the Committee. Subject to the provisions of the MIP, the Committee shall have full discretionary authority to administer and interpret the MIP, to exercise all powers either specifically granted to it under the MIP or as are necessary or advisable in the administration of the MIP, to decide the facts in any case arising under the MIP, to prescribe, amend and rescind rules and regulations relating to the MIP, to correct errors or omissions, to require performance reports on which it can base its determinations under Section 4.1, and to make all other determinations necessary or advisable for the administration of the MIP, all of which shall be binding on all persons, including the Company, Related Affiliates, the Participants (or any person claiming any rights under the MIP from or through any Participant), and any shareholder of the Company. The Committee’s administration of the MIP, including all rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company and its shareholders, Related Affiliates and all associates of any Employer, including Participants and their beneficiaries. A majority of the Committee shall constitute a quorum, and, provided a quorum is present, the Committee shall act pursuant to a majority vote of those present or by unanimous written consent. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the MIP or any Incentive Plan Award.

5.2.	Allocation and Delegation; Sub-Plans.

(a)	Allocation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members.

(b)	Delegation; Sub-Plans. Provided that the Committee shall not delegate authority or responsibility for Incentive Plan Awards of Potential Covered Employees intended to qualify for the Section 162(m) Exemption, the Committee may delegate all or any part of its responsibilities and powers under the MIP to one or more persons as the Committee deems appropriate, and may delegate responsibility and authority to such persons as it deems appropriate for establishing and administering sub-plans for such groups or classes of eligible associates as the Committee may specify. The Committee may authorize such delegates with respect to sub-plans to establish different Performance Periods, Performance Measures and Performance Goals and payment schedules thereunder, which may be modified as deemed appropriate by the delegate to conform to foreign law or practice.

(c)	Revocation. The Committee may at any time revoke any allocation or delegation.

6.    MISCELLANEOUS

6.1.	Amendment and Termination.

(a)	Amendment and Termination. The Board may at any time amend or terminate the MIP (in whole or in part) without the approval of the shareholders of the Company, except as otherwise provided in this Section 6.1. Neither the Company nor any Related Affiliate is obligated to continue this MIP.

(b)	Shareholder Approval. Any amendment to the MIP that changes the class of associates of an Employer eligible to participate, changes the Performance Goals, Performance Measures or increases the maximum dollar amount that may be paid to a Participant for a Performance Period shall not be effective with respect to Incentive Plan Awards to Covered Employees intended to qualify for the Section 162(m) Exemption unless the amendment is approved by shareholders as provided in Section 1.3 before the Incentive Plan Award is paid.

6.2.	Effect of Incentive Plan Awards on Other Compensation.

(a)	Not Taken into Account Under Other Plans. Awards shall not be considered eligible pay under other plans, benefit arrangements, or fringe benefit arrangements of the Company or a Related Affiliate, unless otherwise provided under the terms of other plans.

(b)	Compensation Reduction and Compensation Deferral Elections Apply to Incentive Plan Awards. To the extent provided in the applicable benefit or deferred compensation plan or arrangement of the Company or a Related Affiliate, amounts payable as Incentive Plan Awards will be reduced or deferred in accordance with the Participant’s compensation reduction election or compensation deferral election, if any, in effect under other plans and arrangements at the time the Incentive Plan Award is paid.

(c)	Sole Incentive Plan. Unless determined otherwise by the Committee, associates shall not be eligible to participate in the MIP for any period they are participating in any other incentive program maintained by the Company or any Related Affiliate.

6.3.	No Guarantee, No Funding. The payment of an Incentive Plan Award for any Performance Period does not guarantee any person eligibility for or payment of an Incentive Plan Award for any other Performance Period. Incentive Plan Awards shall be paid solely from the general assets of the Participant’s Employer, to the extent the payments are attributable to services for the Employer. To the extent any person acquires a right to receive payments from an Employer under the MIP, the right is no greater than the right of any other unsecured general creditor. No absolute right to any Incentive Plan Award shall be considered as having accrued to any Participant prior to the payment of the Incentive Plan Award.

6.4.	Tax Withholding. The Participant’s Employer shall have the right to deduct from all payments made under the MIP any federal, state or local taxes required by law to be withheld with respect to the payments. The Participant shall be solely responsible for the satisfaction of any federal, state, local or foreign taxes on payments under the MIP.

6.5.	Governing Law. The Plan and all rights to an Incentive Plan Award hereunder shall be construed in accordance with and governed by the laws of the State of Arkansas, except that any matters relating to the internal governance of the Company shall be governed by the General Corporation Law of the State of Delaware.

6.6.	Awards Not Transferable. Subject to Section 6.8, a Participant’s rights and interest under the MIP may not be assigned or transferred. Any attempted assignment or transfer shall be null and void and shall extinguish, in the Committee’s sole discretion, the Employer’s obligation under the MIP to pay Incentive Plan Awards with respect to the Participant.

6.7.	Employment. Neither the adoption of the MIP nor its operation shall in any way affect the rights and power of the Company or any Related Affiliate to dismiss or discharge any Participants. The MIP is not a contract between the Company or any Related Affiliate and any associate of the Company or Related Affiliate or Participant.

6.8.	Beneficiary. In the event of a Participant’s death prior to the payment of any Incentive Plan Award to which the Participant is otherwise entitled, payment shall be made to the Participant’s then-effective beneficiary or beneficiaries under the Employer-paid group term life insurance arrangement.

ADMITTANCE SLIP

2008 ANNUAL SHAREHOLDERS’ MEETING

Place: Bud Walton Arena University of Arkansas Campus Fayetteville, Arkansas	2008 ANNUAL SHAREHOLDERS’ MEETING REMINDERS
Time: June 6, 2008, 7:00 a.m. Casual dress is recommended. Photographs taken at the meeting may be used by Wal-Mart. By attending, you waive any claim or rights to these photographs.

1.    Please bring this admittance slip and a picture I.D. to gain access.

2.    Additional security precautions will be taken. Bags, purses, and briefcases may be subject to inspection. To speed the process, please bring only the essentials.

3.    Camcorders or video taping equipment are not allowed.

			C123456789

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000004

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE

BAR.

Proxies submitted by the Internet or telephone must be received by

11:00 p.m., Central Time, on June 5, 2008.

			Vote by Internet • Log on to the Internet and go to www.investorvote.com/wmt • Follow the steps outlined on the secured website.

Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within the United

    States, Canada & Puerto Rico any time on a touch tone

    telephone. There is NO CHARGE to you for the call.

  • Outside the US, Canada & Puerto Rico, call

    1-781-575-2300

    on a touch tone telephone. Standard rates will apply.

  • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.
1. The following persons are nominated for election to the Board of Directors of Wal-Mart, such election to be at the Annual Shareholders’ Meeting on June 6, 2008.

	For	Withhold	Abstain		For	Withhold	Abstain		For	Withhold	Abstain	+
01 - Aida M. Alvarez	☐	☐	☐	02 - James W. Breyer	☐	☐	☐	03 - M. Michele Burns	☐	☐	☐
04 - James I. Cash, Jr.	☐	☐	☐	05 - Roger C. Corbett	☐	☐	☐	06 - Douglas N. Daft	☐	☐	☐
07 - David D. Glass	☐	☐	☐	08 - Gregory B. Penner	☐	☐	☐	09 - Allen I. Questrom	☐	☐	☐
10 - H. Lee Scott, Jr.	☐	☐	☐	11 - Arne M. Sorenson	☐	☐	☐	12 - Jim C. Walton	☐	☐	☐
13 - S. Robson Walton	☐	☐	☐	14 - Christopher J. Williams	☐	☐	☐	15 - Linda S. Wolf	☐	☐	☐
Company Proposals — The Board of Directors recommends a vote FOR Proposals No. 2 and 3.
			For	Against Abstain					For	Against	Abstain
2. Approval of Management Incentive Plan, as amended and restated			☐	☐ ☐		3. Ratification of Ernst & Young LLP as Independent Accountants			☐	☐	☐
Shareholder Proposals — The Board of Directors recommends a vote AGAINST Proposals No. 4 through 11.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
4. Amend Equal Employment Opportunity Policy	☐	☐	☐	5. Pay-for-Superior- Performance	☐	☐	☐	6. Recoupment of Senior Executive Compensation Policy	☐	☐	☐
7. Establish Human Rights Committee	☐	☐	☐	8. Advisory Vote on Executive Compensation	☐	☐	☐	9. Political Contributions Report	☐	☐	☐
10. Social and Reputation Impact Report	☐	☐	☐	11. Special Shareholders’ Meetings	☐	☐	☐

Annual Shareholders’ Meeting

June 6, 2008

7:00 AM

Bud Walton Arena

University of Arkansas

Fayetteville, Arkansas

Electronic access to Wal-Mart’s future annual reports and proxy materials

Help Wal-Mart reduce expenses and eliminate bulky materials from your mail. Sign-up to receive Wal-Mart’s proxy statement and annual report to shareholders electronically. If you enroll in this service, we will e-mail the proxy statement and annual report to shareholders to your designated e-mail address, along with instructions that will enable you to cast your vote. To sign-up, access www.investorvote.com/wmt and follow the instructions indicated so that you will receive next year’s proxy statement and annual report to shareholders electronically.

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL SHAREHOLDERS’ MEETING OF WAL-MART STORES, INC. TO BE HELD ON JUNE 6, 2008 +
I have received the Notice of 2008 Annual Shareholders’ Meeting (the “Meeting”) to be held on June 6, 2008, and a Proxy Statement furnished by Wal-Mart Stores, Inc.’s (“Wal-Mart”) Board of Directors. I appoint S. ROBSON WALTON and H. LEE SCOTT, JR., or either of them, as proxies and attorneys-in-fact, with full power of substitution, to represent me and to vote all shares of Wal-Mart common stock that I am entitled to vote at the Meeting or any adjournments or postponements thereof in the manner shown on this form as to the matters shown on the reverse side of this form and in their discretion on any other matters that come before the Meeting or any adjournments or postponements thereof. If I participate in the Wal-Mart Profit Sharing and 401(k) Plan or the Wal-Mart Puerto Rico Profit Sharing and 401(k) Plan and I have a portion of my interest invested in Wal-Mart stock, I also direct the Retirement Plans Committee of the respective plan to take such actions necessary to vote my stock which is attributable to my interest in the manner shown on this form as to the matters shown on the reverse side of this form at the Meeting, and in its discretion on any other matters that come before the Meeting or any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The proxy holders cannot vote your shares unless you sign and return this card, vote by Internet, or vote by telephone.

If this proxy is signed and returned, it will be voted in accordance with your instructions shown on the reverse side. If you do not specify how the proxy should be voted, it will be voted FOR Proposals No. 1 through 3 and AGAINST Proposals No. 4 through 11.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS. If you vote by telephone or the Internet, it is not necessary to mail back this proxy card.

Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	+